As filed with the Securities and Exchange Commission on October 29, 2004.

Registration No.        -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USA CAPITAL FIRST TRUST DEED FUND, LLC

(Exact name of registrant as specified in governing instruments)

4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph D. Milanowski

4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sherwood N. Cook, Esq. and Robert C. Kim, Esq.

Kummer Kaempfer Bonner & Renshaw

3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, (702) 792-7000

Approximate date of proposed sale to the public:    As soon as practicable following effectiveness of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Limited-Liability Units	8,000	$5,000	$40,000,000	$5,068.00
Class B Limited-Liability Units	7,000	$5,000	$35,000,000	$4,434.50
Class C Limited-Liability Units	12,000	$5,000	$60,000,000	$7,602.00

(1)	The number of units being registered includes units offered under our distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated October 29, 2004

USA CAPITAL FIRST TRUST DEED FUND, LLC

UP TO 27,000 LIMITED-LIABILITY COMPANY UNITS FOR MAXIMUM PROCEEDS OF $135,000

USA Capital First Trust Deed Fund, LLC invests in loans that are secured by real property, or mortgage loans. Our manager, USA Capital Realty Advisors, LLC, will select the mortgage loans for us.

We are offering and selling to potential investors a maximum of up to 27,000 units at $5,000 per unit, where the units offered will be designated as either Class A Units, Class B Units or Class C Units. You must purchase a minimum of two units for $10,000 and you may not purchase any fractional units under our distribution reinvestment plan. This offering includes units to be issued under our distribution reinvestment plan.

	PRICE TO PUBLIC	SALES COMMISSIONS FROM THE FUND	PROCEEDS, BEFORE EXPENSES
Price Per Unit	$5,000	$0	$5,000
Total Maximum	$135,000,000	$0	$135,000,000

The units are being offered through USA Securities, LLC, an affiliate of our manager who may engage non-affiliated broker-dealers for the offer and sale of our units. Sales commissions of up to 3.0% per unit will be paid by our manager and, as a result, will not be deducted from the proceeds of this offering. As there is no minimum offering amount, we will have immediate access to the proceeds of this offering and will continue to sell up to 27,000 units. This offering will terminate on the earlier of the expiration of our registration, the date on which all of the units have been sold or on such earlier date as determined by our manager.

The most significant risks to an investment in our units include:

•	Risks related to lack of diversification in terms of borrowers and geographic location of the collateral underlying the loans;

•	Conflicts of interest for our manager and its affiliates as a result of the receipt of substantial fees related to this offering and our management, the involvement with other entities in the mortgage loan and other industries, the ability to purchase and sell loans from and to affiliates and the affiliation with USA Securities, LLC;

•	Total reliance on and the payment of substantial fees to our manager, which is beneficially owned, in part, by our management team;

•	Ability to revise our investment policies and strategies without the prior approval of investors;

•	Origination of riskier investments due to the loan brokerage commissions payable to our manager’s affiliate;

•	Recent organization and lack of significant assets, operating history and financing sources;

•	Lack of liquidity due to the absence of a public market;

•	Restricted right to sell or transfer your units due to the terms of our operating agreement and the ability of our manager to withhold, in its sole discretion, its consent to such transfer;

•	Absence of insurance or guarantees by any governmental agency or private mortgage insurance company;

•	Restricted right to sell or transfer your units due to the terms of our operating agreement and the ability of our manager to withhold , in its sole discretion, its consent to such transfer;

•	Lack of liquidity due to the absence of a public market;

•	Ability to borrow up to 50% of the fair market value of our outstanding mortgage loans which may force us to use cash flow to service the debt and, as a result, limit the amount of distributions to investors;

•	Lack of independent appraisals for certain loans;

•	Risks related to investments in commercial loans, acquisition loans, construction loans and residential and commercial development loans; and

•	Tax risks, such as the need to pay taxes on income allocated by us and our failure to remain qualified as a partnership for federal income tax purposes.

An investment in our units involves a high degree of risk. You should only invest in our units if you can afford a complete loss of your investment. You should read the complete discussion of the risk factors beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences that may flow from an investment in our units is not permitted.

USA SECURITIES, LLC

[INSIDE FRONT COVER]

CALIFORNIA RESIDENTS:

In order to participate in this offering, residents of California must:

•	Have a minimum net worth (without including an investor’s home, home furnishings and automobiles) of $60,000 and an annual gross income of at least $60,000; or

•	Have a minimum net worth (exclusive of home, furnishings and automobiles) of $225,000; or

•	Be purchasing in a fiduciary capacity for a person meeting the requirements of either of the qualifications above.

In addition, the investment must be less than 10% of the net worth of persons who do not meet the minimum net worth requirement of $225,000.

RESIDENTS OF ALL OTHER STATES:

In order to participate in this offering, residents of all other states in which this offering has been qualified or registered must:

•	Have a minimum net worth (without including an investor’s home, home furnishings and automobiles) of $45,000 and an annual gross income of at least $45,000; or

•	Have a minimum net worth (exclusive of home, furnishings and automobiles) of $150,000; or

•	Be purchasing in a fiduciary capacity for a person meeting the requirements of either of the qualifications above.

NEW YORK RESIDENTS:

This offering is subject to the following legend:

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS

NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.

ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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SUMMARY	1

RISK FACTORS	11

RISKS RELATED TO THIS OFFERING	11

Until we have placed $100 million in units, we will not be subject to any borrower diversification restrictions and, as a result, will be adversely affected if our limited number of borrowers experience financial difficulties or if the economic conditions deteriorate in regions where the properties securing our loans are located.	11

Since USA Securities, LLC is an affiliate of our manager, USA Securities, LLC may have a conflict of interest in performing due diligence on the validity of the statements contained in this prospectus.	11

In the event that our manager purchases units in this offering, the relative ownership interests of unaffiliated investors will be diluted.	11

RISKS RELATED TO THE MANAGEMENT OF USA CAPITAL FIRST TRUST DEED FUND	11

Since our manager, which is controlled by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton, and its affiliates, will receive substantial fees in performing services in this offering and in conducting our operations, our manager will face conflicts of interest that may adversely impact our financial results.	11

Our manager may spend time on other activities, which could have a negative impact on our operations or result in diminished profitability.	12

Since our manager makes all investment and management decisions, you should only purchase our units if you are comfortable entrusting our manager to make all decisions regarding the projects that will be financed with the proceeds of this offering.	12

Our manager may change our investment and operating policies without a vote of investors, which may cause us to purchase or invest in underperforming loans.	13

Investors must rely on our manager to ensure that the Fund complies with its investment objectives and policies.	13

Since there were no arms-length negotiations for the compensation payable to our manager and its affiliates, the compensation may not be on terms favorable to us or our investors.	13

The fees, compensation, income, distributions or other payments made by us and third parties to our manager and its affiliates are not subject to any caps or ceilings.	13

Because our manager and its officers may not be as familiar with borrowers, properties and the local market conditions with respect to loans secured by properties located outside Nevada, our investors may incur greater risk when loans are made to borrowers or our properties located outside of Nevada.	13

Our business, financial condition and results of operations could be adversely affected if our manager fails to retain its key officers and equity holders.	14

Due to the discretion of our manager in determining whether, when and in what amounts an under-performing loan will be written down, the investments of all investors may be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio and may decrease the amount that we would pay to an investor who submits a notice of withdrawal.	14

RISKS RELATED TO AN INVESTMENT IN USA CAPITAL FIRST TRUST DEED FUND	14

With respect to our fractional interests in mortgage loans, we may not be able to exercise control over the enforcement of such loans if they become impaired or non-performing.	14

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Since the preferred returns payable to investors are only contractual rights to receive said returns, there is no assurance that we will generate sufficient cash flow from operations to fund the payment of the preferred returns to investors.	14

Since we have a limited operating history and since our manager has a limited operating history, you may not have sufficient information to determine whether we will be able to implement our plan of operation.	15

In the event that a borrower defaults and we are unable to recover from a principal or affiliate of a borrower that guaranteed the loan, we would be less likely to recover the full amount of a delinquent loan, which would affect our profitability.	15

Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.	15

There is no public market for our units, so investors may be unable to dispose of their investment.	15

Since investors are restricted from transferring their units and will have limited rights to redeem their units or withdraw from USA Capital First Trust Deed Fund, investors should expect to hold their units for an indefinite period of time.	15

Since we fix an investor’s preferred return at the time of investment and due to the constantly changing economic conditions related to interest rates, the preferred returns paid to the investors of the same class may vary, and, in some instances, the preferred returns paid to any one investor may be less than the returns paid to a current or future investor of a class with a shorter holding period.	16

Since our manager’s underwriting criteria is based upon the terms set forth in the section entitled “Investment Objectives and Policies,” such criteria may cause us to purchase or invest in underperforming loans.	16

We may experience a material adverse effect if the construction management firm we propose to use fails to properly perform its duties related to the administration of the loans and the payment of amounts due to subcontractors or material providers.	16

Your ability to submit a notice to withdraw from USA Capital First Trust Deed Fund is subject to limitations, and these limitations may result in the denial of your request to withdraw.	16

In the event we are not able to leverage our loan portfolio through the creation of a credit line secured by some or all of our mortgage loans, we may not be able to maximize the return on our loans.	17

Since we intend to leverage our portfolio by obtaining a credit line of up to 50% of the fair market value of our outstanding mortgage loans and secured by some or all of our mortgage loans, we may lose some or all of our assets if we are unable to repay this credit line.	17

Since our manager will rely on appraisals or alternative measures to determine the fair market value of the real property securing our loans, any error in the appraisal or subsequent events that adversely affect the fair market value of the real property may render our loans under-secured.	18

As we invest the proceeds of this offering in short-term certificates of deposit, money market funds or other liquid assets prior to using the funds to originate loans, we may receive a lower return from our proceeds and, as a result, may experience a decrease in profitability and in the amount of distributions to you.	18

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In the event that a property securing one of our loans is subject to an act of terrorism, war, earthquake, flood, mudslide, act of God or similar events for which we either cannot obtain insurance or are not economically insurable, we may suffer a loss of principal and interest on a loan.	18

Since many of our loans provide for payments of interest only during the term and a balloon payment at the end of the term, we run the risk that a weak real estate market will prevent our borrowers from refinancing or selling their properties and, as a result, repaying our loans.	19

Leasehold financing may harm our operations if a borrower, who is the owner of the right to develop or use the underlying real property under a long-term ground lease, defaults under the ground lease since the termination of the ground lease would render our security interest worthless and leave us as an unsecured creditor.	19

Since many of our loans are secured by properties located in Arizona, California and Nevada, a downturn in the economies and real estate markets of Arizona, California and Nevada would reduce the value of these properties and, in turn, would adversely impact our profitability.	19

RISKS RELATED TO OUR INDUSTRY	19

The mortgage lending business is highly competitive and we will compete for the availability of secured loans with our manager, its affiliates and investors unrelated to us and others in the mortgage lending business.	19

If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected.	19

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender’s advertising and marketing efforts, could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability.	20

If one of our loans is found to be usurious, we may become subject to penalties and our profitability could be materially impacted.	20

RISKS PARTICULAR TO DEVELOPMENT AND CONSTRUCTION LOANS	20

Since the construction and development market is competitive, our borrowers may have to lower prices in order to maintain sales, which, in turn, would adversely affect the ability of our borrowers to repay our loans.	20

Increased interest rates, tighter credit, over development of residential homes and commercial property and adverse economic conditions will most likely result in increased standing inventory for our borrowers, which, in turn, would adversely affect the ability of these borrowers to repay our loans.	20

The failure of a borrower to complete a development, or our failure to locate a substitute builder to complete a development, may adversely affect the profitability of the development and result in lower returns to us, if any.	21

In the event that the residential or commercial real estate markets are unable to absorb additional homes or commercial space, respectively, our borrowers may not receive the projected cash flow from the sale of additional homes or the lease of new retail space and, as a result, may not have sufficient funds to repay their obligations to us.	21

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In the event our borrowers are unable to timely complete their developments due to factors that traditionally affect construction, our borrowers may not be able to satisfy their obligations to us in a timely manner, if at all.	21

In the event that a borrower fails to obtain the requisite permits or entitlements for a property, the borrower risks increased costs associated with development and a diminished market value for the property, which, in turn, adversely affect the value of our collateral.	21

The failure of local authorities to grant approvals related to building on unimproved land, or the imposition of a moratorium on building on unimproved land, would reduce the market value of the projects securing our loans.	22

If our borrowers are charged with unanticipated assessments relating to utilities or infrastructure, or if our borrowers are unable to obtain commitments from municipalities for utilities or infrastructure, our borrowers will achieve a reduced return on their developments and may not have sufficient funds to repay our loans.	22

RISKS RELATED TO AN INVESTMENT IN REAL ESTATE	23

Since real estate investments are relatively illiquid investments, we may not be able to dispose of certain investments in response to changes in economic and other conditions.	23

If the properties that secure our loans contain, or become contaminated with, toxic or hazardous substances, the value and the marketability of these properties will decrease, the ability of our borrowers to repay our loans will likely decrease and our profitability may decrease.	23

In the event we invest in real estate located outside of the United States, we will be faced with the uncertainty of these foreign real estate markets and the uncertainty associated with enforcing obligations and foreclosing on real property.	23

Some of our loans may be non-recourse to the borrower, which, in the event of a foreclosure, may prevent us from obtaining the outstanding principal balance on the mortgage loan.	24

FEDERAL INCOME TAX RISKS	24

Since investors may be allocated income without receiving cash distributions with which to pay any associated taxes and since our manager expects that our income will be unrelated business taxable income, our investors may experience additional tax liability and other tax risks as a result of their investment in this offering.	24

Since we have not requested a ruling with respect to our classification as a partnership, your cash flow and distributions will be reduced if we are subsequently taxed as a corporation.	24

The audit of our books and records by the Internal Revenue Service could result in an audit of your tax returns.	24

Your tax return may be adveresely affected by any inconsistencies between federal, state and local tax rules.	24

TERMS OF THE OFFERING	25

PLAN OF DISTRIBUTION	28

LEVERAGING THE PORTFOLIO	29

USE OF PROCEEDS	30

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SUMMARY

The following is a summary and does not contain all the information that may be important to you. Before you invest in our limited-liability company units, or units, you should read this entire prospectus carefully, including the section entitled “Risk Factors,” beginning at page 11, and the Index to Financial Statements, beginning at page F-1.

USA Capital First Trust Deed Fund, LLC

We were organized on February 16, 2001, as a Nevada limited-liability company. In this prospectus, we refer to ourselves as “USA Capital First Trust Deed Fund,” “we,” “us” or “our.”

We are in the business of investing in entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments. Although the real property securing our investments are located primarily in the United States, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. We purchase entire or fractional interests in mortgage loans when we have cash available to make loans, but do not have any suitable investments that meet our investment guidelines. In this regard, we purchase entire or fractional interests in mortgage loans that meet our investment guidelines from third parties, such as USA Commercial Mortgage Company, affiliates of USA Commercial Mortgage Company and persons for whom USA Commercial Mortgage Company has previously brokered mortgage loans. Mortgage loans purchased from these parties do not involve any additional fees payable to USA Commercial Mortgage Company or its affiliates and are purchased for cash at par, i.e., the amount outstanding under the mortgage loan at the time of purchase. We are not limited in the amount of loans we may purchase from affiliates or third parties.

Our investments are not insured or guaranteed by any governmental agency or private mortgage insurance company. We select our investments pursuant to a set of guidelines that are designed to ensure the sufficiency of the real property given as security for the loans. We may also refer to loans that are secured by real estate as “mortgage loans,” even though the loans may actually be secured by a deed of trust. As of June 30, 2004, we have invested in 18 mortgage loans. Our primary investment objective is to generate and distribute cash flow from our operations.

Our offices are located at 4484 South Pecos Road, Las Vegas, Nevada 89121, and our telephone number is (702) 734-2400. Our manager is USA Capital Realty Advisors, LLC, a Nevada limited-liability company, which was organized on January 18, 2001. Its offices are located at 4484 South Pecos Road, Las Vegas, Nevada 89121, and its telephone number is (702) 734-2400.

Summary Risk Factors

Before you invest, you should consider the complete discussion of the risks associated with an investment in our units in the section entitled “Risk Factors,” which begins on page 11 of this prospectus.

The following are some of the significant risks concerning your investment:

•	There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of our units are restricted by our operating agreement and the ability of our manager to withhold its consent with respect to a proposed transfer of units. Consequently, investors will have a difficult time trying to obtain cash for their units.

•	We rely entirely on our manager for the day-to-day management of our business and the selection of our loans. Our manager is beneficially owned by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton.

•	We may pay USA Capital Realty Advisors, LLC, our manager, substantial fees related to our assets under management and our operations. In addition, affiliates of our manager will receive additional fees related to this offering and our operations. As a result of the fees payable to our manager and its affiliates, there is an incentive to recommend riskier mortgage loans.

•	The relationships between our manager and its affiliates, the engagement by our manager and its affiliates in business activities involving mortgage loans and other industries, the ability to purchase and sell mortgage loans from and to affiliates and the affiliation with USA Securities, LLC will result in conflicts of interest.

•	If we do not remain qualified as a partnership for federal income tax purposes, we will be subject to the payment of tax on our income at corporate rates, which will reduce the amount of funds available for payment of distributions to you and may change the tax treatment of such distributions.

•	We will not permit a member to redeem units to the extent that such redemption would cause more than 10% of the total units outstanding to be redeemed in a single year.

•	If we do not sell the maximum of 27,000 units, our loan portfolio may not be diversified. Although we expect that no one loan will exceed 25% of our loan portfolio once $100,000,000 in units have been sold in this offering, if we fail to sell the maximum number of units, we will only be able to invest in a small amount of mortgage loans. As of June 30, 2004, we have made a large proportion of our loans to three borrowers and have a majority of our total portfolio value invested in loans secured by real property located in California and Arizona.

•	Any borrowing by us under a line of credit will require us to comply with, among other things, debt service requirements and debt covenants and require that we pledge our mortgage loans as collateral, and, as a result, increase the risks related to your investment. In addition, the debt service associated with such a line of credit will restrict our ability to make distributions to investors.

•	Real estate-related investments are subject to cyclical economic trends, which are out of our control.

•	As an alternative to independent appraisals, we may rely on management’s alternative methods to determine the sufficiency of the loan to value ratios, these alternative methods include a brokers opinion of value or other similar information. As of June 30, 2004, 19% of our total outstanding mortgage loan portfolio, has been valued using alternative methods.

•	We were formed on February 16, 2001 and, as of the date of this prospectus, have limited assets and a brief operating history.

•	Our manager has the ability to revise our investment policies and strategies without the prior approval of investors.

•	Since we make or purchase entire or fractional interests in commercial loans, land loans, construction loans and residential and commercial development loans, there are risks associated with each type of loan.

•	In the event we allocate income to investors, but do not distribute sufficient cash to pay the associated taxes, investors will be required to pay such associated taxes themselves without receiving a distribution of cash from us to pay such taxes.

This Offering

We are offering for sale a maximum of up to 27,000 limited-liability company units at $5,000 per unit. As will be described herein, the 27,000 units will be issuable as 8,000 Class A Units, 7,000 Class B Units and 12,000 Class C Units, where the classes of units differ in terms of the required holding period and the annual preferred return. These units include units issuable under our distribution reinvestment plan. You must purchase a minimum of two units for $10,000 and designate the desired class for your units.

Previously, through our Registration Statement filed on Form S-11, as amended (File No. 333-59362), we registered an aggregate of 24,000 membership units at a purchase price of $5,000 per membership unit. That offering expired on November 8, 2004.

With respect to the proposed use of proceeds, we propose to allocate up to approximately 1% of the gross proceeds toward the establishment of cash reserves necessary to meet our unexpected cash needs, including such cash needs as may arise if one of our loans goes into default. If we obtain a line of credit, we might decrease our reserves. We propose to invest the balance of the gross proceeds in mortgage loans pursuant to our investment objectives and policies. Since our manager pays our organizational and offering expenses, including the selling commissions of up to 3% with respect to the placement of our units, we have only deducted the amounts set aside for our cash reserves and our manager’s fee from the gross proceeds of this offering. Accordingly, upon the assumption that we place the maximum number of units pursuant to this offering, we estimate that we will have net proceeds of $131,625,000 available for investment in mortgage loans from this offering.

As of July 31, 2004, we have issued, net of redemptions and including reinvestments, 5,007.7985 units representing a capitalization of $25,038,992.50, where such units consist of 2,069.7696 Class A Units, 596.0795 Class B Units, 2,341.9494 Class C Units and 10.0000 Class D Units.

Investor Suitability

To invest in our units, you must meet one of the following investor suitability standards depending upon your state of residence:

If a resident of California, you must:

•	Have a net worth, exclusive of home, home furnishings and automobiles, of at least $60,000 and a minimum annual gross income of at least $60,000, where the investment must not represent 10% or more of your net worth; or

•	Have a minimum net worth of at least $225,000.

If a resident of any other state in which this offering has been qualified or registered, you must:

•	Have a net worth, exclusive of home, home furnishings and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or

•	Have a minimum net worth of at least $150,000.

In addition to the foregoing suitability standards, you will have to make additional representations to us before we determine that the investment in our units is suitable for you. These additional representations are described in the section entitled “Investor Suitability Standards.”

To Purchase Units

To purchase units, you must complete and sign our subscription agreement, make the representations and warranties included in that agreement and deliver it to us, together with payment for the number of units specified in the subscription agreement. In addition, as part of the subscription agreement, you are required to select from one of three classes, Class A, Class B and Class C, for your units and to elect whether to receive or reinvest periodic distributions of cash. Your selection of the class for your units will establish the relevant holding period and the relevant preferred rate of return for the units you purchase. Your election on periodic cash distributions is for the purposes of determining whether you will receive your cash distributions or whether you will reinvest your cash distributions toward the purchase of additional whole or fractional units, whichever is applicable.

We reserve the right to accept or reject your subscription in whole or in part. Our acceptance of your subscription agreement is effective when we countersign it, for the number and class of units we set forth next to our signature. If we do accept your subscription agreement, we will provide you with a confirmation of the number and class of units you have acquired. Investors can only become members, however, on the first or fifteenth day of the month. Monthly distributions begin to accrue on the first business day that an investor becomes a member. Because our units are not certificated, you should not expect a unit certificate from us. If we do not accept your subscription, your purchase payment will be returned to you, without interest, within 30 days of our non-acceptance.

Limited-Liability Company Units; Classification of Units

Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send an executed redemption or transfer form to us. We will provide the required redemption form to you upon request.

Upon your subscription for units, you will be asked to select a class for the units you will be purchasing, where your selection is subject to the approval by our manager. You will be able to choose from one of three classes, Class A Units, Class B Units or Class C Units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units.

The relevant holding periods and preferred returns for the Class A Units, the Class B Units and the Class C Units are:

CLASS	HOLDING PERIOD	PREFERRED RETURN (IF FUNDS ARE AVAILABLE)
Class A Units	12 months	9% per annum
Class B Units	24 months	10% per annum
Class C Units	36 months	11% per annum

The holding periods dictate the minimum length of your investment and the period of time after which you may request a withdrawal from USA Capital First Trust Deed Fund without the payment of an early redemption fee. The preferred returns for each class relate to the right of members to receive a specified allocation of distributions from us and are “preferred” in that the returns are paid before we make any other distributions to members. Although the preferred return for each class is an annual rate that we propose to pay monthly, there is no assurance that we will generate sufficient cash flow from operations to pay the preferred returns on a monthly basis, if at all. As a result, the preferred returns payable to investors do not represent guaranteed payments, and the returns paid to investors may actually be less than the stated preferred returns payable to investors.

The preferred return for each class will be determined by our manager, in its sole discretion, at the time each subscription for units is accepted by our manager. Although the preferred return for any unit is established at the time of subscription or renewal and fixed throughout the applicable holding period for the unit, the preferred return for each class is subject to change, from time to time, by our manager for any unit issued as of another date and will be applicable only to such units of the same class issued on the same date. Accordingly, since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the preferred returns for the classes will be maintained for units issued only as of any one date and may vary for units of the same class issued as of different dates.

In terms of the payment of the preferred returns, we propose to pay the annual preferred returns on a monthly basis from the interest we earn and collect on our mortgage loans. In addition, we will pay preferred returns to holders of Class A Units, Class B Units and Class C Units from the interest income received from our investments and other cash-on-hand on a cascading basis, whereby:

•	Members holding Class A Units, Class B Units and Class C Units are paid, as a group, an amount equal to the preferred return payable to them as if they held Class A Units; then

•	Members holding Class B Units and Class C Units are paid, as a group, an amount equal to the difference between the preferred return payable to them as if they held Class B Units and the preferred returns previously paid to them as if they held Class A Units; and

•	Members holding Class C Units are paid, as a group, an amount equal to the difference between the preferred return payable to them and the preferred returns previously paid to them as if they held Class B Units.

The payment of any preferred returns shall be limited by the requirement that any prior preferred returns that have accrued, but have not been paid, are paid in full to members prior to the distribution of any subsequent preferred returns to members.

In addition to allocating profits to members in the amount of their preferred returns, we will allocate any additional profits and all losses, after paying preferred returns, to our members as follows: 40% to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% to members holding Class D Units, as a group. Our manager is the sole holder of Class D Units.

You may change the classification of your units only upon the submission of a form of request for change of classification, as provided in Exhibit C to our operating agreement, to our manager within 61 days prior to the expiration of the relevant holding period and upon the approval of your request by our manager, where such approval may be withheld in its sole discretion. You may not change the classification of your units to Class D Units. In addition, upon the expiration of your holding period and in the event that you do not elect to change your classification or have your investment redeemed, your units will be rolled over for the same holding period, but will reflect the then applicable preferred return for your class of units.

The preferred return for any new or rolled over units may change, from time to time, in the sole and absolute discretion of our manager. In making a determination to adjust the preferred returns for our units, our manager will consider, among other things, demand for our units, interest rates earned on our mortgage loan portfolio, fluctuations in interest rates and mortgage rates, general conditions of the real estate market, and general national and local economic conditions.

Distribution Reinvestment Plan

Upon your subscription for units, you must elect whether to have your distributions, including your preferred returns, paid to you or reinvested for the term of your holding period. If you seek to change how your distributions are handled, our manager must receive, at least five days prior to the effective date of your requested change, a form of distributions notice that is provided as Exhibit A to our operating agreement. Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making distributions to investors who have elected to reinvest their distributions in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code of 1986, or the Internal Revenue Code, and the Employee Retirement Income Security Act of 1974, or ERISA.

If you elect to reinvest your distributions, the distributions to be paid to you will be applied toward the purchase of whole or fractional units, whichever is applicable, in the amount thereof. The additional units issued will be of the same class and will bear the same preferred return as the underlying units. We will retain your reinvested distributions for investing in further mortgage loans or for other proper purposes. The distributions from these further loans will be allocated among all investors; however, if you reinvest your distributions, you will be credited with a larger proportionate share of distributions than investors who receive monthly distributions since the amount that you have invested with us will have increased relative to the amounts invested by investors who do not reinvest their distributions.

If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not actually receive any distributions from us. In our sole discretion, we may terminate the distribution reinvestment plan at any time.

Our Manager and its Affiliates

Our manager, USA Capital Realty Advisors, LLC, is managed by USA Investment Partners, LLC. USA Investment Partners, LLC is managed by Thomas A. Hantges and Joseph D. Milanowski and is owned by Thomas A. Hantges (57%), Joseph D. Milanowski (38%) and Paul S. Hamilton (5%).

Through the common control of Messrs. Hantges, Milanowski and/or Hamilton, our manager is affiliated with USA Commercial Mortgage Company, USA Commercial Real Estate Group and USA Securities, LLC. USA Commercial Mortgage Company is a direct real estate lender and provides us with administrative services and physical facilities. USA Commercial Real Estate Group is a licensed real estate broker and provides us with real estate brokerage services. USA Securities, LLC is a member of the NASD and serves as the placement agent for this offering.

For additional information on the relationships involving our manager and its affiliates, including an affiliated entity chart, please see the section entitled “Certain Relationships and Related Transactions.”

Compensation to our Manager and its Affiliates

Our manager and its affiliates are entitled to receive certain fees for performing services in this offering and conducting our operations. All of the fees paid to our manager and its affiliates will fall within one of the following categories:

•	Loan brokerage fees paid by borrowers to USA Commercial Mortgage Company;

•	Legal fees for loan documentation services paid by borrowers to USA Commercial Mortgage Company;

•	Miscellaneous fees paid by borrowers to our manager, such as reconveyance fees, demand fees, copy fees and messenger service fees;

•	Asset management and loan servicing fees paid by us to our manager for administering our mortgage loans;

•	Real estate brokerage fees on resales of foreclosed property paid by us to USA Commercial Real Estate Group;

•	Early withdrawal fee paid by an investor who has received approval from our manager to withdraw prior to the expiration of the investor’s applicable holding period;

•	Early termination fee paid by us to our manager in the event USA Capital Realty Advisors, LLC is removed as our manager for any reason other than for cause; and

•	Selling commissions on the sale of our units offered through this prospectus, paid by our manager to USA Securities, LLC or its selected dealers.

There are no caps or ceilings on the total amount of the above fees, compensation, income, distributions or other payments that may be made to our manager or its affiliates.

Loan Brokerage Fees

The loan brokerage fee related to selecting, obtaining, processing, making and/or brokering our mortgage loans will be equal to an effective rate of 2%-5% of each loan per annum, depending on local market conditions. The effective rate is calculated by modifying the actual loan brokerage fee in light of the length of the loan. For example, if the actual loan brokerage fee is 6% and the term of the loan is 18 months, the effective loan brokerage fee would equal 4% per annum. The loan brokerage fee is generally paid by the borrower to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan. However, in the event of an extension or renewal of a mortgage loan, the borrower will be required to pay an additional loan brokerage fee to USA Commercial Mortgage Company.

Legal Fees for Documentation Services

Documentation of some of our loans will be prepared by the general counsel for USA Commercial Mortgage Company. The borrower under such loans will pay those legal fees.

Miscellaneous Fees

Miscellaneous fees are paid by our borrowers to our manager in connection with servicing our investments. These miscellaneous fees include the following:

•	Reconveyance fees for preparing and signing reconveyances to release encumbered property in whole or in part from us upon receipt of appropriate payment;

•	Demand fees for preparing demand statements to escrow for whole or partial payoffs of our investments;

•	Copy fees for providing copies of all necessary documents to borrowers, etc.; and

•	Messenger services fees for delivery of loan-related documents to appropriate parties.

The above list of fees is not all-inclusive and our manager may charge additional miscellaneous fees to the borrower for any other reasonable charges that are incurred in connection with servicing the loans.

Asset Management and Loan Servicing Fee for Administering Loans

The asset management and loan servicing fee is paid to our manager for administering our loans. This fee is 1.5% per annum of our assets under management, payable monthly at a rate of 0.125% of our assets under management as of the last day of each calendar month. Our assets under management include our total capital, including cash, notes (at book value), real estate owned (at book value), accounts receivable, advances made to protect loan security and any of our other assets valued at fair market value. Unless waived, the asset management and loan servicing fee is paid on or before the 15th day of each calendar month with respect to assets under management as of the last day of the immediately preceding calendar month.

Real Estate Brokerage Fees on Resales of Foreclosed Property

If we acquire property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker for the sale of such property. In such case, USA Commercial Real Estate Group will earn a competitive brokerage commission, where such commission shall range from 3%-6%, depending upon the recent real estate brokerage fees earned for similar transactions in the applicable real estate market.

Early Withdrawal Fee

Our manager, in its sole and absolute discretion, may allow an investor to withdraw from USA Capital First Trust Deed Fund prior to the expiration of the investor’s applicable holding period on the condition that the investor pay an early withdrawal fee equal to 5% of the investor’s original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.

Early Termination Fee

USA Capital Realty Advisors, LLC is entitled to an early termination fee equal to 1.5% of our assets under management in the event that it is removed as our manager, for any reason other than for cause.

Selling Commissions for Units Sold

Our units will be offered and sold on a best efforts basis, and our manager has agreed to pay a selling commission of up to 3.0% of each unit sold. Although no selling commissions will be earned with respect to any units purchased through reinvestment, USA Securities, LLC or its selected dealers will earn commissions on units where the investor has elected to roll over his or her investment for an additional holding period.

USA Securities, LLC, an NASD member, is owned by Joseph D. Milanowski and Paul S. Hamilton, 60% and 40%, respectively. USA Securities, LLC, as our placement agent, may engage non-affiliated broker-dealers to act as selected dealers for the offer and sale of our units. All selected dealers will be registered or licensed broker-dealers who are members in good standing of the NASD.

Conflicts of Interest

Our manager faces various conflicts of interest resulting from its activities, including the following:

•	Our manager and USA Commercial Mortgage Company will receive substantial fees for obtaining, processing, making, brokering, managing and selling our mortgage loans, as well as for other services. The terms of these transactions have not been determined by arms-length negotiations.

•	USA Commercial Mortgage Company’s compensation is based on the volume and size of the mortgages selected for us and not the subsequent performance of such mortgage loans. As a result, our interests may diverge from those of our manager, USA Investment Partners, LLC, USA Commercial Mortgage Company and Messrs. Hantges, Milanowski and Hamilton, the indirect controlling principals of our manager, in deciding whether we should invest in a particular loan.

•	USA Commercial Mortgage Company will be receiving loan brokerage fees from borrowers based upon an effective rate of 2%-5% per annum of the principal amount of each loan. Because USA Commercial Mortgage Company receives loan brokerage fees, our interests will diverge from those of our manager and its indirect controlling principals, Messrs. Hantges and Milanowski, when our manager determines whether to charge higher interest rates and risk losing fees from the loans.

•	Pursuant to our operating agreement, our manager is only required to allocate such time as is reasonably required to manage our operations. Accordingly, our manager must allocate its time between our activities and its other activities. These other activities include serving as the manager of other existing funds, including USA Capital Diversified Trust Deed Fund, LLC, USA Capital Institutional High Income Fund, LLC, USA Capital Secured Income Fund, LLC, Tanamera Resort Partners, LLC and South Meadows Apartments, LLC and may include acting as manager or general partner of, or adviser to, such other funds with objectives similar to ours. Factors considered in prioritizing opportunities of our manager include, among others, such fund’s liquidity and the composition of other loans currently in such fund’s portfolio. Our manager is not able to estimate the amount of time it will allocate to the management of our operations.

•	Messrs. Hantges, Milanowski and Hamilton indirectly beneficially own our manager.

•	USA Securities, LLC is an affiliate of our manager and, as a result of this affiliation, may have a conflict of interest in performing a “due diligence” investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. Since a due diligence investigation assists in verifying the information provided in a prospectus, the fact that no independent dealer will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect that the purchase of units will have on individual retirement accounts, or IRAs, and retirement plans subject to ERISA and the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read this section of the prospectus very carefully.

Operating Agreement

Your relationship with USA Capital First Trust Deed Fund and our manager will be governed by our operating agreement, a copy of which is attached hereto as Appendix A. Some of the significant features of our operating agreement are as follows:

•	We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to the capital accounts of all of our investors. Neither the percentage of units you own nor your total number of units will be a significant factor in this determination.

•	In this prospectus, when we refer to a greater than 50% ownership interest in the units, we mean any investor who holds more than 50% of the outstanding units. The vote of investors holding more than 50% of the outstanding units can bind all of our investors on fundamental matters affecting all investors. If such a vote occurs, you will be bound by the vote of investors holding more than 50% of the outstanding units even if you voted against the investors holding more than 50% of the outstanding units.

•	Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton own 100% of USA Investment Partners, LLC, which is the manager of our manager. Accordingly, Messrs. Hantges, Milanowski and Hamilton may be deemed to have indirect control of the conduct of our business, subject to the rights of any investor holding more than a 50% ownership interest in the USA Capital First Trust Deed Fund, LLC as described above and elsewhere in this prospectus.

Our operating agreement is discussed in more detail in the section entitled “Summary of Operating Agreement.” If any statements in this prospectus differ from our operating agreement, you should rely on our operating agreement.

Tax Considerations

We expect that we will be treated as a partnership for federal income tax purposes. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in our units.

RISK FACTORS

An investment in our units involves a number of risks. You should carefully consider the following risks and other information in this prospectus before purchasing our units.

RISKS RELATED TO THIS OFFERING

Until we have placed $100 million in units, we will not be subject to any borrower diversification restrictions and, as a result, will be adversely affected if our limited number of borrowers experience financial difficulties or if the economic conditions deteriorate in regions where the properties securing our loans are located.

Until such time as $100 million in units has been sold, none of our individual investments in mortgage loans will exceed $20 million. However, we will not be subject to any borrower diversification restrictions. Thus, while we are still selling units, most or even all of our available funds may be invested in loans made to only a limited number of borrowers. As of June 30, 2004, mortgage loans to three borrowers represented 39% of our total portfolio value. Once we have sold $100 million in units, we will be subject to the loan diversification requirements described elsewhere in this prospectus. Until such time, our profitability can be adversely impacted if our limited number of borrowers experience financial difficulties or if the economic conditions change in regions where the properties that secure our loans are located. Even after $100 million in units have been sold, our profitability may be adversely affected if a borrower or investment that makes up a significant percentage of our portfolio goes into default.

Since USA Securities, LLC is an affiliate of our manager, USA Securities, LLC may have a conflict of interest in performing due diligence on the validity of the statements contained in this prospectus.

USA Securities, LLC, an NASD member, is owned and managed by Joseph D. Milanowski and Paul S. Hamilton, where Messrs. Milanowski and Hamilton own 60% and 40%, respectively. As a result of this affiliation, USA Securities, LLC may have a conflict of interest in performing a “due diligence” investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. Since a due diligence investigation assists in verifying the information provided in a prospectus, the fact that no independent dealer will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

In the event that our manager purchases units in this offering, the relative ownership interests of unaffiliated investors will be diluted.

Although our manager does not currently intend to purchase any units pursuant to this offering, the purchases of Class A, Class B and Class C units by our manager may raise conflicts of interests with our investors. These conflicts of interest would include the dilution in the relative ownership interests of unaffiliated investors.

RISKS RELATED TO THE MANAGEMENT OF USA CAPITAL FIRST TRUST DEED FUND

Since our manager, which is controlled by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton, and its affiliates, will receive substantial fees in performing services in this offering and in conducting our operations, our manager will face conflicts of interest that may adversely impact our financial results.

Our manager and its affiliates will receive substantial fees in performing services in this offering and in conducting our operations. The transactions with our manager and its affiliates will result in various conflicts of interest since our manager and its affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. More specifically, the potential conflicts between USA Capital Realty Advisors, LLC and us are based upon the following factors:

•	Our manager has significant operating discretion as to the implementation of our operating policies and strategies.

•	Our manager may not have adequate time to devote to our business due to the commitment of our manager and its management team, Thomas A. Hantges and Joseph D. Milanowski, to other activities and projects, including USA Capital Diversified Trust Deed Fund, LLC, USA Capital Institutional High Income Fund, LLC, USA Capital Secured Income Fund, LLC, Tanamera Resort Partners, LLC, South Meadows Apartments, LLC, and the trust deed program of USA Commercial Mortgage Company.

•	Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton indirectly beneficially own our manager.

•	The loan brokerage fee structure could result in our manager originating additional loans in order to obtain additional brokerage fees, which may result in the investment in mortgage loans that fail to provide us with sufficient diversification or with the best return possible.

•	We may acquire assets from our manager or its affiliates and we may invest as a co-participant with our manager or its affiliates in loans originated by or acquired by such affiliates.

•	Our manager or its affiliates may also sponsor other funds formed to conduct business similar to that of USA Capital First Trust Deed Fund.

For example, since borrowers will pay USA Commercial Mortgage Company, which is owned by the same persons who own our manager, loan brokerage fees ranging from an effective rate of 2% to 5% per loan of the principal amount of each loan per annum, our manager may have an incentive to originate loans in order to receive its commissions. These loans may be in an amount that is too large, may fail to provide our portfolio with sufficient diversification or may not provide us with the best return possible. In addition, as to the possible sponsorship of other funds, there will be a conflict of interest on the part of our manager with respect to the loans to be originated by these competing funds and the trust deed program of USA Commercial Mortgage Company. If our manager elects to have more desirable loans funded by these competing entities rather than us, our financial results may be adversely affected.

Because our operating agreement provides for indemnification of our manager and its affiliates from any liability and related expenses incurred in dealing with us, investors or third parties, so long as no intentional misconduct, fraud or knowing violation of the law on the part of our manager is involved, we may be subject to additional liability, which could adversely affect our financial results.

Our manager may spend time on other activities, which could have a negative impact on our operations or result in diminished profitability.

Our manager is not required to devote its full time to our affairs, but only such time as the management of our affairs reasonably requires. The failure of our manager to allocate sufficient time to manage our affairs may have a negative impact on our operations and, ultimately, our profitability.

Since our manager makes all investment and management decisions, you should only purchase our units if you are comfortable entrusting our manager to make all decisions regarding the projects that will be financed with the proceeds of this offering.

Except as otherwise set forth in our operating agreement, our manager has the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with the proceeds of this offering. You should not purchase units unless you are willing to entrust all aspects of our management to our manager. Investors cannot elect to replace our manager or terminate our existence unless investors who represent more than 50% of the units so elect.

Our manager may change our investment and operating policies without a vote of investors, which may cause us to purchase or invest in underperforming loans.

Because our manager may change our investment and operating policies at any time without a vote of investors, such changes may cause us to purchase or invest in underperforming loans. In such event, our financial results and your investment may be adversely affected.

Investors must rely on our manager to ensure that the Fund complies with its investment objectives and policies.

Because our manager determines both which loans the Fund invests in and the Fund’s investment objectives and policies, the manager is responsible for ensuring that the Fund complies with such policies in its lending practices. The Manager has the authority to change the investment policies without the consent of members, and to invest in loans meeting such changed investment objectives and policies. Investors must rely on our manager to ensure that any changed investment objectives and policies, and resulting investments, do not impact our ability to generate and distribute cash flow from our operations.

Since there were no arms-length negotiations for the compensation payable to our manager and its affiliates, the compensation may not be on terms favorable to us or our investors.

Our manager and its affiliates supervise the day-to-day management of our operations. In addition, our manager and its affiliates receive substantial compensation in exchange for various services they have agreed to render to us, including accounting, legal, loan servicing and loan underwriting services. This compensation has been established without the benefit of arms-length negotiation and may not be on terms favorable to us or our investors.

The fees, compensation, income, distributions or other payments made by us and third parties to our manager and its affiliates are not subject to any caps or ceilings.

Our manager and its affiliates are entitled to receive fees, compensation, income, distributions or other payments from us and third parties. Further, although said fees, compensation, income, distributions or other payments are based upon certain percentages, the aggregate amount payable to our manager and its affiliates is not subject to any caps or ceilings. For example, our manager is entitled to receive an asset management and loan servicing fee of 1.5% per annum of our assets under management, payable on a monthly basis by us to our manager for administering our mortgage loans. In this regard, our manager is entitled to receive the asset management and loan servicing fee until our dissolution.

Because our manager and its officers may not be as familiar with borrowers, properties and the local market conditions with respect to loans secured by properties located outside Nevada, our investors may incur greater risk when loans are made to borrowers or our properties located outside of Nevada.

Our manager is based in Las Vegas, Nevada, whereas borrowers and the underlying real property security for our loans may reside or be located both inside and outside of the United States. Although our manager will obtain and analyze financial information about prospective borrowers, obtain an appraisal of the underlying real property and conduct other investigations as described in this prospectus with respect to the underlying real property, our manager and its officers may not be as familiar with borrowers, property or the local market conditions in areas outside of Nevada.

Our business, financial condition and results of operations could be adversely affected if our manager fails to retain its key officers and equity holders.

Our manager makes all decisions with respect to our management, including the determination as to what loans to make or purchase. We are dependent to a substantial degree on our manager for these continued services. Our success depends, in part, upon the continued performance of key officers and equity holders of our manager, including Thomas A. Hantges and Joseph D. Milanowski. The loss of either of these persons could have a material adverse impact on our operations and our profitability.

Due to the discretion of our manager in determining whether, when and in what amounts an under-performing loan will be written down, the investments of all investors may be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio and may decrease the amount that we would pay to an investor who submits a notice of withdrawal.

The total amount of funds paid to you upon a notice of withdrawal will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan. The decision to write down a loan will be made on at least a monthly basis, based upon our manager’s exercise of good faith and prudent business judgment. Because our manager will exercise discretion over whether, when and in what amounts an under-performing loan will be written down, all investors will be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio. Accordingly, withdrawing investors risk that funds paid upon a notice of withdrawal may be less than amounts otherwise payable had there been no under-performing loan write downs. Withdrawing investors also risk that such under-performing loans will again commence proper performance after complete withdrawal of their funds, in which case such withdrawing investors would not be entitled to subsequently recoup the previous reductions in their capital accounts.

RISKS RELATED TO AN INVESTMENT IN USA CAPITAL FIRST TRUST DEED FUND

With respect to our fractional interests in mortgage loans, we may not be able to exercise control over the enforcement of such loans if they become impaired or non-performing.

In addition to our making of mortgage loans, we invest in fractional interest in mortgage loans along with other lenders. When multiple lenders are involved in a single loan, our interest in such loan is equivalent to the percentage of the loan we funded compared to other lenders. If such a loan is impaired or non-performing, we may not have enough control over the loan to determine the course of conduct that will be taken with respect to such loan, and such decisions may be made by another lender or group of lenders. In this case we can not ensure that the loan will be enforced in the same way that our manager would choose to enforce the loan, and we must rely on the judgment of other lenders to enforce the loan. As a result, with respect to fractional interests in mortgage loans, you must rely on our manager to invest in mortgage loans with other lenders that will adequately enforce the loans.

Since the preferred returns payable to investors are only contractual rights to receive said returns, there is no assurance that we will generate sufficient cash flow from operations to fund the payment of the preferred returns to investors.

The preferred returns payable to investors do not represent guaranteed payments. The preferred returns are “preferred” in that the returns are contractual rights to receive the relevant preferred return before we can make any other distributions to members. Although we propose to pay the preferred returns on a monthly basis, there is no assurance that we will generate sufficient cash flow from our operations to fund the payment of the preferred returns to investors on a monthly basis, if at all. As a result, the returns paid to investors may actually be less than the stated preferred returns payable to investors.

Since we have a limited operating history and since our manager has a limited operating history, you may not have sufficient information to determine whether we will be able to implement our plan of operation.

We were organized as a Nevada limited-liability company on February 16, 2001. Since June 30, 2004, we have invested in 18 mortgage loans which have, with respect to our investment, $17,473,141 outstanding. Further, since our manager has only been organized since January 18, 2001, our manager has a limited operating history as well. Additionally, since we have no employees or physical facilities independent of those of USA Commercial Mortgage Company, we will be completely dependent upon USA Commercial Mortgage Company for use of its personnel and office space.

In the event that a borrower defaults and we are unable to recover from a principal or affiliate of a borrower that guaranteed the loan, we would be less likely to recover the full amount of a delinquent loan, which would affect our profitability.

In connection with some, but not necessarily all, of our investments, we may obtain guaranties from the principals or affiliates of a borrower. Upon a borrower default, we may seek to recover repayment of some or all of our loans by enforcing the guaranty against the guarantors. Depending on local laws, a guarantor may have defenses that would impair our ability to enforce on or recover from the guarantor. Additionally, the net worth of a guarantor may decline between the date that the loan is funded and the guaranty is given and the date that we seek to enforce a guaranty. This may impair our ability to recover the full amount of a delinquent loan and force us to write down a loan.

Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.

Through our manager, we select our investments pursuant to a set of guidelines that are designed to ensure the sufficiency of the real property given as security for our loans. In this regard, our manager has complete authority and responsibility for evaluating and choosing the loans in which we invest. Since our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company, in the event that a borrower defaults on a loan, we will primarily have recourse to the underlying real property or the guaranties, if any, from the principals or affiliates of the borrower.

There is no public market for our units, so investors may be unable to dispose of their investment.

There is no public market for our units. Even if a potential buyer could be found, the transferability of units is restricted by the provisions of the Securities Act and the laws and regulations of the individual states where the units are being offered and sold, which generally prohibit transfer absent a registration of such units with the applicable regulatory authority or an exemption from the registration requirements of such regulatory authority. In addition, the transfer of our units is restricted by the provisions of our operating agreement, which prohibits transfer of our units without the prior consent of our manager, which consent may be withheld in the sole discretion of our manager.

Since investors are restricted from transferring their units and will have limited rights to redeem their units or withdraw from USA Capital First Trust Deed Fund, investors should expect to hold their units for an indefinite period of time.

Any sale or transfer of units also requires the prior written consent of our manager, which may be withheld in its sole discretion. Furthermore, you will have only limited rights to redeem units or withdraw from USA Capital First Trust Deed Fund or to otherwise obtain the return of your then positive capital account balance. We will not redeem more than 10% of all units outstanding in a single year. Therefore, you, along with other investors, must be capable of bearing the economic risks of this investment with the understanding that your interest in USA Capital First Trust Deed Fund may not be liquidated by resale. You should expect to hold your units for an indefinite period of time.

Since we fix an investor’s preferred return at the time of investment and due to the constantly changing economic conditions related to interest rates, the preferred returns paid to the investors of the same class may vary, and, in some instances, the preferred returns paid to any one investor may be less than the returns paid to a current or future investor of a class with a shorter holding period.

Upon subscription for units, investors are asked to select a class for the units to be purchased, where such selection will be subject to the approval of our manager. Investors are able to choose from one of three classes, Class A Units, Class B Units or Class C Units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units. However, since the preferred return payable to an investor is fixed as of the acceptance of the investor’s subscription for the units and remains constant during the relative holding period for the units, the preferred returns actually paid to an investor may exceed or be less than the preferred returns paid to other investors of the same class. In addition, due to the differing preferred returns that will be offered by us over the course of our operations, the preferred returns actually paid to an investor of one class of units may be lower than the returns actually paid to a current or future investor of a class of units with a shorter holding period.

Since our manager’s underwriting criteria is based upon the terms set forth in the section entitled “Investment Objectives and Policies,” such criteria may cause us to purchase or invest in underperforming loans.

Because our manager’s underwriting criteria is based upon such factors as those set forth in the section entitled “Investment Objectives and Policies,” we may purchase or invest in loans that underperform due to inadequate loan-to-value ratios, lack of understanding of local real estate markets in other areas, lack of mortgage insurance, properties that are difficult to determine appropriate value, such as leasehold interests, or inadequate loan diversification within our loan portfolio. In such event, our financial results and your investment may be adversely affected.

We may experience a material adverse effect if the construction management firm we propose to use fails to properly perform its duties related to the administration of the loans and the payment of amounts due to subcontractors or material providers.

Our manager will engage an independent construction management firm to oversee the disbursement of the loan to the borrower as construction progresses. The construction management firm will be required to process draw requests submitted by the borrower and review supporting documentation, such as invoices, conditional and unconditional lien waivers and architect’s and contractor’s certificates, that evidences that the work for which the draw request applies has been completed in accordance with the plans and specifications and in a lien-free manner. The construction management firm will also make periodic site inspections to review the status of the construction. If the construction management firm fails to properly perform its duties, subcontractors or material providers may not be paid amounts due to them, which may result in the imposition of mechanics’ liens on the collateral securing the loan. In addition, loan amounts may be paid for construction work that does not conform to the appropriate plans and specifications.

Your ability to submit a notice to withdraw from USA Capital First Trust Deed Fund is subject to limitations, and these limitations may result in the denial of your request to withdraw.

Your ability to have your units redeemed and to withdraw from USA Capital First Trust Deed Fund is subject to limitations. Some of these limitations include, without limitation, the following:

•	You can only redeem your units after you have held them for the holding period applicable to your units, provided the appropriate prior written notice to our manager and that you have received the express written consent of our manager.

•

Redemptions will only be paid out of the then available funds that are defined in our operating agreement as “distributable amounts from sales or refinancings” and the capital contributions of investors that join us after the effective date of your redemption request. We will make no reserve or other provision to provide for the payment of redemptions. In addition, our manager has discretion as to whether and when a redemption payment will be made. As such, there may not be adequate funds to cover a redemption request or our manager may delay the same.

•	We will not redeem more than 10% of total units outstanding in a single year, as this could increase the likelihood that we will be treated as a corporation for tax purposes.

•	Redemption requests received from other investors that have been accepted by us prior to your request may reduce the amount of funds available to cover the amount of your redemption request.

If you elect to have USA Capital First Trust Deed Fund redeem any portion of your investment, you will only be entitled to a return of your then positive capital account balance, which will be adjusted to reflect any write downs determined by our manager to be necessary in the event of an under-performing loan. The decision to write down a loan will be made solely at the discretion of our manager, on at least a monthly basis, in such amounts as may be determined in our manager’s exercise of good faith and prudent business judgment. If you elect to have USA Capital First Trust Deed Fund redeem any portion of your investment prior to the expiration of the holding period applicable to your units, our manager, in its sole and absolute discretion, may accept your redemption request on the condition that you pay an early redemption fee equal to 5% of your original investment amount, with 75% of such early redemption fee being paid to our manager and 25% being paid to us.

In the event we are not able to leverage our loan portfolio through the creation of a credit line secured by some or all of our mortgage loans, we may not be able to maximize the return on our loans.

We currently propose to establish a credit line that will be secured by some or all of our mortgage loans. The purpose of the credit line is to enable us to keep our funds invested in loans, rather than invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans. By using the credit facility, we can decrease the time funds are invested in such short-term investments by allowing us to make new loans as loan opportunities arise, rather than waiting for existing loans to pay off or new investor funds to accrue, in order to make such new loans. In addition, by leveraging our loan portfolio, we can also increase our yield. This increased yield will result if the interest earned by us on our leveraged loans exceeds the interest that must be paid by us on the funds borrowed from a third party lender. This spread between the interest earned on a leveraged loan and the interest paid on the borrowed funds used to make the loan will accrue to us. Although we propose to leverage our loan portfolio, we have not yet entered into any borrowing arrangements and have no commitments with lenders for capital needed to finance our business plan. If we are not able to leverage our loan portfolio, we will be required to keep our funds invested in lower yield, short-term investments, and we may not be able to arbitrage interest rates on our mortgage loans with the rates on our borrowed funds.

Since we intend to leverage our portfolio by obtaining a credit line of up to 50% of the fair market value of our outstanding mortgage loans and secured by some or all of our mortgage loans, we may lose some or all of our assets if we are unable to repay this credit line.

We anticipate that we will obtain a line of credit that we currently intend to use to acquire, operate and develop for resale the real properties on which we have foreclosed. If such line of credit is obtained, we may borrow up to 50% of the fair market value of our outstanding mortgage loans at any time to finance such acquisitions. Should we be unable to repay the indebtedness and make the interest payments on the line of credit, the lender will likely declare us in default and require that we repay all amounts owing under the line of credit. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds would reduce our income and the distributions you receive.

Leveraging a loan entails certain risks to us that would not otherwise be present if we funded all of our loans from our own funds. For example, to the extent we were to make loans at fixed interest rates while we borrow funds under the credit facility at short-term variable interest rates, we would be subject to the risk that prevailing interest rates and our associated borrowing costs would rise above the levels earned by us on the fixed rate portion of our loan portfolio, causing losses to us. Also, we would be required to pledge some or all of our loans as security for the credit facility. If we should default under the credit facility, we would be at risk of losing some or all of our assets, such as our loans and the underlying real property security. Such a loss would cause you to lose some or all of your invested capital.

We intend to enter into a credit agreement with the third party lender to evidence and secure the credit facility. The credit agreement will likely provide that the occurrence of various events may cause us to default under the credit agreement, thereby allowing the third party lender to foreclose on our loans that are pledged as security for the credit facility. These default events may include our failure to observe any of the covenants contained in the credit agreement, the default by us under any other loan agreement to which we are a party and the bankruptcy or insolvency of our manager. Due to these terms, we will be at risk of losing some or all of our loan portfolio on the occurrence of many events that do not directly relate to our ability to service our loans and some of which are not within our control.

Since our manager will rely on appraisals or alternative measures to determine the fair market value of the real property securing our loans, any error in the appraisal or subsequent events that adversely affect the fair market value of the real property may render our loans under-secured.

Our manager will rely on appraisals or alternative measures to determine the fair market value of real property used to secure loans made by us. At June 30, 2004, approximately 19% of our loan portfolio was not supported with independent appraisals of the underlying collateral. In these cases the manager utilized alternative methods to determine the sufficiency of the loan to value ratios, such as a broker’s opinion of value or other similar information. Any real property appraisal supporting a loan will be maintained in our manager’s records for at least five years, and will be made available for inspection and duplication at the request of any investor. No assurance can be given that such appraisals or alternative measures will in any or all cases, be accurate. Moreover, since an appraisal or alternative measure fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include nationwide, statewide or local economic, demographic, property or other trends, or may include specific local events such as freeway construction or adverse weather conditions. Neither the appraiser nor our manager will be able to predict with any certainty whether these events will occur after a loan is made. An overall decline in the real estate market could adversely affect the value of the property securing the loans so that the aggregate outstanding balance of the loan made by us could exceed the value of the property.

As we invest the proceeds of this offering in short-term certificates of deposit, money market funds or other liquid assets prior to using the funds to originate loans, we may receive a lower return from our proceeds and, as a result, may experience a decrease in profitability and in the amount of distributions to you.

There will be a delay between the time units are sold and the time the proceeds from the sale of units are invested in loans by us. During these periods, the proceeds of this offering are invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans. The length of these delays may adversely affect the overall investment return to investors. Additionally, our manager may retain a contingency reserve fund to cover our unexpected cash needs. The contingency reserve fund may be invested in assets whose yield may not be as high as the yield that would result if such reserve funds were invested in loans. This lesser yield may adversely affect the investment return to our investors.

In the event that a property securing one of our loans is subject to an act of terrorism, war, earthquake, flood, mudslide, act of God or similar events for which we either cannot obtain insurance or are not economically insurable, we may suffer a loss of principal and interest on a loan.

Although our manager will arrange for comprehensive title, fire and casualty insurance on improved properties securing our loans and may arrange for earthquake insurance depending upon the relevant circumstances, there are certain types of losses that are either uninsurable or not economically insurable. These are losses resulting from acts of terrorism, war, earthquakes, floods, mudslides, acts of God or other similar events. In the event that the property, including any improvements on the property, securing one of our loans suffers losses resulting from one or more of these uninsured events, we will experience a significant decrease in the value of our security interest and, as a result, may suffer a loss of principal and interest on the loan.

Since many of our loans provide for payments of interest only during the term and a balloon payment at the end of the term, we run the risk that a weak real estate market will prevent our borrowers from refinancing or selling their properties and, as a result, repaying our loans.

We are in the business of lending money and, as such, take the risk of defaults by borrowers and other risks faced by lenders. Most loans will require payments of interest only during the loan term. Thus, the borrower will have to make a large “balloon” payment of principal that will be due at the end of the loan’s term. Many borrowers are unable to repay such loans out of their own funds and are compelled to refinance or sell. Fluctuations in interest rates, the unavailability of mortgage funds or a weak real estate market could adversely affect the ability of borrowers to refinance their loans at maturity or sell their property.

Leasehold financing may harm our operations if a borrower, who is the owner of the right to develop or use the underlying real property under a long-term ground lease, defaults under the ground lease since the termination of the ground lease would render our security interest worthless and leave us as an unsecured creditor.

Some of our loans may be secured by first deeds of trust that encumber leasehold interests in real estate that provide the borrower with the right to develop or use the underlying real property under a generally long-term ground lease. Leasehold loans can be riskier than loans secured by real property because a default under a ground lease would generally give the owner of the real property the right to terminate the ground lease. If the ground lease is terminated, our security interest would disappear and we would be left as an unsecured creditor of the borrower. We attempt to get the owner of the real property in a leasehold loan to agree to provide us with notices of default and the right to cure defaults under the ground lease so that we may prevent a termination of the ground lease.

Since many of our loans are secured by properties located in Arizona, California and Nevada, a downturn in the economies and real estate markets of Arizona, California and Nevada would reduce the value of these properties and, in turn, would adversely impact our profitability.

Twelve of our eighteen loans are secured by real property located in Arizona, California or Nevada. Our loans may be secured by properties located throughout the United States, and we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. A downturn in the economy in Arizona, California and Nevada would more greatly affect us than if our lending business were more geographically diversified. Adverse changes in national economic conditions or in the economic conditions of the regions in which a substantial number of the properties that secure our loans are located would likely have a material adverse impact on real estate values, interest rates and, accordingly, our profitability.

RISKS RELATED TO OUR INDUSTRY

The mortgage lending business is highly competitive and we will compete for the availability of secured loans with our manager, its affiliates and investors unrelated to us and others in the mortgage lending business.

Due to the nature of our business, our profitability depends to a large degree upon the future availability of secured loans. We compete with our manager, its affiliates and investors unrelated to us, institutional lenders and others engaged in the mortgage lending business, some of which have greater financial resources and experience than we do. Mortgage lending is an increasingly highly competitive business and institutional or other lenders may have other advantages over us in conducting their business and providing services to potential borrowers.

If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected.

Mortgage interest rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but may be unable to do so. Fluctuations in interest rates can also increase the cost to potential homebuyers to finance their acquisition of homes or units in a project, thus slowing the demand for such homes or units.

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender’s advertising and marketing efforts, could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability.

States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the manner in which loans are closed and serviced. Our manager will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any particular state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

If one of our loans is found to be usurious, we may become subject to penalties and our profitability could be materially impacted.

Most states have usury laws that establish maximum interest rates that lenders may charge on loans. Severe penalties, including loss of interest and treble damages, may be imposed upon lenders who violate these usury laws. Most, if not all, states with usury laws also have exemptions from these usury laws that allow lenders who qualify for the exemptions to make loans that exceed the maximum usury interest rate without being in violation of the usury laws. In many states, loans that are arranged by a party who is a licensed real estate broker in that state are exempt from usury restrictions. Our manager will utilize licensed real estate brokers or otherwise avail itself of other exemptions that our manager believes will keep our loans from being usurious under applicable state laws. If one of our loans is found to be usurious, it could have a material adverse impact on our profitability.

RISKS PARTICULAR TO DEVELOPMENT AND CONSTRUCTION LOANS

We may invest a substantial portion of our assets in loans made for the development or construction of residential and commercial property. The following are risks particular to construction loans that may be made or invested in by us, which could have a material adverse impact on our profitability.

Since the construction and development market is competitive, our borrowers may have to lower prices in order to maintain sales, which, in turn, would adversely affect the ability of our borrowers to repay our loans.

The residential and commercial projects securing our loans will most likely encounter competition from other builders and developers who undertake projects in the same vicinity, and it is to be expected that additional competing projects will be developed. Additional development may result in slower sales or lower prices than anticipated and reduced appreciation or depreciation of the value of projects securing our loans, adversely affecting the ability of a borrower to repay our loans to the borrower.

Increased interest rates, tighter credit, over development of residential homes and commercial property and adverse economic conditions will most likely result in increased standing inventory for our borrowers, which, in turn, would adversely affect the ability of these borrowers to repay our loans.

Periods of high interest rates, tight credit, over development in an area in which a specific project exists, adverse general economic conditions and a drop in buyer confidence are among the factors that may make the sale of property in a project difficult. Standing inventory results in increased interest costs and reduces the amount of capital available to develop additional lots or build additional structures. The inventory risk may change from time to time and may be more or less severe for lots and homes at varying price levels. For example, with respect to residential real estate, there may be an active market for entry-level homes, but a less active market for more expensive homes. High inventory can affect the profitability, and in some cases, the viability of the borrower. In general, any adversity suffered by one of our borrowers may impact the value of that borrower’s property and possibly the borrower’s ability to repay our loan.

The failure of a borrower to complete a development, or our failure to locate a substitute builder to complete a development, may adversely affect the profitability of the development and result in lower returns to us, if any.

A borrower could develop financial difficulties that might result in the bankruptcy or inability of the borrower to continue its operations. In that event, and if the project cannot be sold in bulk at a price acceptable to our manager, we would be required to identify and engage a substitute builder to complete the project, which could result in delays in construction, losses associated with such delays and increased expenses. As a result, a project in such circumstances could be less profitable than expected and could sustain a loss, which could result in lower returns to us, if any.

In the event that the residential or commercial real estate markets are unable to absorb additional homes or commercial space, respectively, our borrowers may not receive the projected cash flow from the sale of additional homes or the lease of new retail space and, as a result, may not have sufficient funds to repay their obligations to us.

With respect to residential projects or commercial projects, such as office buildings or retail properties, adverse changes in general economic or local economic conditions, overbuilding or other factors can adversely affect a borrower’s ability to lease its property. The ability of a market to absorb new residential units or commercial space is commonly referred to as the absorption rate. If the absorption rate is weak due to any of the factors described in this “Risk Factors” section or for other reasons, or if the sale or rental rate declines below the rental rates that the borrower was anticipating when it commenced construction of its project, a borrower may be unable to sell or refinance the project or may have to refinance or sell the project for less than it had anticipated. In such cases, the refinance or sales proceeds may not be sufficient to repay our loan to the borrower.

In the event our borrowers are unable to timely complete their developments due to factors that traditionally affect construction, our borrowers may not be able to satisfy their obligations to us in a timely manner, if at all.

Any number of variables can adversely affect the ability of a developer to complete the construction of a project on time and within budget. These variables can include, without limitation, inclement weather, such as early or prolonged rainy seasons that delay construction; an increase in the cost of materials or labor used or needed to complete the development and construction on the property; difficulty in obtaining materials needed to complete construction; the unavailability of subcontractors and other labor and material providers or difficulty in scheduling subcontractors or other labor and material providers in order for the construction to proceed in an efficient manner; unforeseen soil conditions or other physical characteristics of the property that hinder or increase the cost of construction; the presence of hazardous materials that need to be remediated and labor difficulties such as strikes.

In the event that a borrower fails to obtain the requisite permits or entitlements for a property, the borrower risks increased costs associated with development and a diminished market value for the property, which, in turn, adversely affect the value of our collateral.

Some projects that we will lend against may not, at the time the loan is made, have the requisite permits or entitlements necessary to complete the project. These permits and entitlements include zoning approvals, variances, architectural approvals, clearance on environmental impact concerns relating to traffic, open space, school or transit impact, endangered species, wetlands, noise and air quality and compliance with other local, state and federal governmental and quasi-governmental agencies that have jurisdiction over the project. These local, state and federal governmental and quasi-governmental agencies may include the U.S. Army Corps of Engineers, which has jurisdiction over areas that constitute wetlands, the U.S. Department of Fish and Game, which has jurisdiction to identify and protect endangered species, local planning commissions, which have jurisdiction over building permits, and community advisory committees, which may not have direct approval power but whose input is important in obtaining entitlements for a development.

There is a risk that certain entitlements may not be received, that certain entitlements previously received may be rescinded, that conditions set forth in interim permits may delay the issuance of final permits and that litigation may arise with respect to interim or final permits. In such a case, the borrower would have to bear the cost of holding land that is not fully entitled and, as a result, bear increased costs and the risk of diminished or a complete loss of market value. If this were to occur, the value of our collateral could be diminished. Until such time as the borrower has all final permits for the applicable project and all conditions thereto have been approved by all applicable governmental agencies, the borrower runs the risk of a complete loss of its investment in the applicable project.

The failure of local authorities to grant approvals related to building on unimproved land, or the imposition of a moratorium on building on unimproved land, would reduce the market value of the projects securing our loans.

The development industry is subject to extensive and complex regulations. These regulations affect homebuilding and development by specifying, among other things, the type and quality of building materials that must be used, permitted land uses and levels of density, the installation of services, such as water and waste disposal, the formation of area-wide assessment districts and the attendant costs thereof and the dedication of acreage for open space, parks, schools and other community purposes. Local authorities may refuse to grant approvals or change the forms of their approvals for building on unimproved land for a variety of reasons, including anti-growth ballot initiatives, environmental controls, such as the protection of endangered species or preservation of the natural terrain and coastlines, or water controls. In addition, a state or local authority could impose a building moratorium on property owned by a borrower. The foregoing events could have an adverse effect on property in which we have invested, including the inability to complete construction, delays in construction and loss of market value. These could have a material adverse impact on our profitability.

If our borrowers are charged with unanticipated assessments relating to utilities or infrastructure, or if our borrowers are unable to obtain commitments from municipalities for utilities or infrastructure, our borrowers will achieve a reduced return on their developments and may not have sufficient funds to repay our loans.

Both residential and commercial projects will need access to and the right to use utilities, particularly water, in order to be viable. In some areas, water is a scarce commodity and a project cannot be developed unless economical access to water can be provided. Although our manager intends that we will generally loan money for projects that have obtained “will serve” letters (i.e., written commitments from the applicable utility provider that it will make utilities available to the project), this may not always be the case. Additionally, there is a risk that utility commitments previously received may be rescinded, that there may be difficulties in fulfilling conditions set forth in interim utility commitments and that litigation may arise with respect to such commitments. In such a case, the borrower would have to bear the cost of holding property that is not served by needed utilities and, as a result, bear increased costs and the risk of diminished or a complete loss of market value. If this were to occur, the value of our collateral could be diminished.

In addition, a project may be assessed to pay for the cost of water treatment plants or providing water service to a location where there are no water facilities available or to pay for the cost of other utility facilities. Additionally, municipalities are, with increasing frequency, imposing assessments on new developments to offset the impact of such developments on public infrastructure or services, such as schools, traffic, police or fire services, open space and other recreational facilities. These assessments will increase the property tax burden for the project, and may make the project less attractive to homebuyers or prospective tenants.

RISKS RELATED TO AN INVESTMENT IN REAL ESTATE

Since real estate investments are relatively illiquid investments, we may not be able to dispose of certain investments in response to changes in economic and other conditions.

Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited.

If the properties that secure our loans contain, or become contaminated with, toxic or hazardous substances, the value and the marketability of these properties will decrease, the ability of our borrowers to repay our loans will likely decrease and our profitability may decrease.

The properties that secure our loans may contain, or may become contaminated with, toxic or hazardous substances. While our manager will make reasonable investigations into whether the properties contain toxic or hazardous substances, these investigations will not guarantee that a property is free of toxic or hazardous substances, nor can they ensure that a property will not become contaminated with toxic or hazardous substances subsequent to the closing of the loan. In the event that a property securing one of our loans is found to be contaminated, it could adversely impair the value of the property and the ability of the borrower to repay the loan.

If the borrower fails to remove or clean up contaminated property, it is possible that federal, state or local environmental agencies could perform the removal or cleanup, then impose liens upon, and subsequently foreclose on, the property to pay for the costs of such removal or cleanup. These factors can significantly decrease the value of the property as security for the loan. Furthermore, even if we do not foreclose on a contaminated property, the mere existence of hazardous substances on such real property security may depress the market value of such real property security such that the loan is no longer adequately secured.

In addition, this liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an “owner” or “operator” under applicable environmental laws, or extend to a lender post-foreclosure. As a result, we may incur full recourse liability for the entire cost of any such removal and cleanup, as well as liability to tenants and other users of the affected property, or users of neighboring property. If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability.

In the event we invest in real estate located outside of the United States, we will be faced with the uncertainty of these foreign real estate markets and the uncertainty associated with enforcing obligations and foreclosing on real property.

We may invest in real estate located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets including, without limitation, laws respecting foreign ownership, the enforceability of loan documents and foreclosure laws. Moreover, investments in foreign real estate are subject to currency conversion risks. In addition, income from investment in foreign real estate may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. Neither we nor our manager has experience in investing in foreign real estate.

Some of our loans may be non-recourse to the borrower, which, in the event of a foreclosure, may prevent us from obtaining the outstanding principal balance on the mortgage loan.

Some, but not all, of our loans will also be guaranteed by persons or entities other than the borrower. The principal source of repayment of any loan will generally be from the sale or refinancing of the property, not from the borrower’s own resources or from a guarantor, if any. Our manager will exercise its business judgment in deciding which of our loans will also be guaranteed. If a borrower is unable to repay its loan at maturity or if the borrower defaults under the loan, we will foreclose on and subsequently sell the property. If the sales proceeds are inadequate to repay the loan and costs of foreclosure, we may be precluded from seeking the deficiency from the borrower, either because the loan is a non-recourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor. Our manager shall, in its sole discretion, determine the portion of our mortgage loan portfolio that will consist of non-recourse loans.

FEDERAL INCOME TAX RISKS

Since investors may be allocated income without receiving cash distributions with which to pay any associated taxes and since our manager expects that our income will be unrelated business taxable income, our investors may experience additional tax liability and other tax risks as a result of their investment in this offering.

Before making a decision to invest in our units, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements associated with an investment in our units. In particular, our investors may be allocated income but may not receive cash distributions with which to pay any associated income taxes. Further, if we do not remain qualified as a partnership for federal income tax purposes, we may be subject to the payment of tax on our income at corporate rates, which will reduce the amount of funds available for payment of distributions to you. Additionally, our manager expects that our income will be unrelated business taxable income. Unrelated business taxable income, as opposed to certain other forms of income, is taxable to many tax-exempt institutional investors.

Since we have not requested a ruling with respect to our classification as a partnership, your cash flow and distributions will be reduced if we are subsequently taxed as a corporation.

We intend to be treated as a partnership for federal income tax purposes. However, if we do not qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units would be significantly reduced.

The audit of our books and records by the Internal Revenue Service could result in an audit of your tax returns.

If we are audited by the Internal Revenue Service and it makes determinations adverse to us, including the disallowance of deductions we have taken, the Internal Revenue Service may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

Your tax return may be adveresely affected by any inconsistencies between federal, state and local tax rules.

If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the Internal Revenue Service are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

TERMS OF THE OFFERING

This offering is made to a limited number of investors who are qualified to purchase our units. The unit subscription price is $5,000 per unit with a minimum subscription of two units or $10,000. After having subscribed for the minimum subscription amount of two units for $10,000, investors may, at any time, and from time to time, subscribe to purchase additional units so long as this offering is open. If an investor elects to reinvest monthly distributions, that investor will be entitled to purchase fractional units so long as that investor remains qualified to purchase the units and the units are registered under the Securities Act and applicable state securities statutes or an exemption from such registration is available. Each unit of investment represents a membership unit in USA Capital First Trust Deed Fund. Although our manager does not currently intend to purchase any units pursuant to this offering, our manager may elect, in the future, to purchase units.

We are offering up to 27,000 units, representing a maximum capitalization of $135,000,000. Previously, through our Registration Statement on Form S-11, as amended (File No. 333-59362), we registered an aggregate of 24,000 membership units at a purchase price of $5,000 per membership unit. As that registration expired on November 8, 2004, we instituted this offering to continue the sale of our membership units. We will continue to sell units to the public until our registration expires, the date on which all 27,000 units have been sold or on such earlier date as determined by our manager. We hold the proceeds from the sale of our units in trust for investors in a separate account in the form of short-term certificates of deposit, money market funds or other liquid asset accounts until said proceeds are pooled for the purpose of investing in mortgage loans in accordance with our investment objectives and policies.

As of July 31, 2004, through this offering, we have sold 5,007.7985 units representing a capitalization of $25,038,992.50, where such units consist of 2,069.7696 Class A Units, 596.0795 Class B Units and 2,341.9494 Class C Units. Of our outstanding units, we issued 8.8901 of Class A Units, 4.1162 of Class B Units and 46.9763 Class C Units through our reinvestment program. As of July 31, 2004, 2.1205 Class A Units, 0.0367 Class B Units and 1.0269 Class C Units have been redeemed.

Subscription Agreements; Payment

If you want to purchase units, you should complete and execute our subscription agreement and return the same, along with the payment for your units, to USA Securities, LLC. You may obtain additional copies of the subscription agreement from either USA Securities, LLC or USA Capital Realty Advisors, LLC, whose address is 4484 South Pecos Road, Las Vegas, Nevada 89121, and whose telephone number is (702) 734-2400.

By submitting the completed and signed subscription agreement with payment for the purchase of units, you:

•	Agree to be bound by our operating agreement;

•	Grant a special and limited power of attorney to our manager; and

•	Represent and warrant that you meet the relevant suitability standards and are eligible to purchase units.

We do not permit sales to discretionary accounts without prior specific written approval of the owner of the account.

Admission to USA Capital First Trust Deed Fund, LLC

By executing a subscription agreement, you unconditionally and irrevocably agree to purchase the number and class of units shown thereon on a “when issued basis.” Accordingly, upon executing a subscription agreement, you are not yet an owner of our units. Units will be issued when you are admitted to USA Capital First Trust Deed Fund as a member. Subscription agreements are non-cancelable and irrevocable and subscription funds are non-refundable for any reason, except with the consent of our manager.

We review subscription applications as they are received and will accept or reject subscription applications within 15 days after receipt. We indicate our acceptance of your subscription agreement by countersigning it and indicating the number and class of units we will issue. To facilitate our recordkeeping, investors will only be admitted to USA Capital First Trust Deed Fund twice a month on the first day and the fifteenth day of each month. Our manager reserves the right to reject any subscription submitted for any reason, including if our manager believes that suitable loan opportunities are not available. If accepted, an investor will become a member without any further action by any person and such investor’s entire investment will be deposited into our bank account. During the period prior to an investor’s admission to USA Capital First Trust Deed Fund as a member, an investor’s subscription is irrevocable, and subscription funds received by our manager will be held by it for the account of each such investor in a non-interest bearing subscription account. Upon an investor’s admission to USA Capital First Trust Deed Fund, such investor’s subscription funds are released to us and our units are issued to such investor at the rate of $5,000 per unit.

As stated above, investors can only become members on the first or fifteenth day of the month. An investor’s monthly distributions begin to accrue on the day the investor becomes a member, provided that if the first or fifteenth day of the month is not a business day, monthly distributions will not begin to accrue until the first business day after such investor becomes a member. We define a business day as a day on which our manager’s office is open for business.

After having subscribed for the minimum subscription amount of two units for $10,000, you may at any time, and from time to time, subscribe to purchase additional units so long as this offering is open. If you purchase any additional units on a day other than the first day or the fifteenth day of a calendar month, such units will not be effectively issued until the fifteenth day of the same calendar month or the first day of the succeeding calendar month, respectively. Accordingly, items of income, gain, loss, deduction or credit of USA Capital First Trust Deed Fund will be prorated on a bi-monthly basis.

Our manager reserves the right at any time, in its sole discretion, to cease soliciting for the sale of units and to cease admitting investors to USA Capital First Trust Deed Fund if it believes that suitable loan opportunities are not available, or for any other reason.

Classification of Units

Upon your subscription for units, you must select the class of units you are purchasing, where your selection is subject to the approval by our manager. You may choose from one of three classes, Class A Units, Class B Units or Class C Units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units. The relevant holding periods and preferred returns for the Class A Units, the Class B Units and the Class C Units are:

CLASS	HOLDING PERIOD	PREFERRED RETURN (IF FUNDS ARE AVAILABLE)
Class A Units	12 months	9% per annum
Class B Units	24 months	10% per annum
Class C Units	36 months	11% per annum

The holding periods dictate the minimum length of your investment and the period of time after which you may request a withdrawal from USA Capital First Trust Deed Fund without the payment of an early redemption fee of 5% of your investment. The preferred returns for each class relate to the right of members to receive a specified allocation of distributions from us and are “preferred” in that the returns are paid before we can make any other distributions to members. Although the preferred return is an annual rate that we propose to pay on a monthly basis, there is no assurance that we will generate sufficient cash flow from operations to pay the preferred returns on a monthly basis, if at all. As a result, the preferred returns payable to investors do not represent guaranteed payments, and the returns paid to investors may actually be less than the stated preferred returns payable to investors. The preferred return for each class will be determined by our manager, in its sole discretion, at the time each subscription for units is accepted by our manager. Accordingly, although the preferred return for any unit is established at the time of subscription or renewal and fixed throughout the applicable holding period for the unit, the preferred return for each class is subject to change, from time to time, by our manager for any unit issued as of another date and will be applicable only to such units of the same class issued on the same date. Accordingly, since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the preferred returns for the classes will be maintained for units issued only as of any one date and may vary for units of the same class issued as of different dates.

After we make all special allocations and pay all preferred returns to investors, we allocate profits, if any, to our members as follows: 40% to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% to members holding Class D units, as a group. The Class D Units are reserved for issuance to our management. Members holding Class D units are not entitled to receive any preferred returns, but are entitled to receive 60% of our profits after the payment of all preferred returns. As of the date of this prospectus, we have issued 10 Class D Units to our manager.

You may change the classification of your units only upon the submission of a form of request for change of classification, as provided in Exhibit C to our operating agreement, to our manager within 61 days prior to the expiration of the relevant holding period and upon the approval of your request by our manager, where such approval may be withheld in its sole discretion. In addition, upon the expiration of your holding period and in the event that you do not elect to change your classification or have your investment redeemed, your units will be rolled over for the same holding period, but will reflect the then applicable preferred return for your class of units.

Election to Receive or Reinvest Distributions

Upon subscription for units, an investor must elect whether to receive monthly cash distributions from USA Capital First Trust Deed Fund or, so long as the units are registered under the Securities Act, or are exempt from registration, to allow his or her distributions to be reinvested for the term of existence of USA Capital First Trust Deed Fund. If an investor seeks to change how his or her distributions are handled, our manager must receive, at least five days prior to the effective date of the desired change of distribution method, a form of distributions notice, as provided in Exhibit A to our operating agreement. Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to investors who previously elected to reinvest distributions in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code and ERISA pursuant to the “significant participation” exemption, or for any other reason.

Distributions allocable to investors who elect to reinvest their distributions are applied toward the purchase of whole or fractional units, as the case may be, in the amount of such distributions. The additional units issued are of the same class and bear the same preferred return as the underlying units. We retain the reinvested distributions for investing in further mortgage loans or for other proper purposes. The distributions from these further loans are allocated among all investors; however, investors who elect to reinvest their distributions are credited with a larger proportionate share of such distributions than investors who receive monthly distributions since the amounts that such investors have invested with us increase relative to the amounts invested by investors who did not reinvest their distributions.

If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. We may end the distribution reinvestment plan at any time in our sole discretion.

PLAN OF DISTRIBUTION

Our units are offered and sold through USA Securities, LLC, a Nevada limited-liability company and an affiliate of our manager, on a best efforts basis. USA Securities, LLC has engaged two non-affiliated broker-dealers to act as selected dealers for our offering, and may engage others in the future. Due to the best efforts nature of our offering, there is no assurance that the maximum amount of this offering will be received.

USA Securities, LLC, a NASD member, or its selected dealers receive a selling commission of up to 3.0% of each unit sold payable by our manager. In addition, although no selling commissions are earned with respect to any units purchased through reinvestment, USA Securities, LLC or its selected dealers earn commissions on units where the investor has elected to roll over his or her investment for an additional holding period. We do not reimburse or credit USA Securities, LLC or its selected dealers for any offering expenses they incur. In no event will the maximum compensation to be paid to USA Securities, LLC or its selected dealers by our manager in connection with this offering exceed 3.0% of the gross proceeds from the offering. Neither USA Securities, LLC nor any selected dealer permit sales to discretionary accounts without prior specific written approval of the owner of the account.

LEVERAGING THE PORTFOLIO

We may leverage our loan portfolio by obtaining a revolving credit facility from a third party lender. The credit facility would be used primarily, but not exclusively, to fund new loan opportunities that arise prior to the maturity of our then-existing loans. The credit facility could also be used for other purposes. Our manager would not be required to draw on the credit facility in order to fund monthly distributions or investor withdrawals, although it could do so in its sole discretion. We have not entered into a binding loan agreement with any third party lender and there is no assurance that we will ever obtain a revolving credit facility or that such a credit facility, if obtained, would be in place during the entire life of USA Capital First Trust Deed Fund. If we are unable to obtain a revolving credit facility or are unable to maintain a revolving credit facility for the entire life of USA Capital First Trust Deed Fund, then we will not be able to avail ourselves of the advantages of, and hence subject ourselves to the risks associated with, leveraging the loan portfolio, either during the life of USA Capital First Trust Deed Fund or during those periods that we do not have access to a revolving credit facility.

Leveraging our loan portfolio would better enable us to keep our funds invested in loans, rather than invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans. For example, if an existing loan matures, it may be several months or more before we could reinvest the loan proceeds in a new loan. During that period, the loan proceeds would be invested in one of the short-term investments described above. By using the credit facility, we could decrease the time funds are invested in such short-term investments by allowing us to make new loans as loan opportunities arise, rather than waiting for existing loans to pay off or new investor funds to accrue, in order to make such new loans. By leveraging our loan portfolio, we might also be able to increase our yield. This increased yield will result if the interest earned by us on our leveraged loans exceeds the interest that must be paid by us on the funds borrowed from a third party lender. This spread between the interest earned on a leveraged loan and the interest paid on the borrowed funds used to make the loan would accrue to us.

The credit facility would be intended to be repaid primarily from loan payoffs as our then-existing loans mature, although it might also be repaid from new investor funds or distributions that an investor has elected to reinvest in USA Capital First Trust Deed Fund. Any investor who has elected to reinvest his or her distributions will be credited with the purchase of additional units on the effective date of reinvesting, even if the distributions are used to repay the credit facility.

We would assign portions or our entire loan portfolio as security for the credit facility. The total amount outstanding under the credit facility would not at any time exceed 50% of our total loan portfolio. Borrowing under the credit facility could have possible adverse tax consequences that are explained in greater detail in the section entitled “Federal Income Tax Consequences.”

USE OF PROCEEDS

Through our Registration Statement on Form S-11, we registered an aggregate of 27,000 membership units at a purchase price of $5,000 per membership unit for an aggregate offering amount of $135,000,000. Of the 27,000 membership units, we registered 8,000 Class A membership units, 7,000 Class B membership units and 12,000 Class C membership units, where such units differ only with respect to the relevant holding periods for the units and the relative preferred returns applicable to the units. Pursuant to this offering, investors are required to purchase a minimum of two units, for $10,000 and cannot purchase fractional units. The offering includes units issued under our distribution reinvestment plan.

Upon the assumption that we place the maximum number of units pursuant to this offering, we estimate that we will have net proceeds of $131,625,000 available for investment in mortgage loans from this offering. The following table contains estimated use of the gross proceeds of this offering, assuming that we are fully subscribed.

	ASSUMING FULL SUBSCRIPTION	PERCENTAGE OF OFFERING
Gross Offering Proceeds	$135,000,000	100.00%
Less Management Fees	$2,025,000	1.50%
Less Cash Reserves	$1,350,000	1.00%

Cash Available for Investment in Mortgage Loans	$131,625,000	97.50%

Although USA Securities, LLC and its selected dealers are entitled to selling commissions of up to 3.0% of the price of each unit sold, the selling commissions are payable by our manager and, as a result, will not impact the proceeds to be received by us. Accordingly, the net proceeds from this offering are calculated without including offering expenses, such as legal and accounting expenses, reproduction costs, selling expenses and filing fees paid to the Securities and Exchange Commission, and state securities regulatory agencies. Our manager has agreed to pay all such offering expenses, and all of our organizational expenses, without seeking reimbursement.

Pending investment in additional mortgage loans, we may invest proceeds from our registered offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. In addition, our manager may set aside such amounts as it deems appropriate to meet our unexpected cash needs, including such cash needs as may arise if one of our loans goes into default or if additional cash is required to pay our preferred returns.

Pursuant to our prior offering, as of July 31, 2004, we have sold 5,007.7985 units representing a capitalization of $25,038,992.50, where such units consist of 2,069.7696 Class A Units, 596.0795 Class B Units and 2,341.9494 Class C Units. Of our outstanding units, we issued 8.8901 of Class A Units, 4.1162 of Class B Units and 46.9763 of Class C Units through our reinvestment program, and redeemed 2.1205 Class A Units, 0.0367 Class B Units and 1.0269 Class C Units. The following table contains information on our use of the gross proceeds from the sale of our units.

	AS OF JUNE, 2004	PERCENT OF OFFERING
Gross Offering Proceeds	$25,038,992	100.00%
Less Management Expenses	$65,780	0.26%
Less Investment in Mortgage Loans	$(19,268,435)	76.95%

Cash Balance	$5,704,777	22.78%

SELECTED FINANCIAL DATA

The tables below set forth selected financial data derived from our financial statements for the periods indicated.

	Inception to Year Ended December 31,	Year Ended December 31,		Six Months Ended June 30, (unaudited)
	2001	2002	2003	2003	2004
Revenues:
Interest earned from investments in mortgage loans	$—	$—	$86,412	$—	$697,828
Other income	—	—	—	—	129

Total revenues	$—	$—	$86,412	$—	$697,957

Expenses:
Management fees	$—	$—	$—	$—	$88,280
Other	171		14	6	27

Total expenses	171		14	6	88,307

Net income	$(171)	$—	$86,398	$(6)	$609,650

	Year Ended December 31		Six Months Ended June 30, (unaudited)
	2002	2003	2003
Assets:
Cash and cash equivalents	$49,829	$500,758	$1,512,987
Investments in mortgage loans	—	5,642,444	17,473,141
Interest and other receivables	—	46,262	161,371
Deferred Registration costs	371,728	—	—

	$421,557	$6,189,464	$19,147,499

Liabilities and Members’ Equity
Accounts payable and accrued expenses	$—	$—	$—
Management fee payable	—	—	65,780

	$—	$—	$65,780

Commitments and contingencies	$—	$—	$—
Members’ equity	421,557	6,189,464	19,081,719

	$421,557	$6,189,464	$19,147,499

INVESTOR SUITABILITY STANDARDS

As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long-term investment for which they do not need liquidity until the expiration of the relevant holding period applicable to the relevant class of units purchased. In addition, our units are subject to other limitations on redemption and transfer described in this prospectus.

You must meet one of the investor suitability standards contained in the second or third columns in the table below to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards.

The chart below is for informational purposes only and is not intended to imply that this offering has been qualified or registered in a particular state. We will not sell units in a state in which we have not qualified or registered this offering.

STATE(S)	MINIMUM NET WORTH / MINIMUM GROSS INCOME	O R	MINIMUM NET WORTH	ADDITIONAL REQUIREMENTS
California	$60,000 / $60,000		$225,000	Investment is less than 10% of net worth for persons who do not meet the minimum net worth requirement of $225,000.

All Other States	$45,000 / $45,000		$150,000	None

In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

•	Have received this prospectus;

•	Understand that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor made any recommendation or endorsement of, the units; and

•	Understand that an investment in USA Capital First Trust Deed Fund, LLC will not, in itself, create a qualified retirement plan as described in the Internal Revenue Code and that you must comply with all applicable provisions of the Internal Revenue Code in order to create a qualified retirement plan.

Each of these representations reflects that we are not indicating any approval by anyone other than our manager, or that an investment will have an effect other than to make you a member of USA Capital First Trust Deed Fund, LLC.

You will also represent that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you will represent to us that you:

•	Understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

•	Understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units and that it may not be possible to readily liquidate an investment in the units; and

•	Have investment objectives that correspond to those described elsewhere in this prospectus, i.e., to preserve the capital invested and to receive monthly distributions of cash.

You will also represent to us that you have the capacity to invest in our units by confirming that:

•	You are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

•	If you are a trustee, that you are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units. By executing the subscription agreement, you will not be waiving any rights under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. The units may, therefore, be suitable for:

•	Persons seeking current taxable income;

•	Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

•	IRAs or Roth IRAs;

•	Simplified Employee Pensions; and

•	Other entities exempt from federal income taxation such as endowment partnerships and foundations and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, our manager intends to manage our operations so that an investment by a qualified plan will not render our assets as plan assets under ERISA. The ERISA regulations are also applicable to an IRA.

Our manager is not permitted to allow any qualified plan to purchase units if our manager has investment discretion over the assets of the qualified plan or if our manager regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor or business consultant for the legal, tax and business aspects of an investment in USA Capital First Trust Deed Fund, LLC before subscribing for units.

INVESTMENT OBJECTIVES AND POLICIES

We engage in the business of investing in mortgage loans. These mortgage loans include acquisition, development, construction, bridge or acquisition and development loans secured by first deeds of trust on undeveloped land and residential and commercial developments located primarily in the United States, but we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.

As of June 30, 2004, we have participated in the making of, or purchased an interest in, 19 mortgage loans in the aggregate principal amount of $19,277,991, of which 18 mortgage loans in the aggregate principal amount of $17,473,141 are outstanding.

We were formed on February 16, 2001, through the filing of our articles of organization with the Nevada Secretary of State. We are governed by our operating agreement dated June 1, 2003. Our operations are managed by USA Capital Realty Advisors, LLC, our manager.

Lending Process

Due to our limited operations, we have primarily purchased entire or fractional interests in mortgage loans and participated with other lenders in making mortgage loans. Although we intend to make a substantial portion of our mortgage loans rather than purchase, we have elected to purchase interests in mortgage loans, in lieu of holding cash. In this regard, we have purchased fractional interests in mortgage loans from third parties, such as USA Commercial Mortgage Company, affiliates of USA Commercial Mortgage Company and persons for whom USA Commercial Mortgage Company has previously brokered mortgage loans. Mortgage loans purchased from these parties do not involve any additional fees payable to USA Commercial Mortgage Company or its affiliates and are purchased for cash at par, i.e., the amount outstanding under the mortgage loan at the time of purchase. We are not limited in the amount of loans we may purchase from affiliates or third parties.

We identify potential investments either through the efforts of our manager and its affiliates or through solicitations received from third parties. Once a potential investment is identified, our manager conducts due diligence with respect to the prospective borrower and the proposed collateral and, in the case of making a mortgage loan, will negotiate the terms of the mortgage loan. As part of this process, our manager verifies whether our lending standards and policies have been satisfied. Although we generally limit the negotiation of our mortgage loans to the amount, term and interest rate of a mortgage loan, we may negotiate other terms and conditions on a case-by-case basis. Once the terms of the mortgage loan are finalized, our manager formally approves the investment and prepares the necessary documentation through its main offices in Las Vegas, Nevada. In terms of the funding of each mortgage loan, once the title company designated by our manager has received all of the relevant documentation, the title company is instructed to disburse the funds to the borrower.

Borrowers make monthly loan payments, and are instructed to mail their checks or money orders to us for deposit into the trust account of a third party servicer (usually USA Commercial Mortgage Company), or our trust account, which is maintained at a financial institution selected by our manager.

As part of the terms of our mortgage loans, borrowers are required to make their monthly loan payments to the trust account of a third party servicer maintained at a financial institution selected by our manager. In addition, borrowers submit to various conditions and features under our standard loan agreements. These conditions and features include, but are not limited to, the following:

•	Reserve Accounts. A portion of the loan amount may be held in an interest reserve account for the benefit of the borrower. As interest on the loan accrues, interest owed to us is paid from this account until it is depleted, whereupon the borrower must pay the amounts owed out of its own funds. We also reserve the right to create other reserve accounts from undisbursed portions of the borrower’s loan to satisfy liens, pay for items that the borrower has budgeted for or pay for interest yet to accrue on the loan.

•	Budget. The borrower must submit a budget to us representing the borrower’s best estimate of all required project costs, including construction costs and permit costs. The loan amount is disbursed from an escrow account in accordance with the funding needs accounted for in the budget. The borrower must obtain our consent for any supplement, modification or amendment to its budget.

•	Disbursements of Funds. Our obligation to disburse any portion of the loan amount to the borrower is contingent upon, among other conditions, that: the borrower obtain required waivers and bonds from subcontractors; the borrower obtain proper documentation on services provided on behalf of the project; the borrower has given us copies of all necessary permits or governmental approvals; the borrower has received our approval of its budget; and the construction of the improvements conforms to the borrower’s plans and applicable law.

•	Borrower’s Warranties. The borrower must make representations and warranties that, among other things: its taxes are paid; it is in compliance with the law, it received all necessary approvals and permits from the relevant governmental authorities; no material litigation, or threat of litigation, exists that would have an adverse effect on the property; it has good and marketable title to the property; and it has no undisclosed subsidiaries, divisions, joint ventures or partnerships.

•	Construction Information. Upon demand, the borrower must give us reports setting forth all accrued project costs, all project costs projected to complete the project, any variance between actual and projected project costs and the amount set forth in the borrower’s budget and all changes from the previous report.

•	Contractors and Subcontractors. We reserve the right reasonably to approve all contractors and subcontractors. The borrower must give us a list of all contractors, and keep such list current when there are any changes. Each list must contain information regarding each contractor and subcontractor including the status, cost and other material aspects of the services provided or to be provided.

•	Sale or Other Encumbrance. If the borrower sells, assigns, transfers, conveys, pledges, hypothecates, mortgages, encumbers with financing, or otherwise alienates, whether voluntarily or involuntarily or by operation of law, the property securing the loan, or any part thereof, without our prior consent, we reserve the right to declare the loan, including a prepayment fee, immediately due and payable. Any change in ownership, form of entity or ownership of the stock of the borrower is deemed a transfer.

•	Insurance. The borrower is required to maintain the following lines of insurance prior to completion of improvements: builders “all risk” insurance; after completion of improvements, property “all risk” insurance; combined single limit general liability insurance in the amount of $2 million; and all other insurance required by law or as we may reasonably require from time to time.

•	Reporting Requirements. The borrower must notify us of the following matters, as soon as the borrower learns of such matters: any litigation affecting or relating to the borrower, the guarantor, the project or the property; any dispute between the borrower and any governmental agency; any threat or commencement of condemnation proceedings; any event of default; and any change in the executive management personnel of the borrower. In addition, the borrower must provide us with monthly status reports with respect to the project, the borrower’s quarterly financial statements, the borrower’s and guarantor’s annual financial statements and any audited financial information applicable to the borrower or guarantor.

•	Governing Law. Nevada law governs the construction and enforcement of all loan documents. Further, the borrower must agree that any actions must be brought in Clark County, Nevada. In addition, the borrower must waive its right to a jury trial.

After the funding of a mortgage loan, our manager is responsible for servicing and managing the mortgage loan. Since our manager may delegate loan-servicing activities to a third party, our manager has designated USA Commercial Mortgage Company to service our loans. In this regard, USA Commercial Mortgage Company maintains all loan documents, makes or manages construction loan disbursements, collects or manages loan payments, enforces or manages the enforcement of mortgage loans and engages in other loan administrative services.

All aspects of the selection, due diligence, document preparation, origination, servicing and managing of or for our mortgage loan are conducted by our manager and its affiliates through their offices in Las Vegas, Nevada. Our manager is responsible for reviewing and revising our investment objective and policies in response to changes in the marketplace. Although our manager has the ability of revising our investment objectives and policies without the approval of investors, our manager anticipates that such revisions would not materially impact our ability to generate and distribute cash flow from our operations.

Investment Guidelines

1. First Deeds of Trust and Other Security. All of our loans will only be secured by first deeds of trust that encumber the property which the loans are being used to acquire, develop, construct or otherwise finance. In some states, a mortgage is used to create a security interest in real property, rather than a deed of trust. For purposes of this prospectus, the terms “deed of trust” and “mortgage” mean both a deed of trust and a mortgage. In addition, we may obtain guaranties from third parties, such as principals or affiliates of the relevant borrower, and require the assignment of certain agreements related to the development of the property, such as engineering contracts, architects contracts, plans and drawings, construction contracts and permits, licenses, franchises and authorizations. The assignment of such agreements would permit us to exercise the rights of the borrower under a specified contract or agreement upon the borrower’s default. Our manager will exercise its business judgment in deciding which of our loans will also require guaranties or assignments of development-related agreements.

2. Location and Types of Properties. As of the date of this prospectus, all of our investments are secured by real property located in the United States. In the sole discretion of our manager, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. In terms of the types of real property that secure our loans, we will invest in loans secured by:

•	Raw and unimproved land, including unentitled land;

•	Residential properties and developments;

•	Commercial properties and development; and

•	Leasehold interests.

Raw and unimproved land ranges from land that has not received all of its requisite permits and entitlements to land that has received most of its permits and entitlements or has had a tentative map approved. The types of permits and entitlements include: zoning approvals, variances, architectural approvals, clearance on environmental impact concerns relating to traffic, open space, school or transit impact, endangered species, wetlands, noise and air quality and compliance with other local, state and federal governmental and quasi-governmental agencies that have jurisdiction over the project. These local, state and federal governmental and quasi-governmental agencies may include: the Army Corps of Engineers, which has jurisdiction over areas that constitute wetlands; the Department of Fish and Game, which has jurisdiction to identify and protect endangered species; local planning commissions, which have jurisdiction over building permits; and community advisory committees, which may not have direct approval power but whose input is important in obtaining entitlements for a development.

In terms of residential properties and developments, these are properties that are designed for the development of condominiums, townhouses and single-family detached homes. Generally, as the borrower develops the residential project and sells the homes, we receive payments against the loan. The development of such projects are subject to increased costs and delays related to inclement weather that creates delays in construction, increases in the cost of materials or labor, shortages of materials or labor, difficulties in scheduling subcontractors or other labor and material providers, unforeseen soil conditions or other physical characteristics of the property and the presence of hazardous materials necessitating remediation.

In terms of commercial properties and developments, these are properties on which commercial projects, such as multi-unit residential structures, senior housing, office buildings, shopping centers, retail stores, industrial and warehouse facilities, self-storage facilities, motels, hotels and resorts, are being built or are to be built. In addition to the potential increased costs and delays that are applicable to residential properties and developments, commercial properties and developments must compete with other similar commercial properties by having its square footage absorbed by the local or regional market.

With respect to either residential or commercial developments, the borrower may have the right to occupy and develop the land under a long-term ground lease rather than own the land. As a result, the security for the loan would be the borrower’s leasehold interest in the land, i.e., the right to occupy and use the land, rather than a fee interest in the land. Since leasehold interests are generally subject to the right of the owner of the real property to terminate the ground lease, we attempt to have the owner of the real property provide us with default notices and the right to cure such default. We estimate that a small number of our loans, if any, will be secured by first deeds of trust on leasehold interests in real estate.

3. Types of Loans. We generally categorize our loans as either acquisition, development, bridge or construction loans. Each type of loan is described as follows:

•	Acquisition loans are generally loans used to acquire the underlying real property;

•	Development loans are generally loans used for the development of the real property on which the particular residential or commercial development is to be built (i.e., sewer, water, roads, etc.);

•	Construction loans are generally loans used for the vertical construction of residential or commercial properties (i.e., concrete, framing, roofing, etc.) and loans that include acquisition, development, and construction components;

•	Bridge loans are generally loans used for the refinancing of existing real property whether land, residential developments or commercial buildings; and

•	Acquisition and Development loans are generally used to acquire and develop the underlying real property on which the particular residential or commercial development is to be built (i.e. sewer, water, roads, etc.).

4. Loan-to-Value Ratios. The amount of a loan generally does not exceed the following percentages, based on the value of the collateral as determined by an independent written appraisal or by our manager through alternative methods at the time the loan is made. Any real property appraisal supporting a loan will be maintained by our manager for at least five years and will be made available for inspection and duplication at the request of any investor. We will charge a nominal fee for any copies requested.

TYPE OF PROPERTY/LOAN	LOAN-TO-VALUE RATIO (SUBJECT TO INCREASE BY OUR MANAGER)
Residential Properties and Developments	75%
Commercial Properties and Developments	75%
Raw and Unimproved Land	60%

These loan-to-value ratios may be increased if, in the sole discretion of our manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained. It is important to note that our manager does not anticipate obtaining or requiring the borrowers to maintain mortgage insurance. In addition, the loan-to-value ratio for raw and unimproved land may be increased, in our manager’s discretion, to 75% if such land is already entitled, a tentative map has been approved for the unimproved land or our manager believes that the borrower is likely to secure key entitlements.

Appraisals and loan-to-value ratios may be determined for construction loans upon the assumption that all of the improvements for which the loan is being sought are completed. Finally, our loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned, which is acquired through foreclosure, or to refinance an existing loan that is in default at the time of maturity. In such cases, our manager is free to accept any reasonable financing terms that it deems to be in our best interests, in its sole discretion.

We may receive an appraisal for the property on which we invest in. Generally, appraisers retained by us will be certified by the American Institute of Real Estate Appraisers. We may use appraisals from individuals who hold other credentials, such as those who meet the minimum qualifications prescribed by local laws or who commercial lenders in the state in which the property is situated generally use. In addition, in lieu of an appraisal, our manager may elect to rely on alternative methods to determine the sufficiency of the loan to value ratios, such as a broker’s opinion of value or other similar information.

5. Terms of Loans. Although our loans generally have an initial term of between one and three years, we may make loans that have a shorter maturity if our manager believes in its sole discretion that the loans represent a sound investment opportunity. Loans that we purchase an interest in may have a shorter term remaining than one year when we purchase such interest. Most loans will require that the borrower make interest payments only during the loan term, and a substantial “balloon payment” at the end of the term. Many borrowers do not have sufficient funds to make this balloon payment and, consequently, must refinance or sell the underlying property. Generally, the borrower must grant a security interest to us with respect to the real property, all improvements to the property, fixtures and proceeds derived from the property.

6. Escrow Conditions. Our loans are funded through an escrow account handled by either a qualified title insurance, escrow company or other qualified company performing similar functions. The escrow agent is typically instructed not to disburse any of our funds out of escrow to fund the loan until:

•	Satisfactory title insurance coverage has been obtained for the loan, naming us and other lenders, if appropriate, as the insured and providing title insurance in an amount equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by reason of other causes, such as diminution in the value of the property, over-appraisals and borrower’s defaults, etc.

•	Satisfactory fire and casualty insurance has been obtained for the property underlying the loan, naming us and other lenders, if appropriate, as loss payee in an amount equal to the principal amount of our loan. Fire insurance will not be required where a loan is secured by unimproved land.

In addition to the foregoing requirements, the release of funds to a borrower from the escrow account is further constrained by, among other matters, disbursement schedules, continued compliance with the borrower’s covenants under the escrow agreement and other escrow related protections and procedure.

7. Absence of Mortgage Insurance. Our manager does not arrange for mortgage insurance, which would afford some protection against loss if we foreclosed on a loan encumbering property with insufficient equity to repay all sums owed.

8. Credit Evaluations. Our manager considers the income level and general creditworthiness of a borrower to determine that borrower’s ability to repay the relevant loan, however, such considerations are subordinate to our manager’s determination that the value of the property, which may be on an “as constructed” basis with respect to a construction loan, is sufficient to satisfy the loan-to-value ratios described above or other loan-to-value ratios that our manager deems appropriate for any particular loan. Therefore, we may invest in loans to borrowers who (i) are in default under their other obligations for the purpose of debt consolidation or (ii) do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Some, but not all of our loans are also guaranteed by third parties, such as principals or affiliates of the relevant borrower. We also might take additional security, such as a second deed of trust, a subordinated deed of trust, pledges of partnership interests or interest in other properties unrelated to the loan. We strongly prefer that both the borrower and any guarantor submit financial statements to us prior to making any loan. The primary source of repayment of any loan is generally from the sale or refinancing of the property, not from the borrower’s own resources or from any guarantor. Our manager exercises its business judgment in deciding which of our loans will be guaranteed. If a borrower is unable to repay its loan at maturity or if the borrower defaults under the loan, we generally foreclose on and subsequently sell the property. If the sales proceeds are inadequate to repay the loan and costs of foreclosure, we may be precluded from seeking the deficiency from the borrower, either because the loan is a nonrecourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, although we attempt to require the guarantor to waive legal defenses, the guarantor may be able to raise such defenses available to guarantors generally that would impair our ability to seek a deficiency judgment from the guarantor.

9. USA Capital First Trust Deed Fund as Payee. Loan documents (notes, deeds of trust, etc.) and insurance policies generally name us as payee. In the event of our participation with other lenders in making loans or our purchasing of fractional interests in mortgage loans, all lenders are named. Loans that we purchase and loans that are contributed by investors in exchange for our membership units which are originally written in the name of the original lender or investor, however, are not written in our name. These loans will be assigned to us when they are purchased or contributed.

10. No Loans to our Manager. We generally do not make loans to our manager or to any of its affiliates, except for any financing extended as part of a sale of real estate owned as a result of foreclosure.

11. Purchase of Loans from our Manager or its Affiliates. We have purchased pre-existing loans, or fractional interests of pre-existing loans, that are secured by first deeds of trust from USA Capital Diversified Trust Deed Fund, LLC, an affiliate of our manager, and may purchase additional interests in loans from third parties, so long as any such loan is not in default and otherwise satisfies our lending guidelines. Our purchase price for any such loan is equal to a proportionate share of the loan balance with respect to the purchase of a fractional loan interest.

12. Loan Diversification. Until such time as $100,000,000 in units has been sold, no one loan, or interest in a loan, will exceed $20,000,000. Once $100,000,000 in units has been sold for all loans made or interest in loans purchased thereafter:

•	No one loan, or interest in a loan, will exceed 15% of all of our loans outstanding at the time of the loan; and

•	No more than 25% of our loans outstanding at any time will thereafter be made to a single borrower, together with any affiliates of such borrower.

13. Loan Participations. We participate in the funding of loans with other lenders, so long as the loan otherwise meets our lending guidelines. We may fund new loans by ourselves or we may participate in the funding of such loans with:

•	Mortgage funds or investment vehicles that are affiliated with us; or

•	Third parties that are clients of USA Commercial Mortgage Company or its affiliates.

When we participate in funding a new loan with third parties each party will have a fractional interest in the new loan equal to the proportion of the loan that each party funded.

14. Reserve Fund. A contingency reserve fund may be retained for the purpose of covering our unexpected cash needs. The amount of this reserve fund will be established by our manager, but the amount of the reserve fund is anticipated to be up to approximately 1% of the offering proceeds. This reserve fund may be held in cash, bank accounts, certificates of deposit, money market accounts, short-term bankers acceptances, publicly traded bond funds or other liquid assets. The yield from investments of reserve funds may not be as high as the yield that would result if such reserve funds were invested in loans. The principal purpose of the reserve fund would be for other unexpected cash flow needs, not for investor redemptions, and our manager would not be required to use reserve funds to meet requested investor redemptions.

15. Restricted Activities. In addition to the foregoing guidelines, we do not propose to do any of the following:

•	Issue senior securities;

•	Invest in the securities of other issuers for the purpose of exercising control;

•	Underwrite securities of other issuers; or

•	Offer securities in exchange for property, other than cash.

Mortgage Loan and Portfolio Summary

As of June 30, 2004, our loan portfolio consisted of investments in 18 mortgage loans with an aggregate balance outstanding of $17,473,141. We generally categorize our loans as either acquisition, development, bridge or construction loans where:

•	“Acquisition” loans are generally loans used to acquire the underlying real property;

•	“Development” loans are generally loans used for the development of the real property on which the particular residential or commercial development is to be built (i.e., sewer, water, roads, etc.);

•	“Construction” loans are generally loans used for the vertical construction of residential or commercial properties (i.e., concrete, framing, roofing, etc.) and loans that include acquisition, development, and construction components;

•	“Bridge” loans are generally loans used for the refinancing of existing real property whether land, residential developments or commercial buildings; and

•	“Acquisition and Development” loans are generally used to acquire and develop the underlying real property on which the particular residential or commercial development is to be built (i.e. sewer, water, roads, etc.).

The following table provides summary information as to our loan portfolio at June 30, 2004, where all percentages are approximate and, due to rounding, may not add up to 100%.

TYPE OF MORTGAGE LOAN	NUMBER OUT- STANDING	AGGREGATE BALANCE OUT- STANDING	% OF LOAN PORTFOLIO	RANGE OF INTEREST RATES	AVERAGE INTEREST RATES	RANGE OF REMAINING TERM (MONTHS)	WEIGHTED AVERAGE OF REMAINING TERM (MONTHS)
Acquisition	6	$2,616,000	15.0%	11.0%-13.5%	12.9%	1.8-10.8	5.6
Bridge	5	$6,956,000	39.8%	12.5%-14.0%	12.9%	0.0-16.0	4.5
Construction	4	$4,535,000	26.0%	12.0%-13.0%	12.4%	0.8-18.0	4.0
Development	2	$3,166,141	18.1%	12.0%-13.0%	12.5%	1.1-10.0	5.3
Acquisition & Development	1	$200,000	1.1%	12.5%	12.5%	9.2	9.2

TOTAL	18	$17,473,141	100.0%	11.0%-14.0%	12.7%	0.0-18.0	4.8

Due to the short-term nature of our loans, the variety of loans we make and the continuous changes in the marketplace, the information regarding our loan portfolio as of June 30, 2004 may not reflect our loan portfolio in the future.

Our investments in mortgage loans are secured by deeds of trust encumbering a wide range of real property or real property interests. The following table provides a summary of the types of real property or real property interests that secure our investments as of June 30, 2004.

TYPE OF REAL PROPERTY OR REAL PROPERTY INTEREST	NUMBER OF LOANS	AGGREGATE BALANCE OUTSTANDING	% OF LOAN PORTFOLIO
Residential	2	$1,740,000	10.0%
Commercial	5	$7,131,000	40.8%
Mixed Use	2	$3,166,141	18.1%
Unimproved Land	9	$5,436,000	31.1%

TOTAL	18	$17,473,141	100.0%

We have invested in mortgage loans secured by real property located in seven states. Although we may invest in loans securing property in any state, or to a limited extent abroad, the majority of the loans in our portfolio are secured by real property located in the southwestern United States. As of June 30, 2004, approximately 70% of our loan portfolio was invested in loans with collateral located in either Arizona or California. As a result of this geographical concentration of our mortgage portfolio, a downturn in the local real estate markets in Arizona or California could have a material adverse effect on us. The following table lists the geographic location of the collateral, number of loans, aggregate balance outstanding and percentage of loan portfolio represented in each state as of June 30, 2004.

STATE	NUMBER OF LOANS	AGGREGATE BALANCE OUTSTANDING	% OF LOAN PORTFOLIO
Arizona	4	$7,066,000	40.04%
California	7	$5,971,000	34.2%
Nevada	2	$466,000	2.5%
Illinois	1	$1,505,141	8.6%
Florida	1	$1,300,000	7.4%
Texas	2	$370,000	2.1%
New Mexico	1	$795,000	4.6%
TOTAL	18	$17,473,141	100.0%

As of June 30, 2004, none of our loans was impaired or non-performing. We characterize a mortgage loan as “non-performing” if the payment of principal or interest is 120 days past due and as “impaired” if we will be unable to collect all amounts due according to the terms of the loan. If and when we have impaired or non-performing loans, our manager will evaluate the collectibility of such mortgage loans in light of the types and dollar amounts of loans in our loan portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and underlying collateral. Our manager then will determine if the underlying values of assets securing the impaired or non-performing mortgage loans are sufficient to realize the carrying value. If such loans are sufficiently secured, we will not make an allowance for loan losses with respect to such mortgage loans.

Use of Loan Proceeds

Depending on the nature of each project, our loans may be used to fund the acquisition of property and pay development costs, costs to construct infrastructure improvements or costs to construct improvements. Typical development costs include costs to secure permits and entitlements and to resolve land use issues, architects’ and engineers’ fees and expenses, costs to secure utility services and other costs needed to prepare the property for the construction of improvements. Costs to construct infrastructure improvements generally relate to grading, roads, sewers, sidewalks, lights and utility conduits. The costs to construct infrastructure or building improvements may include both “hard costs,” such as the cost of materials, supplies and labor, and “soft costs,” such as marketing and promotional costs, legal, accounting and other consultants’ costs, cost of permits and construction management fees.

Additionally, most of our loans contain interest reserves such that the loan amount will contain funds sufficient to service the interest due under the loan from loan inception until loan maturity. Our loans may also be used to provide bridge or interim financing to a developer or builder whose land acquisition loan is maturing and needs financing for an additional period of time in order to complete the entitlement process. In some instances, our loans may be used by the borrower for purposes unrelated to the development of the property that secures the loan.

Loan Servicing

It is anticipated that all of our loans will be “serviced” by our manager who will make or manage, potentially through third parties, construction loan disbursements, collection of loan payments, loan enforcement and other loan administrative services. Our manager will be entitled to contract with third party service providers to assist it with respect to servicing our loans, provided that such third party service providers charge competitive fees for their services. Our manager will be compensated for such loan servicing activities.

Borrowers make monthly loan payments, and are instructed to mail their checks or money orders to us for deposit into our trust account, or the trust account of a third party servicer, which will be maintained at a financial institution selected by our manager.

Loan Repayment

Depending on the nature of a loan and the purposes for which the borrower is seeking the loan, a borrower may repay its loan from the sale, lease or refinance of the real property that secures such loan or from other sources. Land development loans, such as loans used to finance the cost of entitling and subdividing land, are generally repaid from the sale of the entitled, subdivided land to other developers or homebuilders. Construction loans to residential homebuilders are typically repaid from the sale of the completed homes. In contrast, construction loans to commercial developers are typically repaid either from a sale or refinancing of the project. Bridge loans can be repaid from the sale or refinancing of the property or from other sources of funds that the borrower has access to.

Sale of Loans

We have and will invest in mortgage loans. We do not expect to engage in real estate operations in the ordinary course of business, except as may be required when we foreclose on the property securing one of our mortgage loans. We do not presently intend to invest in mortgage loans primarily for the purpose of reselling such loans in the ordinary course of business. However, we may occasionally sell mortgage loans (or fractional interests therein) when our manager determines it to be advantageous for us to do so, based upon then current interest rates, liquidity, the length of time that we have held the loan and our overall investment objectives. The company may, however, sell its interest in mortgage loans to a third party especially in the case of an impaired or non-performing loan.

Enforcement of Security Interests

If one of our loans goes into default, the range of responses that our manager may take with respect to the default may vary depending on the nature of the default and the circumstances existing at the time of the default. These responses may include, without limitation:

•	Granting additional cure periods to the borrower;

•	Requiring the borrower to contribute additional funds to the project;

•	Refraining from funding future phases of construction;

•	Replacing the borrower with an independent construction manager to supervise the completion of the project;

•	Seeking a receiver to oversee the completion of the project;

•	Installing professional management of the property;

•	Foreclosing non-judicially under the mortgage or deed of trust or taking such other loan enforcement actions as are typically undertaken by commercial lenders in the state that governs the enforcement action;

•	Negotiating and accepting a deed in lieu of foreclosure; and/or

•	Commencing legal action against the borrowers or against any guarantors of the loan if our manager determines that such actions are prudent under the circumstances.

Our manager also may forgive debt or modify the economic terms of the loan (e.g., altering the rate of interest, extending the maturity date or altering the payment obligations) if it believes such actions are advisable under the circumstances.

In addition, the manner in which we enforce our rights under a mortgage or deed of trust depends on the laws of the state in which the property is situated. Depending on local laws, we may be able to enforce our mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale. Local laws also dictate, among other things, the amount of time and costs associated with a judicial or non-judicial foreclosure sale, whether we would be entitled to recover a judgment or deficiency judgment for the resulting shortfall if the proceeds from the sale of the property are not sufficient to pay the debt, either concurrently with or following a judicial or non-judicial sale, whether there are limits as to the amount of any deficiency judgment and whether the borrower would have a right to redeem the property following a judicial or non-judicial sale. If a borrower defaults under one of our loans, before commencing enforcement actions, our manager, as the loan servicer, will evaluate the applicable laws, and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located.

In some instances, a loan may be both secured by real property and guaranteed by a third party guarantor. In this instance, if a deficiency remains on a loan, we may attempt to enforce the guaranty against the guarantors. Depending on local laws, a guarantor may have defenses that would impair our ability to enforce its guaranty. Additionally, when appropriate, we may enter into certain assignment agreements with the borrower, pursuant to which the borrower assigns its rights to us with respect to engineering contracts, architects contracts, plans and drawings, construction contracts and permits, licenses, franchises and authorizations. These agreements allow us to exercise the rights of the borrower under a specified contract or agreement upon the borrower’s default.

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may either delay enforcement of the lien on a property securing a defaulted loan or, in certain circumstances, reduce the amount realized from the sale of a foreclosed property.

Competition

The mortgage lending business is highly competitive. We compete with other persons, entities, institutional lenders and others engaged in the mortgage lending business. Our primary competitors are conventional lenders, such as commercial banks, thrifts, conduit lenders, insurance companies, mortgage brokers, pension funds and other financial institutions, and non-conventional lenders, much like ourselves, who offer secured loans on an expedited basis for higher fees and rates than those charged by conventional lenders. Many of our competitors have greater resources and greater experience than we and may have other advantages over us in conducting their business and providing services to potential borrowers. There can be no assurance that we will find suitable investment opportunities in the future.

Environmental Issues

Under current federal and state law, the owner and operator of real property contaminated with toxic or hazardous substances is, in most situations, liable for all costs associated with any remedial action necessary to bring the property into compliance with applicable environmental laws and regulations. This liability may arise regardless of who caused the contamination or when it was caused. In addition, this liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an “owner” or “operator” under applicable environmental laws, or extend to a lender post-foreclosure.

The properties that secure our loans may contain, or may become contaminated with, toxic or hazardous substances. While our manager makes reasonable investigations into whether the properties contain toxic or hazardous substances prior to making or purchasing a loan that is secured by such real property, these investigations will not guarantee that the real property is free of toxic or hazardous substances, nor can they ensure that the real property does not become contaminated with toxic or hazardous substances subsequent to the closing of the loan.

If any property that secures one of our loans is found to be contaminated, it could adversely impair the value of the property. For example, the value of the property would be impaired due to the decreased desirability of the property, slower absorption of the property into the market, declining sales prices, lower rental rates or decreased occupancy rates. In addition, the ability of the borrower to repay the loan would be affected in the event that the borrower would have to pay for the cost to remove or clean up the contamination or in the event that the borrower would be liable to purchasers or tenants of the property or owners or occupants of adjoining property for property damage, bodily injury, lost profits or other consequential damages. If the borrower fails to remove or clean up contaminated property, it is possible that federal, state and local environmental agencies could perform the removal or cleanup, then impose liens upon, and subsequently foreclose on, the property to pay for the costs of such removal or cleanup. Furthermore, even if we do not foreclose on a contaminated property, the mere existence of hazardous substances on such real property security may depress the market value of such real property security such that the loan is no longer adequately secured.

We generally do not participate in the on-site management of any facility on property that secures one of our loans in order to minimize the potential of liability for cleanup of any environmental contamination under applicable federal, state or local laws. However, where we have taken title to contaminated property due to foreclosure or otherwise, our manager may determine that it is in our best interests to cause the property to be cleaned up. As a result, we may incur full recourse liability for the entire cost of any such removal and cleanup and liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. It is possible that these obligations, collectively, may exceed the value of the property.

We would also be exposed to the risk of lost revenues during any cleanup, and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property becomes known. If we fail to remove the substances or sources and clean up the property, it is possible that federal, state or local environmental agencies could perform such removal and cleanup, and impose and subsequently foreclose liens on the property for the cost thereof. We may find it difficult or impossible to sell the property prior to or following any such cleanup. We could be liable to the purchaser thereof if our manager knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

MANAGEMENT

Our Management

Our business is managed by USA Capital Realty Advisors, LLC. The telephone number for our manager’s offices is (702) 734-2400. USA Capital Realty Advisors, LLC is managed by USA Investment Partners, LLC, which is managed by Joseph D. Milanowski and Thomas A. Hantges. Our management is structured this way to keep our operations separate and distinct from the operations of affiliated entities.

Through the ownership by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton own 91.4% of USA Commercial Mortgage Company and 100% of USA Investment Partners, LLC, we are under common control with USA Commercial Mortgage Company. USA Commercial Mortgage Company has been licensed as a mortgage broker in the State of Nevada since January 11, 1990.

USA Capital Realty Advisors, LLC

USA Capital Realty Advisors, LLC was organized on January 18, 2001 as a Nevada limited-liability company. USA Capital Realty Advisors, LLC manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with investors, accounting, tax and legal matters, communications and filings with regulatory agencies and all other necessary management and operational duties. As our only manager, USA Capital Realty Advisors, LLC has complete authority and responsibility for managing us regarding the following:

•	Evaluating and choosing the mortgage loans in which we will invest;

•	Originating, servicing and managing our mortgage loan investments; and

•	Managing all of our operations.

Our investors have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for investors in our operating agreement. Our manager has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans and will determine our investment policies and strategies in accordance with the section entitled “Investment Objectives and Policies.” These investment objectives and policies may be changed by our manager without the consent of investors. Our manager will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our manager will not have employees or physical facilities that are independent of USA Commercial Mortgage Company. Our books and records are maintained by our manager, subject to audit by independent certified public accountants.

Fiduciary Responsibility of Our Manager

Under Nevada law, the fiduciary duties of a manager to the limited-liability company and to its members are those of a partner to a partnership and to the partners of a partnership. Accordingly, a manager is accountable to a limited-liability company as a fiduciary, which means that a manager is required to exercise good faith and integrity with respect to company affairs. This fiduciary duty is in addition to those other duties and obligations of, and limitations on, our manager that are set forth in our operating agreement. Pursuant to the terms of our operating agreement, during business hours and with five days’ prior notice, any investor or his legal representative may inspect our financial statements and other books and records as they relate to our internal affairs.

Our operating agreement provides that our manager will have no liability to us for losses resulting from errors in judgment or other acts or omissions, unless our manager is guilty of intentional misconduct, fraud or a knowing violation of the law. Our operating agreement also provides that we will indemnify our manager against liability and related expenses (including reasonable attorneys’ fees and costs) incurred in dealing with us, investors or third parties, so long as no intentional misconduct, fraud or knowing violation of the law on the part of our manager is involved. Therefore, investors may have a more limited right of action than they would have absent these provisions in our operating agreement. A successful indemnification of our manager or any litigation that may arise in connection with our manager’s indemnification could deplete our assets as allowed under Nevada law. Investors who believe that a breach of our manager’s fiduciary duty has occurred should consult with their own counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our manager pursuant to the above-described provisions of our operating agreement, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Potential investors who have questions concerning the duties owed by our manager should consult with their counsel.

Removal of USA Capital Realty Advisors, LLC as Our Manager

USA Capital Realty Advisors, LLC will cease to be our manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. Investors holding more than 50% of our units can remove USA Capital Realty Advisors, LLC as our manager upon written notice by such investors to the effect that our manager is removed effective on the date set forth in such notice. Concurrently with delivery of such notice or within 90 days thereafter by written notice similarly given, investors holding more than 50% of our units may designate a successor manager. Upon removal of our manager for any reason, we will pay our manager an early termination fee equal to 1.5% of our then existing assets under management; provided, however, our manager shall forfeit the early termination fee in the event it is removed for cause. As provided in our operating agreement, cause is defined as including the finding by a civil or criminal court of competent jurisdiction of a felony, or any other offense or wrongdoing involving embezzlement, fraud, misappropriation of funds, moral turpitude or dishonesty or the determination by the Commission or state blue sky agency in an administrative proceeding of a willful violation of federal or state securities law.

Substitution of a new manager will be effective upon written acceptance of the duties and responsibilities of a manager, as set forth in our operating agreement, by the new manager. Upon effective substitution of a new manager, our operating agreement will remain in full force and effect, except that our manager will have changed, and our operations will be continued by the new manager.

Our manager may withdraw from USA Capital First Trust Deed Fund at any time upon not less than six months written notice of the same to our investors and with the consent of investors holding more than 50% of our units. In the event that our manager retires, the investors holding more than 50% of our units must designate a successor manager. If investors holding more than 50% of our units do not designate and admit a successor manager within the time specified, we will dissolve. Our manager may assign its interest in us, but our manager may not be changed except as set forth above.

Evaluation and Acquisition

Our manager will consider prospective loans for us to invest in. In that regard, our manager will evaluate the credit of prospective borrowers, analyze the return to us of potential mortgage loan investments, review property appraisals and determine which types of transactions appear to be most favorable to us.

Management of Loan Portfolio

After we acquire mortgage loans or invest in mortgage loans, our manager will also manage our mortgage loan portfolio. Our manager is responsible for:

•	Creating and implementing investment policies in furtherance of those contained in our operating agreement;

•	Preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

•	Preparing and reviewing reports for securities filings, distribution to our investors or otherwise;

•	Communicating with investors;

•	Supervising and reviewing our bookkeeping, accounting and audits;

•	Supervising and reviewing the preparation of our state and federal tax returns; and

•	Supervising professionals employed by us, including attorneys, accountants and appraisers.

Mortgage Loans

Our manager will obtain, process, make and invest in, broker and sell, manage and service our investments in mortgage loans. Its services will also include:

•	Reviewing investments in loans;

•	Recommending changes in loan investments;

•	Employing and supervising employees who handle the loan investments;

•	Preparing and reviewing projected performance;

•	Reviewing reserves and working capital; and

•	Collecting and maintaining all loans.

Our Management Team

Although we are managed by USA Capital Realty Advisors, LLC, due to the beneficial ownership of our manager by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton, we are under common control with USA Commercial Mortgage Company. Messrs. Hantges, Milanowski and Hamilton beneficially own 91.4% of USA Commercial Mortgage Company.

The following table shall provide the ages of Messrs. Hantges, Milanowski and Hamilton and the current capacities of Messrs. Hantges, Milanowski and Hamilton in USA Investment Partners, LLC and USA Commercial Mortgage Company:

NAME	AGE	TITLE
Thomas A. Hantges	52	Manager and Member (57%) of USA Investment Partners, LLC Chairman of the Board and Chief Executive Officer of USA Commercial Mortgage Company
Joseph D. Milanowski	43	Manager and Member (38%) of USA Investment Partners, LLC President, Chief Operating Officer and Director of USA Commercial Mortgage Company
Paul S. Hamilton	33	Member (5%) of USA Investment Partners, LLC Managing Director of USA Commercial Mortgage Company

The principal occupation and business experience of the members of our management team for least the last five years, are as follows:

Thomas A. Hantges. Mr. Hantges has been Chairman and Chief Executive Officer of USA Commercial Mortgage Company since 1997. Mr. Hantges is a Chartered Financial Analyst. He has lived in Las Vegas since 1967, obtaining both his BA and MBA from the University of Nevada Las Vegas. He is the founder of USA Commercial Mortgage Company, a licensed mortgage company that specializes in the placement of trust deed investments on behalf of its investors. Since 1990, USA Commercial Mortgage Company has acted as mortgage broker for over $900 million dollars in acquisition, development and construction loans on behalf of private investors. Mr. Hantges has more than 20 years of experience in the financial and securities industries. Since 1990, Mr. Hantges has also developed single-family lots, single-family and multi-family residences and commercial subdivisions in Southern and Northern Nevada.

Joseph D. Milanowski. Since 1998, Mr. Milanowski has been President, Chief Operating Officer and a Director of USA Commercial Mortgage Company. Mr. Milanowski is a Chartered Financial Analyst. He has lived in Las Vegas since 1988 and has been associated with USA Commercial Mortgage Company since 1993. He is primarily responsible for much of the underwriting and servicing for USA Commercial Mortgage Company. During his tenure with USA Commercial Mortgage Company and its affiliates, some of his primary responsibilities have included securities research for the gaming industry, real estate investment analysis and investment banking services for various investors. Mr. Milanowski obtained his BA in Economics from the University of Michigan and his MBA in finance from the University of Arizona.

Paul S. Hamilton. Mr. Hamilton has been associated with USA Commercial Mortgage Company since 1995 and has served as the Managing Director of USA Commercial Mortgage Company since 2000. Previously, Mr. Hamilton served as the Senior Investment Advisor of USA Commercial Mortgage Company. Mr. Hamilton attended the University of Nevada Las Vegas, concentrating in both Business and Political Science. During his tenure with USA Commercial Mortgage Company, Mr. Hamilton has engaged in the acquisition, sale, lease and analysis of commercial real estate projects. In addition, he is involved in account management and the underwriting of both short-term and permanent loans.

Compensation of Our Management Team

Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton do not receive any compensation directly from us, from our manager or from USA Investment Partners, LLC and, instead, are compensated in their capacities in USA Commercial Mortgage Company. USA Commercial Mortgage Company does not have a standing compensation committee. Accordingly, the total amounts paid to the executive officers of USA Commercial Mortgage Company have been determined, in part, by the management of USA Commercial Mortgage Company, and based, in part, on the relative equity ownership of said executive officers in USA Commercial Mortgage Company.

The following information shall provide certain information related to the compensation of Messrs. Hantges, Milanowski and Hamilton by USA Commercial Mortgage Company during the fiscal years ended December 31, 2003, 2002 and 2001. In accordance with the rules of the Securities and Exchange Commission, the payments described in this table do not include perquisites and other personal benefits received by the executive officers named in the table below which does not exceed the lesser of $50,000 or 10% of the total payments reported for the executive officers.

Name and Principal Position	Annual Compensation							All Other Compen- sation[1]		All Other Compen- sation[2]
	Year	Salary		Bonus		Other
Thomas A. Hantges, Chief Executive Officer and Chairman of USA Commercial Mortgage Company	2003 2002 2001	$ $ $	378,294 293,404 251,726	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	126,684 139,627 141,500	$ $ $	20,000 0 0

Joseph D. Milanowski, President and Chief Operating Officer of USA Commercial Mortgage Company	2003 2002 2001	$ $ $	191,347 195,851 170,798	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	70,000 93,085 94,333	$ $ $	0 0 0

Paul S. Hamilton, Managing Director of USA Commercial Mortgage Company	2003 2002 2001	$ $ $	654,803 446,787 310,080	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	14,202 0 0	$ $ $	0 4,292 23,167

[1]	The amounts represented reflect the amounts distributed to the relevant executive officer as a result of the executive officer’s equity ownership in USA Commercial Mortgage Company and its affiliates.
[2]	The amounts represented reflect the amounts paid to the relevant executive officer for services provided to USA Commercial Mortgage Company and its affiliates.

Defined Benefit Plan

USA Commercial Mortgage Company sponsors the USA Commercial Mortgage Company Defined Benefits Plan, which is intended to qualify under section 401 of the Internal Revenue Code. The plan covers employees of USA Commercial Mortgage Company who are at least 21 years of age and who have completed at least one year of service. The benefits under this plan are based primarily on years of service and remuneration near retirement. Vesting will occur after an employee has completed five years of service.

The plan provides normal retirement benefits at age 65 determined generally as 75% of the participants average monthly compensation for the 3 consecutive years which return the highest average, multiplied by a fraction (not to exceed one) the numerator of which is the participant’s years of service and the denominator of which is 25. Employment prior to January 1, 1993 is excluded. The plan does not offset the participant’s social security benefit. Under the terms of the plan, the average monthly compensation of a participant includes only compensation reportable on an IRS Form W-2 and specifically does not include payments from or deferrals to any deferred compensation plan established by USA Commercial Mortgage Company. When the plan was started in 1998, compensation over $150,000 per year was disregarded. The upper limit of compensation is increased every year to adjust for inflation. For the year ended December 31, 2003, compensation over $200,000 per year was disregarded. In addition USA Capital Mortgage Company may not contribute and the plan may not pay to participants more that $13,333 per month.

For illustration purposes, the following table shows estimated maximum annual retirement benefits payable under the plan to our executive officers who retire at age 65, assuming the executive officers receive their benefit as a single life annuity, without survivor benefits. This table also assumes the $200,000 upper limit on compensation is in force, although it will be increased in the future.

Average Yearly Compensation	Years of Service
	5	10	15	20	25
125,000	$18,750	$37,500	$56,250	$75,000	$93,750
150,000	$22,500	$45,000	$67,500	$90,000	$112,500
175,000	$26,250	$52,500	$78,750	$105,000	$131,250
200,000	$30,000	$60,000	$90,000	$120,000	$150,000
225,000	$30,000	$60,000	$90,000	$120,000	$150,000
250,000	$30,000	$60,000	$90,000	$120,000	$150,000
300,000	$30,000	$60,000	$90,000	$120,000	$150,000
400,000	$30,000	$60,000	$90,000	$120,000	$150,000
450,000	$30,000	$60,000	$90,000	$120,000	$150,000
500,000	$30,000	$60,000	$90,000	$120,000	$150,000

As of March 31, 2004, Messrs. Hantges, Milanowski and Hamilton had 11.50, 11.16 and 7.75 years of service, respectively, credited under the plan. These numbers reflect years of service since 1993, and not total years of service to USA Commercial Mortgage Company. As of December 31, 2003, the fair market value of the plan’s assets was $731,135.

Grants, Exercises and Repricings of Options/SARs in the Last Fiscal Year

During the last fiscal year, USA Commercial Mortgage Company has not issued any options or stock appreciation rights to any of its executive officers. In addition, there have not been any exercises or repricings of stock options or stock appreciation rights held by any of the executive officers of USA Commercial Mortgage Company.

Compensation of Directors of USA Commercial Mortgage Company

The directors of USA Commercial Mortgage Company, whether employee directors or non-employee directors, do not receive an attendance fee or any other compensation in exchange for their participation on the board of directors of USA Commercial Mortgage Company.

Legal Proceedings Involving Directors and Executive Officers of USA Commercial Mortgage Company

In March 1998, Thomas A. Hantges was named as a defendant in a civil action brought by the Securities and Exchange Commission in the United States District Court for the Southern District of New York. In its findings on a motion for a preliminary injunction, the court concluded that the Securities and Exchange Commission had established a substantial likelihood of success in proving that Mr. Hantges had violated the registration requirements of the Securities Act; however, the court determined that Mr. Hantges was not likely to engage in similar violations of the Securities Act in the future. Accordingly, the preliminary injunction entered by the court against some of the defendants in the action, was not entered against Mr. Hantges. In July 2004, however, the court issued an opinion and order granting the Securities and Exchange Commission’s motion for summary judgment against Mr. Hantges, among others, issuing, with respect to Mr. Hantges, a permanent injunction against violations of Section 5(a) and (c) of the Securities Act, requiring disgorgement of proceeds derived from the transactions in question in the amount of approximately $889,000 jointly and severally with others and $305,000 individually and imposing a civil penalty of $125,000. The order was entered on August 27, 2004. Mr. Hantges filed notice to appeal this order on October 26, 2004.

In May 2000, USA Capital Realty Advisors, a Nevada corporation, and USA Commercial Mortgage Company entered into a consent agreement with the Nevada Securities Division, in connection with the sale of undivided interests in a promissory note issued by two unaffiliated limited-liability companies. The staff of the Nevada Securities Division believed the sales of the interests in the promissory note violated the registration requirements of the Nevada Uniform Securities Act. Under the terms of the consent agreement, USA Capital Realty Advisors and USA Commercial Mortgage Company agreed to comply in the future with all provisions of the Nevada Uniform Securities Act and the rules promulgated thereunder, to submit quarterly reports to the Nevada Securities Division advising as to the status of the repayment of the principal and interest under the promissory note in question and to pay a fine of $25,000. The promissory note was subsequently paid in full. No further action has been taken on this matter.

PRIOR EXPERIENCE OF MANAGEMENT

Our manager is USA Capital Realty Advisors, LLC, a Nevada limited-liability company that is wholly-owned by USA Investment Partners, LLC. USA Investment Partners, LLC is managed by Joseph D. Milanowski and Thomas A. Hantges and owned by Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton. Messrs. Hantges, Milanowski and Hamilton control and are full-time employees of USA Commercial Mortgage Company.

Although our affiliates are involved in other programs involving real estate or mortgage loans, our affiliates are not involved in any programs other than the programs indirectly sponsored by USA Investment Partners, LLC. The other programs indirectly sponsored by USA Investment Partners, LLC include USA Capital Diversified Trust Deed Fund, LLC, Tanamera Resort Partners, LLC and South Meadows Apartments, LLC. The following shall provide information as to the prior experience of and the programs sponsored by USA Commercial Mortgage Company.

Prior Experience of USA Commercial Mortgage Company

USA Commercial Mortgage Company is a direct real estate lender that provides short-term acquisition, development, construction, bridge, mezzanine, and permanent loans to homebuilders, commercial developers and property owners whose financing needs cannot be met by traditional lenders. USA Commercial Mortgage Company is a Nevada corporation and conducts business under the name, “USA Capital.” USA Commercial Mortgage Company has been licensed as a mortgage broker in the State of Nevada since January 11, 1990. As a licensed mortgage broker, USA Commercial Mortgage Company is subject to regular on site examinations by the Mortgage Lending Division (formerly the Financial Institutions Division) of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

Since 1990, USA Commercial Mortgage Company has acted as a mortgage broker with respect to the origination of approximately 360 loans that have been funded by institutions, individuals or affiliates of USA Commercial Mortgage Company. These loans total approximately $1,500,000,000 and involved approximately 2,800 investors. The mortgage loans brokered by USA Commercial Mortgage Company generally fell into one of four types of loans: acquisition loans, acquisition and development loans, bridge loans and construction loans. Further, the mortgage loans were generally secured by real property located in Arizona, California, Colorado, Connecticut, Illinois, Massachusetts, Nevada, New Mexico, New York, Utah, Tennessee, Texas and Florida, with a majority of such real property located in California, Arizona and Nevada. In addition to brokering mortgage loans, as of June 30, 2004, USA Commercial Mortgage Company was servicing approximately 74 loans totaling approximately $520,000,000.

There have been no major adverse developments or conditions with respect to operations of USA Commercial Mortgage Company. We characterize a mortgage loan as “non-performing” if the payment of principal or interest is 120 days past due and as “impaired” if we will be unable to collect all amounts due according to the terms of the loan. Although there have been a number of loans that were classified as impaired or non-performing, during the last five years, we are aware of only five mortgage loans that have resulted in the foreclosure or deed in lieu of foreclosure of the underlying real property. These mortgage loans represented an aggregate principal amount of approximately $17,000,000, or less than 1.5% of the aggregate principal amount of mortgage loans originated by USA Commercial Mortgage Company over the last five years. With respect to the mortgage loans for which foreclosure of the underlying real property was required, the properties have been sold and investors have received all amounts due to them.

The mortgage loans brokered by USA Commercial Mortgage Company are secured by a wide range of real property or real property interests. The loans originated by USA Commercial Mortgage Company over this period have been secured by deeds of trust that encumber the underlying real property. The following table provides a summary of the types of real property that secure the mortgage loans originated by USA Commercial Mortgage Company for the five-year period ended December 31, 2003. Of the loans listed below, 38 loans representing approximately $72,000,000 were secured by second deeds of trust and the balance were secured by first deeds of trust.

TYPE OF REAL PROPERTY OR REAL PROPERTY INTEREST	NUMBER OF LOANS	AMOUNT OF LOANS	PERCENT OF LOANS
Residential	85	$379,838,847	31.58%
Commercial	66	336,937,122	28.02%
Mixed Use	4	83,800,000	6.97%
Raw/Unimproved Land	82	402,109,281	33.43%

TOTAL	237	$1,202,685,249	100.00%

The information with respect to USA Commercial Mortgage Company is merely a historical summary of the types of mortgage loans brokered by USA Commercial Mortgage Company and is not necessarily an indication of the types of mortgage loans to be made or purchased by us. In addition, USA Commercial Mortgage Company will not own an interest in our mortgage loans, but will earn fees related to the evaluation, processing, placement and servicing of the mortgage loans payable by the relevant borrower. Further, the investors in the loans for which USA Commercial Mortgage Company acted as mortgage broker and servicer have investment objectives similar to ours.

Current Programs Under Common Management

Joseph D. Milanowski and Thomas A. Hantges are involved with three other public programs involving real estate or mortgage loans. These programs are as follows:

•	USA Capital Diversified Trust Deed Fund, LLC;

•	Tanamera Resort Partners, LLC; and

•	South Meadows Apartments, LLC.

All of the programs are public programs. Our manager, USA Capital Realty Advisors, LLC, is the manager of USA Capital Diversified Trust Deed Fund. Although the manager of Tanamera Resort Partners is Tanamera Development, LLC, Tanamera Development, LLC is itself managed by USA Investment Partners, LLC, the manager of our manager. As for South Meadows Apartments, LLC, it is managed by Tanamera Holding Company, Inc. The following table summarize for the programs as of December 31, 2003 the total amount of funds raised from investors, the total number of investors and, if applicable, the amounts invested in loans. South Meadows Apartments, LLC is not included in the table below because its offering did not commence until April 19, 2004.

NAME OF PROGRAM	AMOUNT RAISED	NUMBER OF INVESTORS	INVESTED IN MORTGAGE LOANS	INVESTED IN OTHER LOANS	OTHER ASSETS
USA Capital Diversified Trust Deed Fund	$177,923,973	1389	$95,911,997	$42,882,742	$9,955,000
Tanamera Resort Partners	$50,000,000	342	$0	$0	$0

USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners have conducted significant operations. We did not include information in the above table related to South Meadows Apartments, LLC because it initiated its offering after the year ended December 31, 2003.

USA Capital Diversified Trust Deed Fund, LLC. USA Capital Diversified Trust Deed Fund, a Nevada limited-liability company organized on February 3, 2000, primarily makes or purchases entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land and residential and commercial developments located in the United States. USA Capital Diversified Trust Deed Fund has similar investment objectives as those of USA Capital First Trust Deed Fund.

For the years ended December 31, 2003, 2002 and 2001, USA Capital Diversified Trust Deed Fund generated revenues of $7,074,690, $9,046,474 and $5,944,519, respectively, consisting primarily of interest earned from investments in mortgage loans. For the years ended December 31, 2003, 2002 and 2001, USA Capital Diversified Trust Deed Fund incurred operating expenses of $13,667,155, $1,250,966 and $234,725, respectively. For the years ended December 31, 2003, 2002 and 2001, operating expenses consisted of management fees of $1,262,198, $488,498 and $148,567, respectively, expenses related to real estate held for sale of $2,308,785, $637,652 and $0, respectively and other expenses of $29,089, $124,816 and $86,158, respectively. In the case of the year ended December 31, 2003 only, operating expenses also included a provision for loan losses in the amount of $10,000,000 and interest expense in the amount of $67,083. The manager of USA Capital Diversified Trust Deed Fund has paid for all organizational and offering expenses and has waived a portion of its management fees for the years ended December 31, 2002 and 2001. In terms of distributions, USA Capital Diversified Trust Deed Fund has authorized distributions to its members of $14,908,614, $10,996,621 and $5,252,167 during the years ended December 31, 2003, 2002 and 2001, respectively, where of such distributions, $9,457,069, $7,262,687 and $3,402,816, respectively, were distributed in the form of cash and $5,451,545, $3,733,934 and $1,849,351, respectively, were reinvested by members who elected to participate in its distribution reinvestment program.

From May 2000 until June 2004, USA Capital Diversified Trust Deed Fund conducted an intrastate offering of its membership units in the maximum offering amount of $200,000,000. As of December 31, 2003, USA Capital Diversified Trust Deed Fund had 6,220.7869 membership units outstanding, where such membership units represented the issuance of 7,116.9689 membership units, the issuance of 450.3097 membership units through its distribution reinvestment program (in lieu of cash distributions) and the redemption of 1,346.4817 membership units. The net number of outstanding membership units represented a capitalization of $155,519,673. Upon the expiration of its intrastate registration in June 2004, USA Capital First Trust Deed Fund ended the offer and sale of its units. However, USA Capital Diversified Trust Deed Fund may offer additional units for sale in the future.

As of March 31, 2004, USA Capital Diversified Trust Deed Fund was invested in 50 mortgage loans totaling $113,696,577 with an average maturity of 0.8 – 22.2 months and an average range of interest rates of 11.0%–20.0% per annum. These mortgage loans included 13 acquisition loans, 4 acquisition and development loans, 8 construction loans, 3 development loans, and 22 bridge loans.

In addition to its mortgage loans, USA Capital Diversified Trust Deed Fund made loans to affiliates which totaled, as of December 31, 2003, approximately $42,882,742. The following is a table that provides summary information as to the mortgage loans of USA Capital Diversified Trust Deed Fund outstanding as of March 31, 2004.

TYPE OF MORTGAGE LOAN	NUMBER OF LOANS	AGGREGATE BALANCE OUTSTANDING	PERCENT OF LOANS	RANGE OF INTEREST RATES	RANGE OF REMAINING TERM (MONTHS)
Acquisition	13	$15,615,749	13.7%	11.00–14.00	1.8–20.6
Bridge	22	$70,459,675	62.0%	11.50–20.00	0.8–19.0
Construction	8	$17,305,024	15.2%	12.00–15.00	1.0–10.7
Development	3	$7,496,980	6.6%	12.00–13.00	1.1–22.2
Acquisition & Development	4	$2,819,150	2.5%	12.50–18.00	2.3–17.6

TOTAL	50	$113,696,577	100%	11.00–20.00	0.8–22.2

The outstanding mortgage loans of USA Capital Diversified Trust Deed Fund are secured by a wide range of real property. All such mortgage loans are secured by first or second deeds of trust that encumber the underlying real property. The following table provides a summary of the types of real property that secure the mortgage loans of USA Capital Diversified Trust Deed Fund as of March 31, 2004.

TYPE OF REAL PROPERTY	NUMBER OF LOANS	AMOUNT OF LOANS	PERCENT OF LOANS (OUTSTANDING BALANCE)
Residential	11	$19,781,683	17.4%
Commercial	12	$57,156,416	50.3%
Unimproved Land	23	$26,322,152	23.2%
Mixed Use	4	$10,436,326	9.2%

TOTAL	50	$113,696,577	100.0%

As of March 31, 2004, 4 loans, representing approximately $7.6 million of the USA Capital Diversified Trust Deed Fund portfolio, were impaired or non-performing. USA Capital Diversified Trust Deed Fund loans are characterized as “non-performing” if the payment of principal or interest is 120 days past due and as “impaired” if USA Capital Diversified Trust Deed Fund will be unable to collect all amounts due according to the terms of the loan. The manager of USA Capital Diversified Trust Deed Fund has evaluated the collectibility of these mortgage loans in light of the types and dollar amounts of loans in its loan portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and underlying collateral. As of December 31, 2003, USA Diversified Trust Deed Fund made an allowance for loan losses in the amount of $10,000,000.

The information with respect to USA Capital Diversified Trust Deed Fund is merely a historical summary of the types of mortgage loans made or purchased by this program and is not necessarily an indication of the types of mortgage loans to be made or purchased by us or other investors. In addition, the tables above do not reflect loans to affiliates. Finally, USA Capital Diversified Trust Deed Fund may participate in our mortgage loans on a pari passu basis.

As previously noted, USA Capital Diversified Trust Deed Fund is managed by USA Capital Realty Advisors, LLC. USA Capital Realty Advisors, LLC and its affiliates are entitled to receive compensation related to the offering conducted by USA Capital Diversified Trust Deed Fund and the management of USA Capital Diversified Trust Deed Fund. The fees to be earned by USA Capital Realty Advisors, LLC and its affiliates with respect to the services relating to the offering conducted by and the management of the operations of USA Capital Diversified Trust Deed Fund are substantially similar to the fees to be earned with respect to USA Capital First Trust Deed Fund. The only differences in the fees to be earned are:

•	Payment by borrowers of a loan brokerage fee ranging from 2%-4% per annum of the principal amount of each loan made by USA Capital Diversified Trust Deed Fund, rather than 2%-5% per annum of the principal amount of each loan made by USA Capital First Trust Deed Fund;

•	Payment of an asset management and loan servicing fee of 1.0% per annum of the assets under management for USA Capital Diversified Trust Deed Fund, rather than 1.5% per annum of its assets under management for USA Capital First Trust Deed Fund;

•	Payment to registered issuer agents for USA Capital Diversified Trust Deed Fund of a selling commission of up to 1.00% of each unit sold, rather than the payment to USA Securities, LLC or its selected dealers of a selling commission of up to 3.0% of each unit sold; and

•	Allocation to USA Capital Realty Advisors, LLC of 60% of our profits after the payment of preferred returns to investors, and 60% of our losses, in accordance with the terms of our operating agreement.

With respect to fees owed by USA Capital Diversified Trust Deed Fund, for the years ended December 31, 2002 and 2001, USA Capital Realty Advisors, LLC, agreed to waive a portion of its fees and receive $488,498 and $148,567, respectively. More specifically, in the year ended December 31, 2002, USA

Capital Realty Advisors, LLC agreed to have its asset management and loan-servicing fee calculated by taking only 0.5% per annum of its assets under management, rather than 1.0% per annum. As of December 31, 2002, all earned fees to USA Capital Realty Advisors, LLC were paid with the exception of $229,000 of the fees earned during the year ended December 31, 2002. With respect to the unpaid fees, USA Capital Realty Advisors, LLC subsequently agreed to waive additional fees of $75,790 and received the balance of $153,210. For the year ended December 31, 2003, USA Capital Diversified Trust Deed Fund paid USA Capital Realty Advisors, LLC $1,262,198 in management fees. In addition, USA Capital Realty Advisors, LLC has paid for the organizational and offering expenses during the years ended December 31, 2002 and 2001 in the amounts of $51,494 and $95,000, respectively. USA Capital Realty Advisors, LLC has not requested reimbursement of such expenses and has effectively donated the payment of such expenses to USA Capital Diversified Trust Deed Fund.

Tanamera Resort Partners, LLC. Tanamera Resort Partners, a Nevada limited-liability company organized on September 5, 2000, plans, develops and markets real estate development projects in California and Nevada. Tanamera Resort Partners is currently developing several residential and commercial real estate projects located in and around the City of Reno, Nevada. Since January 18, 2001, Tanamera Resort Partners has conducted an offering of its membership units. As of December 31, 2003, Tanamera Resort Partners was fully subscribed, having issued and outstanding 1,000 membership units, representing net capital contributions of $50,000,000 from 342 investors. Tanamera Resort Partners does not have similar investment objectives as those of USA Capital First Trust Deed Fund.

For the years ended September 30, 2003, 2002 and 2001, Tanamera Resort Partners generated revenues of $49,965,992, $4,436,079 and $69,377, respectively, and incurred operating expenses of $46,584,552, $6,311,619 and $813,061, respectively. Tanamera Resort Partners experienced a net loss of $6,504,676, $5,619,491 and $743,684 during the years ended September 30, 2003, 2002 and 2001, respectively. In terms of distributions to its members, Tanamera Resort Partners made distributions of $4,942,673, $2,951,639 and $537,220 to its members in the years ended September 30, 2003, 2002 and 2001, respectively. The distributions represented a return of capital to members in that the source of cash for the distributions were the funds received from subscriptions for membership units of Tanamera Resort Partners.

The current real estate development projects of Tanamera Resort Partners are all located in and around the City of Reno, Nevada except for a joint venture Tanamera Resort Partners entered into in the fourth quarter of 2003 with another developer that is located near Modesto, California. The following is a brief description of the current projects, the current status of each project, and the manner in which the underlying real property was acquired:

•	The Fleur de Lis Condominiums are a gated, executive condominium complex of 272 units on approximately 37 acres of land. With grading for the project completed in the second quarter of 2002, construction on the models and clubhouse began in the third quarter of 2002. Through June 2004, all units were sold with 136 units already closed and transferred to the buyers. The balance of the project is expected to be completed and closed out by mid-2005. The real property for this project was acquired in August 2001 by a wholly-owned subsidiary for the purchase price of $3,550,000, including a down payment of $550,000, from Double Diamond Ranch, LLC, an unaffiliated third party.

•

The Reno/Tahoe Tech Center was originally planned to offer up to approximately 850,000 square feet of Class-A office space in buildings ranging from one to three stories on approximately 70 acres of land. With a separate project, the Sierra Vista Professional Center, representing 180,000 square feet, the balance of 670,000 square feet was to be constructed in three phases. The first phase was planned for three buildings of 60,000 square feet each, with the first building completed in May 2002. This building is currently 70% leased with a Letter of Intent with a prospective tenant for the balance of the space. The construction of the two remaining buildings will be predicated on the pre-leasing of the space. In terms of the remaining two phases, Tanamera Resort Partners sold the 17 acre second phase to a third party in the summer of 2003. In addition, Tanamera Resort Partners purchased 1.7 acres of land in the third phase in July of 2004 and has another 3.4 acres of land under contract. The approximate 13 acres remaining will be sold or developed as the market dictates. The real property for this project and for the

Sierra Vista Professional Center was acquired in December 2000 by a wholly-owned subsidiary for the purchase price of $19,819,800, including a down payment of $500,000, from South Meadows Properties Limited Partnership, an unaffiliated third party.

•	Sierra Vista Professional Center is located on 17 acres adjacent to the Reno/Tahoe Tech Center. The project is a joint venture between a wholly-owned subsidiary and Southfork Partnership, an unaffiliated third party, for the development of approximately 40 small professional office and retail buildings representing an aggregate of 180,000 square feet. As of the date of this prospectus, 16 of the buildings are sold and closed, representing approximately 69,000 square feet. Another 14 buildings representing approximately 62,000 square feet have been started, of which 10 are under contract. The real property for this project was contributed by Tanamera Resort Partners as part of the joint venture. Southfork Partnership has agreed to provide the equity capital necessary to develop the project.

•	The Foothill Commerce Center is a four-building complex designed to provide approximately 135,000 square feet of industrial, warehouse, retail and showroom buildings located on approximately 8.5 acres. Construction was completed in the first quarter of 2004 and the project is completely sold out, with approximately 32,000 square feet remaining to close. The real property for this project was acquired in August 2001 by a wholly-owned subsidiary for the purchase price of $2,800,000, including a down payment of $2,011,000, from South Meadows Properties Limited Partnership, an unaffiliated third party. In March 2003 Tanamera Resort Partners acquired approximately 5 acres adjacent to the Foothill Commerce Center for a second phase of the project consisting of two buildings containing approximately 76,000 square feet. This project was completed in the first quarter of 2004 and is completely sold out with approximately 16,000 square feet remaining to close. The real property was purchased through a wholly-owned subsidiary for a purchase price of approximately $1,700,000.

•	Reno Corporate Center is a Master planned business park consisting of approximately 240 gross acres with approximately 150 net developable acres. The project is zoned and master planned for office, industrial, office flex space, and retail developments. The project is expected to include approximately 1.5 million square feet of buildings upon ultimate build out. Currently, portions of the site are under development with a variety of commercial uses, subject to zoning and CC&R requirements. As of June 30, 2004, the majority of the planned development of the roadways and infrastructure at Reno Corporate Center had been completed. By Fall of 2004, all surface roads are expected to be completed with the exception of portions of landscaping along Reno Corporate Drive and Baron Way. Through June 30, 2004, Tanamera Resort Partners had sold and closed on 56 acres of land and has an additional 20 acres of land under contract. In addition, 4 acres has been contributed to a separate entity for the development of the Sandhill Business Park. The balance of the project is expected to be sold by the end of 2005 with the exception of approximately 45 acres being retained for development of Longley Town Centre and Longley Professional Campus which have commenced development and are expected to be built out over the next several years. Through a wholly-owned subsidiary, the underlying real property was purchased for approximately $16,750,000 in October 2001, with approximately $3,000,000 down and the original land seller carrying back a note for the balance at a rate of 7.25% per annum.

•	Phase I of Sandhill Business Campus offers 44,261 square feet of flex commercial building space for sale or lease on approximately 4 acres. The project commenced in September 2003 and is substantially complete. As of June 30, 2004, approximately 29,000 square feet has sold and closed escrow and approximately 12,500 square feet were under contract. The property was contributed from Reno Corporate Center to a wholly-owned subsidiary of Tanamera Resort Partners in September 2003.

•

The Vineyards is a 112 acre site located in Sparks, Nevada planned for the development of 307 homes in 3 separate villages. There will be a total of eight models in two distinct product lines. The Sonoma models will range in size from 1,795 to 2,347 square feet and the Tuscany models will range in size from 2,638 to 3,724 square feet. In addition, the site contains approximately 9 acres of commercially zoned property which Tanamera currently intends to sell. Development of the site began in Summer 2004 and construction of the models and first phase of homes is expected to begin by the end of 2004 with the first units expected to be delivered in mid-2005. The property was purchased through a wholly-owned subsidiary in February 2004 for approximately $8.2 million.

•	Waterford Estates is a residential development of 62 single-story homes ranging in size from 2,578 square feet to over 3,200 square feet. With the first units delivered in September 2002, all 62 units have been sold, and construction was completed in the Spring of 2003. Through a wholly-owned subsidiary, the underlying real property was purchased in the fall of 2001 for approximately $2,100,000, including a down payment of $850,000, from Double Diamond Ranch, LLC, an unaffiliated third party.

•	In November 2003, Tanamera Resort Partners, LLC entered into a joint venture agreement for the purchase of approximately 760 acres of property located in California’s Central Valley between the towns of Modesto and Riverbank, California, which is currently zoned as farm land. Management intends to develop the property into a master planned residential community and has granted an option agreement to a third-party developer who will be responsible for the entitlement of the property. It is anticipated that this third-party developer will purchase the land at the end of the entitlement process. The entitlement process began in 2004 and is anticipated to be completed in three to four years.

With respect to the aforementioned projects, Tanamera Resort Partners has not been subject to any adverse business developments that would materially impact its operating results. In addition to these real estate development projects, Tanamera Resort Partners owns RTTC Communications, LLC, a Nevada limited-liability company, that operates a co-location data center and provided modern, high-speed data storage and telecommunications services. Due to the inability to generate sufficient revenue from these operations, Tanamera Resort Partners discontinued operations of RTTC Communications and completed the sale of the balance of the assets in July 2004.

Tanamera Resort Partners is managed by Tanamera Development, LLC, a Nevada limited-liability company that is managed by USA Investment Partners, LLC. Tanamera Development, LLC is owned 66 2/3% by USA Investment Partners, LLC and 33 1/3% by M.P. Tanamera, LLC. M.P. Tanamera, LLC, a Nevada limited-liability company, is not affiliated with USA Commercial Mortgage Company or its affiliates.

South Meadows Apartments, LLC. South Meadows Apartments, LLC is a Nevada limited-liability company organized on October 13, 1997 and managed by Tanamera Holding Company, Inc., a Nevada corporation. South Meadows Apartments, LLC owns and operates the Tanamera Apartment Homes at Double Diamond Ranch, located at 900 South Meadows Parkway, Reno, Washoe County, Nevada 89521. The Tanamera Apartment Homes are a 440-unit luxury apartment home community, which features, among other items, direct-access, attached garages for each apartment home and a state-of-the-art, social, recreation, fitness, pool, business and conference center of approximately 15,000 square feet.

On April 19, 2004, South Meadows Apartments, LLC initiated an intrastate offering of up to 1,700 Class A membership units, at a purchase price of $5,000 per unit, representing an aggregate offering amount of $8,500,000. At that time, South Meadows Apartment, LLC had 1,775 Class B units outstanding. South Meadows Apartments, LLC proposes to use the proceeds of that offering to repay certain loans made by members and to fund working capital.

For the years ended March 31, 2003, 2002 and 2001 and the six months ended September 30, 2003, South Meadows Apartments, LLC generated revenues of $5,620,864, $6,399,399, $4,495,203 and $2,932,553, respectively, and incurred operating expenses of $8,596,200, $8,485,036, $8,553,786 and $4,143,357 respectively. South Meadows Apartments, LLC experienced a net loss of $2,975,336, $2,085,624, $4,055,997 and $1,210,804 during the years ended March 31, 2003, 2002 and 2001 and the six months ended September 30, 2003, respectively. South Meadows Apartments, LLC made distributions to members of $106,944, $3,956,250, $417,500 and $51,111 in the years ended March 31, 2003, 2002 and 2001 and the six months ended September 30, 2003, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In term of our management, our manager shall have all necessary powers to manage and carry out the purposes, business and affairs of USA Capital First Trust Deed Fund. In this regard, our manager has the fiduciary responsibility to keep safe our property and to not use our property in any manner other than for our exclusive benefit. However, notwithstanding our manager obligations to us, our manager is only required to devote such time, effort and skill that our manager deems reasonably necessary for the conduct of our operations. Further, our manager is permitted to engage in other business activities that are related to or competitive with our business activities. Since the activities of our manager and its affiliates may conflict with our operations, please review the section entitled “Conflicts of Interest” for a discussion of the conflicts of interests that may face our manager and its affiliates.

As described in further detail under the sections entitled “Compensation to Our Manager and its Affiliates” and “Conflicts of Interest” herein, we have agreed to various arrangements with our manager and its affiliates with respect to the services to be performed in this offering and the conduct of our operations. These arrangements will result in the payment of substantial fees and expenses to our manager and its affiliates.

The following diagram summarizes the ownership interests of Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton in our manager and in entities under their common control:

As depicted above, through the ownership interests of Messrs. Hantges, Milanowski and Hamilton, USA Commercial Mortgage Company, USA Investment Partners, LLC, USA Commercial Real Estate Group, USA Securities, LLC and USA Capital Realty Advisors, LLC are under the common control of Messrs. Hantges, Milanowski and/or Hamilton.

In addition to the entities that are under common control with our manager, we are affiliated with five other programs that either invest in real estate or mortgage loans. Our affiliation with four of these programs is through the common management by USA Investment Partners, LLC. Our affiliation with the remaining program is through the common management by Messrs. Hantges and Milanowski.

The following diagram depicts our relationship and affiliation with the other active programs that are under the common control of Messrs. Hantges, Milanowski and/or Hamilton. The solid lines reflect ownership interests and the dotted lines reflect management control of Messrs. Hantges, Milanowski and Hamilton, as the case may be.

This organizational chart is meant only to provide a summary of the relationships involving our manager and its active affiliates and is not exhaustive. The ownership percentages for USA Capital First Trust Deed Fund and USA Capital Diversified Trust Deed Fund assume the placement of the maximum number of units pursuant to their respective offerings. In addition, as previously noted, USA Capital Institutional High Income Fund and USA Capital Secured Income Fund have not conducted any operations and have not issued any units other than to their respective managers.

In terms of governing the proposed transactions with our manager and its affiliates, Article XII of our operating agreement provides the parameters for the fees and expenses payable to our manager and the transactions permitted with affiliates. In terms of transactions with affiliates, we may:

•	Sell real property acquired as a result of the foreclosure of one of our loans to our manager or one of its affiliates to the extent that the purchase price is not less than the offer, if any, of a third party, the independently appraised value of such real property or the total amount of our investment in such real property;

•	Sell mortgage loans to our manager or one of its affiliates as long as the net proceeds from such sale is equal to at least the total unpaid balance on principal, accrued interest and other charges owing on such mortgage loan; and

•	Purchase mortgage loans from our manager or one of its affiliates as long as, at the time of purchase, the borrower is not in default under the mortgage loan, no brokerage commissions or any other compensation (other than loan origination fees) are paid to our manager and its affiliates and the mortgage loan otherwise meets our lending criteria.

The policies with respect to the proposed transactions with our manager and its affiliates may be changed through an amendment to our operating agreement. Members holding over 50% of our outstanding units may amend our operating agreement. For additional discussion with respect to the transactions permitted with affiliates, see the sections entitled “Compensation to Our Manager and its Affiliates” and “Conflicts of Interest” herein.

COMPENSATION TO OUR MANAGER AND ITS AFFILIATES

Our manager and its affiliates will receive fees and expenses for services relating to this offering and for conducting our operations. The fees that we, our borrowers and other parties pay to our manager and its affiliates are summarized in the table below.

COMPENSATION	PAYABLE TO	ESTIMATED AMOUNT OR METHOD OF COMPENSATION
Loan brokerage fees	USA Commercial Mortgage Company	Borrowers pay loan brokerage fees ranging from an effective rate of 2%-5% per annum of the principal amount of each loan. Loan brokerage fees are paid by borrowers out of loan proceeds, either directly to USA Commercial Mortgage Company, or indirectly to us and then to USA Commercial Mortgage Company. Loan brokerage fees are generally paid to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan.

Asset management and loan servicing fee	USA Capital Realty Advisors, LLC	We are obligated to pay 1.5% per annum of our assets under management, payable monthly to our manager at a rate of 0.125% of our assets under management.

Reimbursement of legal fees	USA Commercial Mortgage Company	Borrower will pay the legal fees associated with our loans, including the fees related to preparation of loan documents.

Real estate commissions upon resale of any property acquired through foreclosure	USA Commercial Real Estate Group	If we acquire property through foreclosure, USA Commercial Real Estate Group may serve as the listing broker in the sale of such property. In such case, USA Commercial Real Estate Group will earn a competitive commission ranging from 3%-6%, depending upon the recent real estate commissions earned on similar transactions in the relevant real estate market.

COMPENSATION	PAYABLE TO	ESTIMATED AMOUNT OR METHOD OF COMPENSATION
Early withdrawal fee	USA Capital Realty Advisors, LLC	Our manager, in its sole and absolute discretion, may allow an investor to withdraw from USA Capital First Trust Deed Fund prior to the expiration of the investor’s applicable holding period on the condition that the investor pay an early withdrawal fee equal to 5% of such original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.

Early termination fee	USA Capital Realty Advisors, LLC	Upon removal of our manager for any reason other than for cause, we will pay our manager an early termination fee equal to 1.5% of our assets under management.

Miscellaneous fees	USA Capital Realty Advisors, LLC	Borrowers may pay miscellaneous fees to our manager such as reconveyance fees, demand fees, copy fees and messenger service fees.

Selling commissions	USA Securities, LLC	USA Securities, LLC and its selected dealers receive a selling commission of up to 3.0% of each unit sold for the placement of units pursuant to this offering, including units purchased by investors after the investor’s holding period has expired. No commissions will be earned with respect to any units purchased through reinvestment. The selling commissions are paid by our manager.

Profits and losses of USA Capital First Trust Deed Fund	USA Capital Realty Advisors, LLC	USA Capital Realty Advisors, LLC, as the sole holder of Class D Units, is entitled to receive 60% of our profits after the payment of preferred returns to investors, and 60% of our losses, in accordance with the terms of our operating agreement.

With respect to the loan brokerage fees payable to USA Commercial Mortgage Company, the effective rate is calculated by modifying the actual loan brokerage fee in light of the length of the loan. For example, if the actual loan brokerage fee is 6% and the term of the loan is 18 months, the effective loan brokerage fee would equal 4% per annum. Loan brokerage fees are generally paid to USA Commercial Mortgage Company when the loan is funded, but may be paid over the term of the loan. In addition, in the event of an extension or renewal of a mortgage loan, the borrower will be required to pay an additional loan brokerage fee to USA Commercial Mortgage Company.

There are no caps or ceilings on the total amount of the above fees, compensation, income, distributions or other payments that may be made to our manager or its affiliates.

As referred to above, assets under management mean our total capital, including cash, reserve funds, notes, real estate owned, accounts receivable, advances made to protect loan security and any of our other assets, valued at fair market value. The asset management and loan-servicing fee will be paid on or before the 15th day of each calendar month with respect to assets under management as of the last day of the immediately preceding month. There are no caps or ceilings on the total amount of the above fees, compensation, income, distributions or other payments that may be made to our manager or its affiliates. We pay any amounts owed to our manager or its affiliates and their additional fees and expenses monthly in arrears; provided, however, our manager may elect, at any time, to defer, without interest thereon, the monthly payment of fees owed by us.

For fees paid by third parties, our manager will make arrangements with the respective borrowers for our manager’s fees owing from those borrowers. Our manager anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction.

In addition to the fees earned by our manager and its affiliates, our manager, as the sole holder of our Class D Units, is entitled to be allocated 60% of our profits and losses after the payment of preferred returns pursuant to our operating agreement. However, our manager is entitled to receive such profits only after we have made all special allocations and paid all preferred returns to investors. The remaining 40% of our profits is allocated to holders of our Class A Units, Class B Units and Class C Units, as a group, in proportion to the respective units.

CONFLICTS OF INTEREST

The relationships among us, our manager and its affiliates result in various conflicts of interest. Our manager and its affiliates are engaged in business activities involving real estate lending and anticipate engaging in additional business activities in the future that may be competitive with us. Our manager and its affiliates exercise their fiduciary duties to us and to you in a manner they believe preserve and protect your rights as an investor. Additionally, our operating agreement contains provisions that limit our ability to enter into transactions with our manager and its affiliates.

Pursuant to our operating agreement, we may sell existing loans to our manager or its affiliates only if we receive net sales proceeds from such sale in an amount equal to the total unpaid principal balance, accrued interest and other charges owing under such loan. Our manager is under no obligation to purchase any loans from us or to guarantee any payments under any of our loans. However, we may purchase existing loans from our manager or its affiliates so long as, at the time of purchase, the borrower is not in default under the loan and no brokerage commissions or other compensation, such as premiums or discounts, are paid to our manager or its affiliates based upon such purchase, other than loan origination fees, and such loans meet our lending criteria.

The paragraphs below describe material conflicts of interest that may arise in the course of the management and operation of our business by our manager. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that other conflicts of interest will not arise in the future. Aside from acting in accordance with our fiduciary duties to you and to USA Capital First Trust Deed Fund, we have no established procedures for addressing potential conflicts of interest.

Purchase of Interests in Loans From Our Manager or Other Affiliated Entities

We purchase fractional interests in loans from our manager or other entities that are affiliated with our manager as long as the loans are not in default and otherwise satisfy our lending guidelines. Although we intend to primarily engage is making mortgage loans in the future, as of the six months ended June 30, 2004, a majority of our eighteen loans were purchased from an affiliate of our manager, USA Capital Diversified Trust Deed Fund, LLC. Under these circumstances, our manager has a conflict of interest in negotiating the terms of purchase for such loans where such negotiations may not have been at arm’s-length. In addition, our manager has a conflict in determining whether investment opportunities should be offered to us, to affiliated entities substantially similar to us or to a third party.

Loan Brokerage Fees

The compensation of our manager and its affiliates was not determined by arm’s length negotiations. The loan brokerage commissions charged to borrowers by our manager for most loans range between 2%-5% per loan of the principal amount of each loan per annum. Loan brokerage commissions may be paid to USA Commercial Mortgage Company when the loan is funded or may be paid over the term of the loan. Borrowers pay loan brokerage commissions out of loan proceeds, either directly to USA Commercial Mortgage Company, or indirectly to us and then to USA Commercial Mortgage Company. Any increase in such charges will have a direct, adverse effect upon the interest rates that borrowers will be willing to pay us, thus reducing the overall rate of return to our members. Conversely, if our manager reduces its loan brokerage commissions, a higher rate of return might be obtained for our members.

This conflict of interest will exist in connection with every loan transaction, and investors must rely upon the fiduciary duties of our manager to protect their interests. We generally charge borrowers interest at the rate generally prevailing for loans to comparable borrowers of similar size, duration and security in the geographical areas where the property serving as security is located.

Other Funds or Businesses

The compensation structure of our manager or its affiliates in connection with loans it originates for other entities may be different and, depending on the circumstances at a given point in time, more lucrative than the compensation structure we provide. As a result, we must rely on the fiduciary duties of our manager to protect our interests where there may exist a financial incentive for our manager to cause loans to be originated for private investors. Our manager and its affiliates have sponsored and may sponsor other funds formed to conduct business similar to ours. If both we and these other funds have funds to invest at the same time, our manager will have a conflict of interest with respect to whom to offer the loan opportunity. Our manager will decide who is most appropriate to fund the loan after consideration of all relevant factors, including the size of the loan, portfolio diversification, and the amount of uninvested funds. These other funds, or other investors that are clients of USA Commercial Mortgage Company or its affiliates, may also participate with us in making new loans.

Our manager, its affiliates or other funds sponsored or managed by USA Commercial Mortgage Company or its affiliates, may engage for their own account, or for the account of others, in other business ventures, similar to our operations or otherwise, and neither we nor any member shall be entitled to any interest therein.

We do not have independent management but instead rely on our manager for the management of our operations. Our manager devotes only so much time to our business as is reasonably required. Our manager has conflicts of interest in allocating management time, services and functions between its various other business interests and any future partnerships or business ventures in which it may be involved. Our manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

Lack of Independent Review

To date, we have been represented by the same legal counsel as our manager. Our reliance on the same counsel used by our manager in our organization and the preparation of this prospectus may result in the lack of an independent review.

Sale of Defaulted Loans or Real Estate Owned to Affiliates

In the event one of our loans goes into default or we become the owner of any real property by reason of foreclosure on one of our loans, our manager’s first priority will be to arrange the sale of the loan or property for a price that will permit us to recover the full amount of our invested capital plus accrued but unpaid interest and other charges, or as much as can be reasonably obtained in light of current market conditions. In order to facilitate such a sale, our manager may arrange a sale to persons or entities controlled by or affiliated with our manager, such as to another entity formed by our manager or its affiliates, or to other investors who are clients of our manager, USA Commercial Mortgage Company or their affiliates that desire to acquire defaulted loans or foreclosure properties from similar lenders. Our manager is subject to conflicts of interest in arranging such sales since it represents both parties to the transaction. For example, the potential buyer has conflicting interests with us in determining the purchase price and other terms and conditions of sale. Our manager’s decision is not subject to review by any outside parties.

Our manager has undertaken to resolve these conflicts by setting a purchase price for each defaulted loan or property that is no less than (i) the independently appraised value of such loan or property, if any, at the time of sale, (ii) the amount of the highest third party offer actually received, if any, or (iii) the total amount of our investment in the property. Our investment in the property is deemed to include without limitation the following:

•	The unpaid principal amount of the loan upon which we foreclosed;

•	All unpaid interest accrued to the date of foreclosure;

•	Expenditures made to protect our interest in the property such as payments for insurance and taxes;

•	All costs of foreclosure (including attorneys fees actually incurred to prosecute the foreclosure or to obtain relief from stays in bankruptcy); and

•	Any advances made by or on our behalf for any of the foregoing.

A portion of the purchase price may be paid by the affiliate executing a promissory note in our favor, secured by a deed of trust on the property being sold. The total loan-to-value ratio for the property may equal the property’s entire purchase price paid by the affiliate, and the note will otherwise contain terms and conditions comparable to those contained in notes executed by third parties.

If we acquire real property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker in the sale of such real property. In which case, USA Commercial Real Estate Group will earn a competitive brokerage commission.

USA Securities, LLC as an affiliate of USA Capital Realty Advisors, LLC

USA Securities, LLC is owned and managed by Joseph D. Milanowski and Paul S. Hamilton, where Messrs. Milanowski and Hamilton own 60% and 40%, respectively. As a result of this affiliation, USA Securities, LLC may have a conflict of interest in performing a “due diligence” investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. Since a due diligence investigation assists in verifying the information provided in a prospectus, the fact that no independent dealer will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

LEGAL PROCEEDINGS INVOLVING RELATED PARTIES

There have been three legal proceedings involving USA Commercial Mortgage Company or its directors and executive officers: a civil action filed by the Securities and Exchange Commission in March 1998; a consent agreement with the Nevada Securities Division in May 2000; and a complaint filed on March 29, 2001 in the United States District Court, District of Nevada.

In March 1998, Thomas A. Hantges was named as a defendant in a civil action brought by the Securities and Exchange Commission in the United States District Court for the Southern District of New York. In its findings on a motion for a preliminary injunction, the court concluded that the Securities and Exchange Commission had established a substantial likelihood of success in proving that Mr. Hantges had violated the registration requirements of the Securities Act; however, the court determined that Mr. Hantges was not likely to engage in similar violations of the Securities Act in the future. Accordingly, the preliminary injunction entered by the court against some of the defendants in the action, was not entered against Mr. Hantges. In July 2004, however, the court issued an opinion and order granting the Securities and Exchange Commission’s motion for summary judgment against Mr. Hantges, among others, issuing, with respect to Mr. Hantges, a permanent injunction against violations of Section 5(a) and (c) of the Securities Act, requiring disgorgement of proceeds derived from the transactions in question in the amount of approximately $889,000 jointly and severally with others and $305,000 individually and imposing a civil penalty of $125,000. The order was entered on August 27, 2004. Mr. Hantges filed notice to appeal this order on October 26, 2004.

In May 2000, USA Capital Realty Advisors, a Nevada corporation, and USA Commercial Mortgage Company entered into a consent agreement with the Nevada Securities Division in connection with the sale of undivided interests in a promissory note issued by two unaffiliated limited-liability companies. The staff of the Nevada Securities Division believed the sales of the interests in the promissory note violated the registration requirements of the Nevada Uniform Securities Act. Under the terms of the consent agreement, USA Capital Realty Advisors and USA Commercial Mortgage Company agreed to comply in the future with all provisions of the Nevada Uniform Securities Act and related rules, to submit quarterly reports to the Nevada Securities Division advising as to the status of the repayment of the principal and interest under the promissory note in question and to pay a fine of $25,000. The promissory note was subsequently paid in full. No further action has been taken on this matter.

On March 29, 2001, a group of plaintiffs involved in certain financings brokered by USA Commercial Mortgage Company filed a complaint in the United States District Court, District of Nevada, against USA Capital Diversified Trust Deed Fund, LLC, USA Commercial Mortgage Company, USA Investment Partners, LLC, Thomas A. Hantges, Joseph D. Milanowski and certain other affiliated parties and investors. In their complaint, the plaintiffs alleged that several loans arranged by USA Commercial Mortgage Company and the sale of some securities by an affiliate of USA Commercial Mortgage Company constituted violations of the state and federal Racketeer Influenced and Corrupt Organization Acts, and state and federal securities law. In addition, the plaintiffs alleged intentional and negligent misrepresentation, breach of contract and the implied covenant of good faith and fair dealing, intentional interference with contractual relations, defamation and other torts. The original plaintiffs sought unspecified compensatory, punitive and treble damages, in addition to costs and certain equitable relief, including equitable subordination. Although an adversary proceeding in United States Bankruptcy Court for the District of Nevada and two related actions in Nevada state court were initiated, these actions have been consolidated into United States District Court, District of Nevada. Pursuant to a stipulation and order of dismissal filed on September 21, 2001, the claims based on state and federal securities fraud were dismissed with prejudice. After various motions and orders by the Court, the original plaintiffs filed their third amended complaint on February 14, 2003. Subsequently, three plaintiffs, American Communities, LLC, Robert Porter and Cheryl Porter, and a non-plaintiff affiliate agreed to accept a cash settlement in exchange for a mutual release of all claims raised by them in this and the consolidated actions. In addition, seven of the plaintiffs, all debtors in bankruptcy proceedings involving American Communities, LLC, sold their claims against the defendants at auction. One of the remaining plaintiffs was the successful bidder at the bankruptcy auction. On March 31, 2003, the Court ordered the remaining two plaintiffs, Rolland P. Weddell and Spectrum Financial Group, LLC, to file a consolidated amended complaint. The remaining two plaintiffs filed their fourth amended complaint on July 9, 2003. In the fourth amended complaint, the remaining two plaintiffs did not re-name as defendants all but one of the investors in the financings brokered by USA Commercial Mortgage Company, eliminated two of the federal RICO claims, substantially reduced the number of claims for relief and appear to have failed to have raised any allegations against USA Capital Diversified Trust Deed Fund. Pursuant to a stipulation and order dated September 8, 2003, the reference to USA Capital Diversified Trust Deed Fund in the fourth amended complaint was stricken. The defendants answered the fourth amended complaint on September 9, 2003, in which they denied the claims against them. In addition, USA Commercial Mortgage Company filed counterclaims against the plaintiffs including breach of loan obligations, breach of guarantor obligations and breach of the covenant of good faith and fair dealing. The plaintiffs responded on October 9, 2003 by denying and putting forth defenses to these counterclaims. On September 24, 2004 USA Commercial Mortgage Company’s Motion for Partial Summary Judgement was granted dismissing certain claims from certain plaintiffs with whom USA Commercial Mortgage Company had settled, and who are no longer parties to the action.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, codified at Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by the use of terminology such as “believe,” “may,” “will,” “expect,” “anticipate,” “intend,” “designed,” “estimate,” “should” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements involve known or unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the following: strict regulation and changes in regulations imposed by regulatory authorities; competition we face or may face in the future; our ability to continue to raise proceeds from our offering of membership units; our ability to identify investments the risk of default by our borrowers; our dependence on key employees; potential fluctuations in our quarterly results; general economic and business conditions and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission.

Overview

We were organized on February 16, 2001 and have conducted limited business operations. As of July 31, 2004, we have sold or reinvested distributions in 5,007.7985 units representing a capitalization of $25,038,992.50. The proceeds from the sale of these membership units have primarily been used to purchase fractional interests in or to otherwise invest in mortgage loans in the United States. Our operations have been limited to our registered offering of membership units and, more recently, investing in mortgage loans where our collateral is secured by real property located in the United States. We may also invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States. Our manager has and will continue to select mortgage loans for us, and assist us by obtaining, processing and managing these loans. We believe that an adequate number of additional opportunities to invest in mortgage loans exists.

We do not anticipate hiring any employees, acquiring any fixed assets such as office equipment or furniture or incurring material office expenses during the next 12 months as we will be utilizing our manager’s personnel and office equipment. Other than the asset management and loan servicing fee we pay our manager, we will not pay our manager any overhead or other compensation for providing us with its personnel and equipment.

Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires our manager to make estimates and assumptions that will affect reported amounts of assets, liabilities and the disclosure of contingent liabilities. Due to the inherent uncertainty of such estimates, our actual results may differ and our estimates and assumptions may require revision in future periods. We will apply key accounting policies with respect to revenue recognition, the impairment of mortgage loans, the allowance for loan losses, the fair value of financial instruments, the lack of distinction between comprehensive income and net income and income taxes.

Revenue Recognition. Interest income on our mortgage loans accrues by the effective interest method. Interest revenue will generally be suspended when a loan is impaired or non-performing. A loan will be considered non-performing when the payment of principal or interest is 120 days past due. A loan will be deemed impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the terms of the loan. We will not hold loans for resale, prepare loan documents or service any loans. As a result, there will be no revenues from loan fees, collection fees or similar charges.

Allowances for Loan Losses. When deemed necessary, we will set an allowance for possible credit losses on mortgage loans. Additions to the reserve are based on an assessment of certain factors including, but not limited to, estimated future losses on the loans and general economic conditions. Actual losses on loans will be recorded as a charge-off or reduction of the loan loss reserve. Subsequent recoveries of loan amounts previously charged off will be recorded as an increase to the loan loss reserve.

Fair Value of Financial Instruments. The carrying amounts of cash, interest receivables, prepaid expenses and other current assets due from affiliates, accounts payable and accrued expenses and amounts due the manager will approximate fair value due to their short maturities. The carrying value of investments in mortgage loans, net of the allowance for the loan losses, will approximate fair value, which will be estimated based upon the projected cash flows discounted at the estimated current rates at which similar loans with similar collateral would be made.

Results of Operations

Six Months Ended June 30, 2004 and 2003

During the six months ended June 30, 2004, we generated revenues of $697,957, compared to $0 during the six months ended June, 2003. During the six months ended June 30, 2004, our revenues consisted of $697,828 in interest earned from investments in mortgage loans and $129 in other income. The increase in revenue in 2004 resulted from our initial investment in mortgage loans and interest earned from such loans.

During the six months ended June 30, 2004, we incurred expenses of $88,307, compared to $6 during the six months ended June 30, 2003. During the six months ended June 30, 2004, we paid management fees to our manager in the amount of $88,280, as opposed to $0 in the six months ended June 30, 2003. Accordingly, during the six months ended June 30, 2004, we generated a net income of $609,650.

Years Ended December 31, 2003 and 2002

During the year ended December 31, 2003, we generated revenues of $86,412, compared to $0 during the year ended December 31, 2002. During the year ended December 31, 2003, our revenues consisted of $86,412 in interest earned from investments in mortgage loans and $0 in other income. The increase in revenue in 2003 resulted from our initial investment in mortgage loans and interest earned from such loans.

During the year ended December 31, 2003, we incurred expenses of $14, compared to $0 during the year ended December 31, 2002. During the year ended December 31, 2003, our manager waived $15,813 in management fees. Accordingly, during the year ended December 31, 2003, we generated a net income of $86,398, compared to a net income of $0 during the year ended December 31, 2002.

Liquidity and Capital Resources

Since our inception, our principal capital resources have been the payment of our offering and administrative expenses by our manager and the proceeds from our registered offering of membership units. Our manager has paid and will continue to pay the registration and organization costs we incur, including accounting, legal and administrative expenses and fees. With respect to our prior registered offering, as of July 31, 2004, we have issued, net of redemptions and including reinvestments, 5,007.7985 units, representing a capitalization of $25,038,992.50. As of July 31, 2004, we have reinvested 59.9826 units and redeemed 3.1841 units.

At June 30, 2004, we held $560,758 of cash, compared to $500,758 of cash held as of December 31, 2003. The increase in cash resulted primarily from the receipt proceeds from the sale of our units in our registered offering, less amounts invested in mortgage loans. Although a substantial portion of our assets may be classified as current assets, i.e., assets convertible into cash within 12 months, our current assets consist primarily of our investments in mortgage loans that mature within 12 months. As a result, although we maintain positive working capital, the working capital concept may not be particularly meaningful as it relates to our operations. As of June 30, 2004, our members’ equity was $19,147,499, compared to $6,189,464 as of December 31, 2003. The increase in members’ equity during the six months ended June 30, 2004 resulted primarily from the placement of membership units and the receipt of interest on our investments in mortgage loans.

During the six months ended June 30, 2004 and 2003, our operating activities provided net cash of $560,321 and $0, respectively. During the six months ended June 30, 2004, the interest received from our mortgage loan investments of $582,848 was offset by the cash paid to vendors of $27 and the cash paid for management fees of $22,550.

During the six months ended June, 2004 and 2003, our investing activities utilized net cash of $11,830,697 and $0, respectively. During the six months ended June 30, 2003, we invested in mortgage loans in the aggregate amount $13,625,991, while we did not invest in mortgage loans in the six months ended June 30, 2003. We will continue to invest in mortgage loans as we continue to raise funds through the offering our membership units.

During the six months ended June 30, 2004 and 2003, our financing activities provided net cash of $12,282,605 and $0, respectively. During the six months ended June 30, 2004 and 2003, we received proceeds of $12,595,000 and $0, respectively, from our offering of membership units. During the same periods we issued distributions, net of reinvestments, of $297,092 and redeemed $15,303 in membership units. There were no distributions or redemptions during the six months ended June 30, 2003. The net cash provided by financing activities for the six months ended June 30, 2004 reflects proceeds from our offering of membership units, less distributions to members and member redemptions.

We have not maintained and do not maintain any off-balance sheet arrangements, where such arrangements include any transactions, agreements or other contractual arrangements to which an unconsolidated entity is a party and where we have an obligation under a guarantee contract, a retained or contingent interest in assets transferred to unconsolidated entity, any obligation under a contract that would be accounted for as a derivative instrument or any obligation arising out of a variable interest in an unconsolidated entity.

DISTRIBUTION POLICY

Based on our operating agreement, we are permitted to make distributions to members holding Class A Units, Class B Units and Class C Units in the amount of their preferred returns and then, to the extent there are any remaining profits, distributions all members. The remaining profits, if any, are allocated and distributed to members as follows: 40% to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% to members holding Class D units, as a group. The Class D Units are reserved for issuance to our management. Members holding Class D units are not entitled to receive any preferred returns, but are entitled to receive 60% of our profits after the payment of all preferred returns. As of the date of this prospectus, we have issued 10 Class D Units to our manager.

Receipt Versus Reinvestment of Distributions

Upon subscription for our units, our members may elect to either receive monthly cash distributions or have their monthly cash distributions reinvested for the term of their holding periods. The ability to reinvest distributions is dependent upon whether investors remain qualified to purchase units and whether the units are registered under the Securities Act or are exempt from registration. If investors have elected to receive their distributions, they will receive their cash payments promptly after the end of each calendar month. If investors have elected to reinvest their distributions, said distributions will be applied toward the purchase of whole or fractional units, as the case may be, in the amount of such distributions as of the first day of the succeeding calendar month. The additional units issued will be of the same class and will bear the same preferred return as the underlying units. Our members do not have the right to demand distributions from us in any form other than cash. In addition, our members may not receive distributions to the extent that such distributions would cause our liabilities (other than liabilities to members on account of their respective membership units) to exceed the fair value of our assets.

We will retain the reinvested distributions for investing in further mortgage loans or other proper purposes. The distributions from these further loans will be allocated among all investors; however, if investors reinvest their distributions, they will be credited with a larger proportionate share of distributions than investors who receive their distributions in cash since the amounts that they have invested with us will increase relative to the amounts invested by investors who did not reinvest their distributions.

If you elect to participate in our distribution reinvestment plan, you will still be taxed on your share of our taxable income even though you will not receive any cash distributions. Additionally, solely for tax purposes, you will be deemed to have received and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions or any loan modifications treated as a disposition for tax purposes. We believe that this characterization will not affect the tax liability of our investors. However, if the Internal Revenue Service were to unexpectedly disagree, you may have a tax liability with no cash distributions to pay that liability.

If you seek to change how your distributions are handled, our manager must receive, at least five days prior to the effective date of the desired change of distribution method, a form of distributions notice, provided as Exhibit A to our operating agreement, and our manager must provide its written consent of the change. Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to ERISA plan investors who previously reinvested distributions in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code and ERISA pursuant to the “significant participation” exemption. In addition, we may end the distribution reinvestment plan at any time in our sole discretion.

Calculation of Distributions

Investors can only become members on the first or fifteenth day of the month. An investor’s monthly distributions begin to accrue on the day the investor becomes a member, provided that if the first or fifteenth day of the month is not a business day, monthly distributions will not begin to accrue until the first business day after such investor becomes a member. We define a business day as a day on which our manager’s office is open for business.

The monthly distributions to members are based on both the preferred return attributable to the class of units the investor has chosen to invest in and the “distributable amounts from operations.” Our operating agreement defines “distributable amounts from operations” as the amount of cash equal to our accrued income from our operations and from the investment, sale, refinancing or other disposition of our assets during the relevant calendar month, less accrued expenses, depreciation, amortization and reasonable reserves as determined by our manager.

Since we calculate our “distributable amounts from operations” on an accrual basis, our manager relies on, in part, the projected returns from our loans, including loans that may be either impaired or non-performing, but have sufficient security to satisfy the amounts owed to us. We will characterize a mortgage loan as “non-performing” if the payment of principal or interest is 120 days past due and as “impaired” if we will be unable to collect all amounts due according to the terms of the loan. As a result, since we authorize distributions to our members, in part, based on projected income, our members will incur the tax burden with respect to such projected income in the year the income is deemed earned. If our manager is not able to recover the amounts owed from an impaired or non-performing loan, we will be required to offset loss on these loans against future income and, as a result, will have less cash to distribute to our members. Accordingly, due to our revenue recognition policy whereby we recognize income on an accrual basis, i.e., on the projected returns of our loans, we fund our distributions from interest income received and, when necessary, cash received from subscriptions of our membership units.

Preferred Returns

The preferred returns for each class relate to the right of members to receive a specified allocation of distributions from us and are “preferred” in that the returns are paid before we can make any other distributions to members. Although the preferred return is an annual rate that we propose to pay on a monthly basis, there is no assurance that we will generate sufficient cash flow from operations to pay the preferred returns on a monthly basis, if at all. As a result, the preferred returns payable to investors do not represent guaranteed payments, and the returns paid to investors may actually be less than the stated preferred returns payable to investors. The preferred return for each class is determined by our manager, in its sole discretion, at the time each subscription for units is accepted by our manager. Accordingly, although the preferred return for any unit is established at the time of subscription or renewal and fixed throughout the applicable holding period for the unit, the preferred return for each class is subject to change, from time to time, by our manager for any unit issued as of another date and will be applicable only to such units of the same class issued on the same date. Accordingly, since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the preferred returns for the classes will be maintained for units issued only as of any one date and may vary for units of the same class issued as of different dates.

The following table summarizes the distributions authorized, reinvested and paid to members and the annual return to members during the year ended December 31, 2003. We did not make any distributions prior to 2003.

	Year Ended December 31, 2003
	Class A	Class B	Class C	Total
Distributions Issued	$11,648	$4,650	$25,238	$41,536

Distributions Reinvested	1,447	1,380	11,946	14,773

Net Distributions Paid	$10,201	$3,270	$13,292	$26,763

Annualized Return	9%	10%	11%

In terms of the source of cash for our distributions, we generally fund our distributions from the net cash provided by our operating activities. However, due to our revenue recognition policy whereby we recognize income on an accrual basis, i.e., on the projected returns of our loans, we may use funds from other sources to fund distributions to members. For example, as part of each loan, we require borrowers to establish reserve accounts that are designed to ensure that sufficient funds are available to satisfy the debt service requirements of their mortgage loans. If interest were owed to us, but had not been paid, we may use funds from these reserve accounts to fund distributions to members. In another example, if we had reason to believe that interest on a mortgage loan would be paid, but paid subsequent to when due, we may use cash on hand to fund distributions to members based on the timely payment of interest on such loan prior to our receipt of such interest. In a final example, if we were to obtain a line of credit, and if we did not have sufficient cash on hand to pay distributions due to the investment of distributable amounts from operations being invested in mortgage loans, we may use funds from our line of credit to fund distributions to members.

The following table summarizes the interest income received, the cash paid to vendors and the net distributions paid to members during the six months ended June 30, 2004 and the two years ended December 31, 2003 and 2002.

	Six Months Ended June 30, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Interest Received	$582,848	$40,150	$—

Cash Paid for Management Fee	$(22,500)	—	—

Cash Paid to Vendors	$(27)	(14)	—

Net Cash provided by Operating Activities	$560,321	$40,136	—

Net Distributions Paid	$(297,092)	$(26,763)	—

Balance	$263,229	$13,373	—

UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our units held by our manager and each person (or group of affiliated persons) who beneficially owns 5% or more of any class of our units as of July 31, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to our units. As of July 31, 2004, we had issued and outstanding 5,007.7985 units.

NAME AND ADDRESS	NUMBER AND CLASS OF MEMBERSHIP UNITS OWNED	PERCENTAGE OF MEMBERSHIP UNITS
		AS OF JULY 31, 2004	AFTER THE OFFERING (ASSUMING FULL SUBSCRIPTION)
USA Capital Realty Advisors, LLC 4484 South Pecos Road Las Vegas, Nevada 89121	10.00 Class D Units	0.48%	0.03	%*

NAME AND ADDRESS OF 5% BENEFICIAL OWNERS
Robert E. Taylor, New Turf Construction c/o USA Securities, LLC 4484 South Pecos Road Las Vegas, Nevada 89121	300.00 Class A Units	6.00%	0.77	%*
Robert E. Taylor c/o USA Securities, LLC 4484 South Pecos Road Las Vegas, Nevada 89121	500.00 Class A Units	9.98%	1.28	%*

*	Approximate numbers.

Our manager is managed by USA Investment Partners, LLC, which is managed by Joseph D. Milanowski and Thomas A. Hantges. USA Investment Partners, LLC is owned by Thomas A. Hantges (57%), Joseph D. Milanowski (38%) and Paul S. Hamilton (5%). As a result, Messrs. Hantges, Milanowski and Hamilton indirectly share voting power with respect to the 10 Class D Units held by our manager and have voting control over our manager generally.

SUMMARY OF OPERATING AGREEMENT

We were organized on February 16, 2001, as a Nevada limited-liability company and are governed by the laws of the State of Nevada. The following is a summary of our second amended and restated operating agreement dated as of June 1, 2003, and is qualified in its entirety by the terms of our operating agreement itself. You are urged to read our entire operating agreement, a copy of which may be found toward the end of this prospectus as Appendix A.

Capitalization

Pursuant to Section 5.1 of our operating agreement, we are authorized to issue up to 100,000 membership units in four different classes, Class A, Class B, Class C and Class D. Through this offering, we are offering up to 27,000 units at a purchase price of $5,000 per unit. The units offered will be classified as either Class A Units, Class B Units or Class C Units. Our manager has the sole discretion to issue additional membership units that are not a part of this offering.

Upon your subscription for units, you will be asked to select a class for the units you will be purchasing, subject to the approval of your subscription and your class selection by our manager. The classification of units is for the purposes of establishing the relevant holding period and the relevant preferred return for the units. In the event that you fail to select a class of units for the units subscribed, our manager shall have the sole discretion to select the appropriate class for your units. Once your subscription has been accepted and your units classified, you may change the classification of your units only upon the submission of a form of request for change of classification, as provided in Exhibit C to our operating agreement, to our manager within 61 days prior to the expiration of the relevant holding period and upon the approval of your request by our manager, where such approval may be withheld in its sole discretion.

Classification of Units

In terms of the differences between the Class A Units, the Class B Units or the Class C Units, the three classes of units are identical in right and obligation with the exception of the relevant holding period that relates to your ability to have your units redeemed and your relevant preferred return for your units. Once you become a member, you will not have the right withdraw from USA Capital First Trust Deed Fund or to obtain the return of all or any portion of sums paid for the purchase of units, or reinvested earnings with respect thereto, during the holding period that relates to the particular class of units. In this regard, the Class A Units have a holding period of 12 months, the Class B Units have a holding period of 24 months and the Class C Units have a holding period of 36 months. As will be discussed in greater detail herein, under certain conditions an investor may withdraw prior to the expiration of the relevant holding period upon the payment of an early redemption fee of 5% of the original investment amount, as modified in light of any subsequent reinvestments.

As to the preferred returns associated with the classes, the Class A Units, the Class B Units and the Class C Units have initial preferred returns of 9%, 10% and 11% per annum, respectively, as of the date of this prospectus, where the initial spread between the preferred returns for the classes will be at least 1%. Although the preferred return you are contractually entitled to receive will not change during the holding period, the payment of the preferred return is not guaranteed and will only be paid if we are able to generate sufficient cash flow from operations, if any. As a result, the returns paid to investors may actually be less than the stated preferred returns payable to investors. Since the preferred returns for each class will vary during the course of the offering, as adjusted by our manager, in its sole discretion, in light of applicable market conditions, the spreads between the preferred returns for the classes will be maintained for units issued as of any one date and may vary for units of the same class issued as of different dates. Upon the expiration of your holding period and in the event that you do not elect to change your classification or have your investment redeemed, your units will be rolled over for the same holding period, but will reflect the then applicable preferred return for your class of units. The preferred return for any new or rolled over units may change, from time to time, in the sole and absolute discretion of our manager. In making a determination to change the preferred return rates, our manager will consider, among other things, demand for our units, interest rates earned on our mortgage loan portfolio, fluctuations in interest rates and mortgage rates, general conditions of the real estate market and general national and local economic conditions.

In terms of the payment of the preferred returns, we propose to pay the annual preferred returns on a monthly basis from the interest we earn and collect on mortgage loans we have either made or purchased. In addition, we will pay preferred returns to holders of Class A Units, Class B Units and Class C Units on a cascading basis, whereby:

•	Members holding Class A Units, Class B Units and Class C Units are paid, as a group, an amount equal to the preferred return payable to them as if they held Class A Units; then

•	Members holding Class B Units and Class C Units are paid, as a group, an amount equal to the difference between the preferred return payable to them as if they held Class B Units and the preferred returns previously paid to them as if they held Class A Units; and

•	Members holding Class C Units are paid, as group, an amount equal to the difference between the preferred return payable to them and the preferred returns previously paid to them as if they held Class B Units.

The payment of any preferred returns shall be limited by the requirement that any prior preferred returns that have not been paid, but are payable, are paid in full to members prior to the distribution of any subsequent preferred returns to members. For example, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively for December 2004. Where the Company has $280 with which to make Preferred Return distributions for December 2004, the Preferred Return distributions for December 2004 must be paid as follows: the Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95. For the January 2005, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively. Where the Company has $300 with which to make Preferred Return distributions, the Preferred distributions for January 2005 must be paid as follows: the Class B Unit and Class C Unit must receive the remainder of the Preferred Return accrued to them for December 2004 before any Preferred Return for January 2005 can be paid to any Member of any class of Units. Thus, the Class B Unit will receive $5, which is attributable to its unpaid December 2004 Preferred Return, and the Class C Unit will receive $15, which is attributable to its unpaid December 2004 Preferred Return. The remaining $280 ($300 less the remaining December 2004 Preferred Return paid to the Class B Unit and the Class C Unit) must be paid as follows: The Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95.

In addition to allocating profits to members in the amount of their preferred returns, we will allocate profits and losses, if any, to our members as follows: 40% to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% to members holding Class D Units, as a group. The Class D Units are reserved for issuance to our management. Members holding Class D Units are not entitled to receive any preferred returns, but are entitled to receive 60% of our profits and losses. As of the date of this prospectus, we have issued 10 Class D Units to our manager.

Rights and Liabilities of Investors

The rights, duties and powers of investors are governed by our operating agreement and by the Nevada Revised Statutes, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to our operating agreement and the Nevada Revised Statutes.

Persons who become investors in USA Capital First Trust Deed Fund in the manner set forth in this prospectus will not be responsible for the obligations of USA Capital First Trust Deed Fund and will be liable only to the extent of their agreed upon capital contributions. Investors may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to investors may constitute, wholly or in part, return of capital.

Investors have no control over our management except that, in some cases with the consent of our manager, members representing more than 50% of our outstanding units may approve or disapprove any of the following matters:

•	Our dissolution and termination;

•	Our merger or consolidation with one or more other entities;

•	Sale of all or substantially all of our assets;

•	Amendment of our operating agreement (other than certain amendments for which no approval is required); and

•	Removal of our manager and election of a successor manager.

In addition, upon the withdrawal, resignation or removal of our manager, members representing more than 50% of our outstanding units may elect a replacement manager to continue our business.

Capital Contributions

Our units will be sold in increments of $5,000. An initial investor may not acquire less than two units, representing a minimum investment of $10,000. For purposes of meeting this minimum investment requirement, a person may cumulate units he or she purchases individually with units purchased by his or her spouse. To purchase units, an investor must deliver to us a completed and executed subscription agreement, together with his or her cash contribution. Our manager contributed the sum of $50,000 to us as our initial member. Our current investors who elect to reinvest monthly distributions of income from our operations are entitled to purchase fractional units with such reinvested distributions, subject to the restrictions described in our operating agreement.

Rights, Powers and Duties of Manager

Subject to the right of our investors to vote on specified matters, our manager has complete charge of our business. Our manager is not required to devote full time to our affairs but only such time as is required for the conduct of our business. Our manager acting alone has the power and authority to act for and bind us. In addition, our manager is granted a special power of attorney from each investor for the purpose of executing the documents that the investors have expressly agreed to execute and deliver or that are required to be executed, delivered or filed under applicable law.

Profits and Losses

Profits and losses of USA Capital First Trust Deed Fund accrued during any calendar month are allocated to our investors as promptly as possible following the last day of such calendar month. New investors are only admitted to USA Capital First Trust Deed Fund on the first day or the fifteenth day of each calendar month. However, investors admitted on the fifteenth day of a calendar month are allocated a pro-rata share of profits or losses attributable to the last half of such calendar month. Profits and losses allocable to our investors are allocated among them on a per diem basis in accordance with their respective outstanding capital account balances as of the close of the first day or fifteenth day of such calendar month, as applicable. After the allocation of profits to members in the amount of their preferred returns, we allocate the remaining profits and losses, if any, to our members as follows: 40% proportionately to members holding Class A Units, Class B Units and Class C Units, as a group, and 60% proportionately to members holding Class D Units, as a group. Our manager is the sole holder of Class D Units.

Upon a transfer of units, if permitted under our operating agreement and applicable law, profits and losses will be allocated to the transferee beginning with the next succeeding calendar month.

Meetings

We do not intend to hold annual meetings. Our manager, or investors holding 10% or more of our outstanding units, may call a meeting of the investors on at least 30 days prior written notice, which notice will state, in addition to the date, time and location of the meeting, the general purpose(s) of the meeting. A majority of our outstanding units will constitute a quorum at our meetings. Investors may vote in person or by proxy with respect to those matters in which investors have, under our operating agreement, approval rights.

Accounting and Reports

Our manager will cause to be prepared an annual report of our operations, which will be audited by an independent accounting firm, prepared on an accrual basis and furnished to our investors within 90 days of the close of the year covered by the report. Investors will be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year. During business hours and with five days prior notice, any investor or his legal representative may inspect our financial statements and other books and records as they relate to our internal affairs.

Amendment of our Operating Agreement

Our operating agreement may be amended by our manager alone with respect to certain matters described in our operating agreement, or by our investors upon the vote of members holding more than 50% of the outstanding units with respect to all other matters.

Redemption by USA Capital First Trust Deed Fund

An investor has no right to withdraw from USA Capital First Trust Deed Fund or to obtain the return of all or any portion of sums paid for the purchase of units, or reinvested earnings with respect thereto, until the relevant holding period that relates to the class of units purchased by the investor has elapsed. The Class A Units have a holding period of 12 months, the Class B Units have a holding period of 24 months and the Class C Units have a holding period of 36 months. Our manager, in its sole and absolute discretion, may nonetheless allow an investor to have all or any portion of the investor’s investment redeemed by USA Capital First Trust Deed Fund prior to the expiration of the relevant holding period on the condition that the investor pay an early redemption fee equal to 5% of such original investment amount, with 75% of such early redemption fee being paid to our manager and 25% being paid to us. As of the expiration of the relevant holding period for the investor and the expiration of any renewal holding period thereafter, an investor may redeem all or part of the investor’s investment by providing at least 61 days advance written notice to our manager of such election and upon receiving the express written consent of our manager, which consent may be withheld in the sole discretion of our manager. In addition, we will not redeem more than 10% of total units outstanding in a single year, as this could increase the likelihood that we will be treated as a corporation for tax purposes (see “Federal Income Tax Consequences” below).

The total amount of funds paid to you as an investor upon a notice of redemption request will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan. The decision to write down a loan will be made solely at the discretion of our manager, on at least a monthly basis, in such amounts as may be determined in our manager’s exercise of good faith and prudent business judgment. Notwithstanding the foregoing, if a proposed redemption would cause an investor’s capital account to fall below $10,000, then the investor must have the investor’s entire investment redeemed by USA Capital First Trust Deed Fund.

In our manager’s discretion, our manager will commence the return of the investor’s capital account to the extent of available funds from “distributable amounts from sales or refinancings,” as defined in our operating agreement, and the capital contributions from members admitted to USA Capital First Trust Deed Fund after the effective date of such redemption request.

The amount that a redeeming investor will receive from us is based on the redeeming investor’s capital account after adjustments for writedowns. A capital account is a sum calculated for tax accounting purposes, and may be greater than or less than the fair market value of such investor’s membership interest. The fair market value of an investor’s membership interest will generally be irrelevant in determining amounts to be paid upon redemption, except to the extent that the current fair market value of our loan portfolio is realized by sales of existing loans, which sales are not required to be made. The redeeming investor will recognize a gain or loss on the redemption measured by the difference between the amount realized from the redemption and the adjusted basis in the redeemed units.

Our manager anticipates funding investor redemptions from distributable amounts from sales or refinancings and funds contributed by new investors to USA Capital First Trust Deed Fund. Redemption payments will be made in our manager’s sole discretion. If such amounts are inadequate to return an investor’s capital account, we are not required to liquidate any of our loans prior to maturity for the purpose of liquidating the capital account of a redeeming investor, and are merely required to continue paying whatever funds from the above-identified sources as our manager, in its sole discretion, decides to make available to redeeming investors. We will not establish a reserve from which to fund redemptions and, accordingly, our capacity to return an investor’s capital account will be restricted to amounts made available by our manager from the above described sources.

Investors who seek to have all or any portion of their investment redeemed by USA Capital First Trust Deed Fund will be allowed to do so, subject to our available funds, on a “first come, first serve” basis, provided that certain investors may have priority upon the death of such investors or if such investors are ERISA plan investors, as described more fully in our operating agreement, and subject to our limitation of not redeeming more than 10% of our outstanding units in a single year. Subject to the foregoing, an investor whose redemption request is received first will be entitled to a return of that investor’s entire capital account, as adjusted for writedowns, before we will return any of the capital account of an investor whose redemption request is received on a later date. Further, to the extent that we have not returned all of an investor’s capital account, we will provide simple interest on such unpaid amounts at a rate equal to the preferred return applicable to Class A Units at the time.

Upon our dissolution and termination, a two-year winding-up period is provided for liquidating our loan portfolio and distributing cash to our investors. Due to high prevailing interest rates or other factors, we could suffer reduced earnings (or losses) if a substantial portion of our loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Investors whose redemption requests are accepted prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those investors who remain in USA Capital First Trust Deed Fund until its termination. Investors whose redemption requests have been accepted prior to such liquidation will not benefit from such unanticipated profits.

Limitations on Transferability

Our operating agreement places substantial limitations on the transferability of our units. Any transferee (including a donee) must be a person or entity that would have been qualified to purchase a unit in this offering. No unit may be transferred if, in the judgment of our manager, a transfer would jeopardize our tax status as a partnership or cause our termination for federal income tax purposes.

A transferee may not become a substituted investor without the consent of our manager. A transferee who does not become a substituted investor will own an economic interest, which entitles him or her only to the share of profits, losses, distributions (including the applicable preferred returns) or returns of capital to which the transferor would be entitled. Economic interest owners will have no voting rights whatsoever or any right to inspect records nor receive information from us.

Term of USA Capital First Trust Deed Fund

The term of USA Capital First Trust Deed Fund commenced on February 16, 2001, and will terminate on a date chosen by our manager, in its sole discretion, unless sooner terminated pursuant to our operating agreement.

Winding Up

Upon our dissolution, our manager will wind up our affairs by halting the issuance or purchase of any new loans and, either by our manager or its successor, liquidating our remaining assets as promptly as is consistent with obtaining the fair current value thereof by the sale to third parties or by collecting loan payments under the terms of the loan. All funds received by us will be applied and promptly distributed in accordance with the Nevada Revised Statutes and our operating agreement.

In the event we are dissolved at a time when there are outstanding unfulfilled withdrawal requests, such withdrawal requests will be of no further force or effect and all investors will thereafter be entitled to receive their pro rata portion of all liquidating distributions of USA Capital First Trust Deed Fund in accordance with their respective outstanding capital account balances.

Merger with Other Business Entities

Our manager, upon the prior written consent of investors representing more than 50% of the units, will have the right to merge us with one or more other business entities, of which our manager may be a sponsor or co-sponsor.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences that we believe relevant to individuals who are citizens or residents of the United States and make investments in our units. Because this is a summary, it does not contain all the information that may be important to you. Since this summary focuses on individuals who are citizens or residents of the United States, the following discussion has limited application to corporations, estates, trusts, non-resident aliens and other investors that are subject to specialized tax treatment, including, without limitation, tax-exempt institutions, real estate investment trusts, IRAs and mutual funds. This summary is based on the Internal Revenue Code in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

The terms “units” or “ownership interest,” as used in this Federal Income Tax Consequences section include investments in our Class A Units, Class B Units and Class C Units.

We and our investors may be subject to state and local taxes in states and localities in which the Internal Revenue Service or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

The Internal Revenue Service may challenge some of the deductions we intend to claim or positions we intend to take for tax purposes. The Internal Revenue Service has increased its audit efforts with respect to limited partnerships and limited-liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

Any audit adjustments made by the Internal Revenue Service could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other investors will, directly or indirectly, bear the expense of contesting the adjustments.

We urge you to consult and rely upon your own tax advisor with respect to your own tax situation, potential changes in applicable laws and regulations and the federal and state consequences arising from an investment in our units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on your investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

No ruling has been or will be requested from the Internal Revenue Service regarding any matter affecting us or our investors. Instead, we will rely on opinions and advice from our tax counsel, Santoro, Driggs, Walch, Kearney, Johnson & Thompson, which state that the sections of this prospectus that discuss the material tax consequences fairly address the material tax issues related to an investment in our units and accurately describes each of the material federal income tax issues regarding such matters. Tax benefits should not be considered a primary investment feature of our units. Our units are intended to serve as an investment vehicle for investors seeking current income or appreciation through the reinvestment of distributions. Our tax counsel’s opinions are subject to certain conditions and are based upon certain representations made by us and our manager, on which our tax counsel has relied. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the Internal Revenue Service or the courts. Accordingly, opinions and statements made in this prospectus may not be sustained by a court if contested by the Internal Revenue Service. Any contest of this sort with the Internal Revenue Service could materially adversely impact your investment in our units. Additionally, the costs of any contest with the Internal Revenue Service will be borne by our investors, whether directly or indirectly. An investment in us may be materially modified by future legislative or administrative changes or future court decisions. Such changes and decisions may be subject to retroactive application.

Classification as a Partnership

Under treasury regulations issued in December 1996, a domestic limited-liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited-liability company, and have more than one member. Our manager has made the factual representation that it will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, including, without limitation, certain representations made by us and our manager, it is the opinion of our tax counsel that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

•	The use of the term partnership will be construed to refer also to a limited-liability company classified as a partnership for federal income tax purposes;

•	The use of the term partner will be construed to refer also to a member of a limited-liability company; and

•	The use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited-liability company.

Publicly Traded Partnership Rules

We intend to be treated as a partnership for federal income tax purposes and not as an association that is taxable as a corporation.

Section 7704 to the Internal Revenue Code taxes certain publicly traded partnerships as corporations. If we were taxed as a corporation for federal income tax purposes, we would be a separate taxable entity. In such a case, we, rather than our investors, would be taxed on the income and gains, and would be entitled to claim the losses and deductions, resulting from our operations. A distribution from us to an investor would be taxable to the investor in the same manner as a distribution from a corporation to a shareholder (i.e., as ordinary income to the extent of our current and accumulated earnings and profits, then as a nontaxable reduction of basis to the extent of the investor’s adjusted tax basis in its units, and finally as gain from the sale or exchange of the investor’s units). The effect of the foregoing would substantially reduce an investor’s after-tax economic return as a result of an investment in our units.

A partnership will be deemed a publicly traded partnership if its interests are traded on an established securities market or its interests are readily tradable on a secondary market or the substantial equivalent thereof.

In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code which clarify whether partnership interests will be treated as readily tradable on a secondary market. In addition, such regulations include a number of safe harbors that allow certain transactions to be disregarded, including the safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

The IRS will disregard certain transfers for purpose of determining whether this safe harbor is met (e.g. transfers at death, transfers in which the basis is determined under Section 732 of the Internal Revenue Code, interests issued by the partnership for cash, property or services, and interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph).

The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:

•	The redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption rights;

•	The redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership’s taxable year; and

•	The sum of the percentage interest in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

Subject to the limitations described in other parts of this prospectus, our operating agreement allows members to withdraw or partially withdraw and obtain the return of their outstanding capital account. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations. The limitations on your right to withdraw your capital account set forth in our operating agreement include:

•	Holdings periods varying in accordance with the class of units purchased, or, in the alternative, an early withdrawal fee;

•	A requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to USA Capital First Trust Deed Fund, LLC;

•	The redemption price is established not more than 4 times during the partnership’s taxable year; and

•	In no event will USA Capital First Trust Deed Fund, LLC permit aggregate withdrawals during any calendar year of more than 10% of the outstanding units.

Our manager intends to operate strictly in accordance with our operating agreement. Based on the factual representations of our manager, and assuming we will be operating strictly in accordance with the terms of our operating agreement, our tax counsel has concluded that our units will not be traded on an established securities market and will not be readily tradable on a secondary market (or the substantial equivalent thereof) within the meaning of the treasury regulations. Accordingly, it is the opinion of our tax counsel that we will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Our tax counsel cannot assure that a secondary market for our units will not develop in the future. If we are classified as a publicly traded partnership, we will be taxed as a corporation, and our income and losses would be subject to different passive loss rules under Section 469 of the Internal Revenue Code, all as discussed below.

In the event we are a classified as a publicly-traded partnership under Section 7704 of the Internal Revenue Code, we will not be treated as a corporation for federal income tax purposes to the extent that 90% or more of our gross income is “qualifying income.” Interest that would otherwise be “qualifying income” is excluded from such classification if it is derived in the conduct of a financial or insurance business. Though we anticipate that more than 90% of our income will fall within the definition of “qualifying income,” it is not clear whether we will be considered to be engaged in the conduct of a financial business. Such a determination will be made based on all the facts and circumstances surrounding the conduct of our business and affairs. As such, our tax counsel has not rendered any legal opinion with respect to whether we will be deemed a “financial business” within the meaning of Section 7704(d)(2) of the Internal Revenue Code for purposes of calculating our “qualified income” in the event we are deemed to be a publicly-traded partnership and are trying to rely on Section 7704(c) of the Internal Revenue Code to avoid being taxed as a corporation for federal income tax purposes.

Alternative Minimum Tax

Depending on your own tax situation, an investment in us could create or increase your liability under the alternative minimum tax provisions applicable to corporations or individuals, as the case may be. We urge you to consult your tax advisor in this regard. Our tax counsel has not rendered any legal opinion with respect to the application of the alternative minimum tax provisions to us or any of our investors.

Determination of Basis in Units

Our manager intends to only accept cash contributions from investors. You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. See the “Distributions” discussion below. Your adjusted basis in your units is generally the amount you originally paid for your units increased by:

(a) subsequent capital contributions (including reinvestments) by you to us;

(b) your share of our taxable income; and

(c) your share of our tax-exempt income (if any).

Your adjusted basis in your units will be decreased (but not below zero) by:

(x) cash distributions by us to you (including deemed distributions);

(y) your share of our losses; and

(z) your share of our expenditures that are not deductible in computing our taxable income and not properly chargeable to your capital account.

Any increase in our liabilities will be treated as cash contributions by you to us, and thereby, will increase your basis in our units in accordance with your allocation thereof. Any decrease in our liabilities will be treated as cash distributions to you from us, and thereby, will decrease your basis in our units in accordance with your allocation thereof.

The allocation of our liabilities among investors is determined differently for recourse and non-recourse liabilities. Liabilities are recourse to the extent that an investor bears the economic risk of loss if the liability is not paid by us. Liabilities are non-recourse if no investor bears the economic risk of loss if the liability is not paid by us. Recourse liabilities are allocated among our investors in accordance with each investor’s economic risk of loss with respect to such liability. Non-recourse liabilities are allocated among our investors in accordance with each investor’s share of our profits.

When an investor’s allocable share of non-recourse liabilities is reduced (e.g., when there is decrease in an investor’s share of our profits) and such reduction is in an amount that exceeds such investor’s basis, such reduction may result in a taxable gain to the investor. See the “Distributions” discussion below.

Taxation of Income

Subject to the above discussion regarding “publicly traded partnerships,” as a partnership, we will not generally be subject to federal income taxes. Rather, you are required to take into account your distributive share of our income, gains, losses, deductions and credits regardless of whether we make actual distributions to you. It is possible that your distributive share of our income and gain may exceed any distribution made by us to you in any taxable year. Since you will be required to include our income on your income tax return without regard to whether you receive distributions from us, you will become liable for federal and state income taxes on our income even though you have not received any distributions from us with which to pay such taxes owed. The character of each item of our income, gain, loss, deduction and credit will generally be determined at the partnership level absent a specific statutory provision to the contrary. The character of each such item will then be passed through to each investor. Our manager believes that substantially all of our income will be ordinary income for federal income tax purposes.

Allocations of Profits and Losses

An investor’s share of our income, gain, loss, deduction or credit will be determined under our operating agreement. Sections 6.1 and 6.2 of our operating agreement set forth how our income, gain, loss, deductions and credits will be allocated among our investors.

Allocations of our income, gain, loss, deduction or credit will not be respected for federal income tax purposes if they do not have “substantial economic effect.” A partnership agreement has economic effect if the allocations of income, gain, loss, deduction or credit are to be made among the partners in a manner that is consistent with the economic arrangement of the partners. To satisfy the economic effect requirement of a safe harbor contained in the Treasury Regulations, a partnership agreement must contain a lengthy, intricate and complex set of provisions that may have little practical significance based on the partnership’s anticipated operations. The principal purpose of the safe harbor is to prevent the partnership’s losses from being allocated to partners for tax purposes when partners do not bear the economic risk of loss associated therewith.

The economic effect in a partnership agreement is substantial if there is a reasonable possibility that the allocations in the partnership agreement will affect substantially the dollar amounts each partner is to receive from the partnership, independent of tax consequences.

Our operating agreement contains the complex provisions sufficient to qualify for the economic effect safe harbor. Our manager intends the allocations of profit and losses and distribution provisions of our operating agreement to allocate our profits and losses for tax purposes to match and follow the economic rewards (cash distributions) and burdens (risk of loss) that will accrue to each of our investors, and therefore, be substantially in accordance with each investor’s ownership interest in us and be respected for federal income purposes.

Our Taxable Year

A partnership must adopt the taxable year of its partners who own, in the aggregate, more than 50% of its profits and capital. If the partnership’s partners have different taxable years, then the partnership must adopt a taxable year that is the same as the taxable years of its principal partners (i.e., partners who own 5% or more of the partnership’s profits or capital). If the partnership is not able to determine a taxable year using either of the foregoing methods, the partnership must adopt a taxable year that results in the least aggregate deferral of income to the partners.

Though our manager expects our taxable year to be the calendar year, our taxable year cannot be determined until our manager accepts subscription agreements for the requisite number of units to satisfy the minimum offering under this prospectus. In addition, as our manager accepts additional subscription agreements under this offering, our taxable year may change accordingly. As such, our tax counsel has not rendered any legal opinion with respect to our adoption of a taxable year.

Computation of Gain or Loss on Sale or Redemption of Units

If you sell your units, including a sale to us pursuant to a redemption, the amount of your gain or loss will be based on your basis in our units you are selling and the amount you receive on the sale thereof. Our manager intends to only redeem an investor’s units for cash.

Character of Gain or Loss

Generally, gain recognized by an investor on the sale of our units that have been held for more than one year will be taxed as long-term capital gain, except for the portion of such gain that is allocable to “substantially appreciated inventory items” or “unrealized receivables.” With respect to “substantially appreciated inventory items” or “unrealized receivables,” gain attributable thereto will be treated as ordinary income. In addition, an investor’s gain may also be affected by the look-through rules contained in Treasury Regulations Section 1.1(h)-1.

For a non-corporate taxpayer, the maximum long-term capital gain for capital assets held for more than one year is generally 15% (5% for individuals in the 10% and 15% tax brackets). The amount of ordinary income against which a non-corporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such taxpayer’s capital losses over such taxpayer’s capital gain.

Computation of Gain or Loss on Sale of Partnership Property

The amount of gain or loss realized by us on the sale or exchange of our property will equal the amount realized by us on the sale of our property less our basis in the property sold. The rule applicable to determining the character of gain or loss for our investors on the sale of their units will generally apply to us with respect to the sale of our property. In addition, we may recognize minimum gain. Minimum gain is the gain that will be generated if our nonrecourse debt is satisfied by property with an adjusted basis that is less than the outstanding amount of the debt being satisfied. Our minimum gain will flow through to our investors. Since minimum gain is triggered by debt relief, we will not receive cash with respect to such gain or make distributions with respect to such gain, but our investors will still be responsible to pay the tax liability attributable to their share of such gain.

A disposition of a loan is deemed to occur if a “significant modification” to the loan is made within the meaning of Section 1001 of the Internal Revenue Code and the regulations thereunder. In the event we are required to recognize either a loss or gain on the loan on such a disposition, our investors will be responsible to pay the tax liability attributable to their share of such gain.

Distributions

To the extent cash distributions do not exceed an investor’s tax basis in its units, they will constitute a return of capital, and each investor will be required to reduce the tax basis of his units by the amount of such distributions and to use such adjusted basis in computing gain or loss, if any, realized upon subsequent the sale of units. Such distributions will not be taxable to investors as ordinary income or capital gain until there is no remaining tax basis, and thereafter, may be taxable as gain from the sale or exchange of the units. Investors will be taxed each year on their share of our income, even if they elect to have their share of our distributions reinvested. Investors who elect to reinvest will have to pay taxes on their share of our income even though they did not receive any cash from us.

Distributions to you from us may take the form of either actual cash distributions, or deemed distributions. A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan. If you elect to participate in our distribution reinvestment plan, under the terms of our operating agreement, you will be deemed to have received a distribution that is related to our net income and to have recontributed the same amount to us.

Limitations on Deductions of Losses

The ability of an investor to deduct its share of our losses or deductions during any particular year is subject to the basis limitation, the at-risk limitation, the passive loss limitation and the limitation on the deduction of investment interest.

1. Basis Limitation

An investor will not be able to deduct from its taxable income any amount attributable to its share of our losses or deductions that are in excess of the tax basis of its units at the end of our taxable year in which the losses or deductions occur. Any loss or deduction that is disallowed by reason of the basis limitation may be carried forward and deducted in later tax years to the extent that such investor’s tax basis in their units is increased in such later years (subject to the application of the other limitations discussed below).

2. At-Risk Limitation

An investor (other than corporations that are neither S corporations nor certain closely-held corporations) may not deduct from its taxable income any amount attributable to its share of our losses or deductions that are in excess of the amount for which such investor is considered to be at-risk with respect to such activities at the end of the taxable year in which our loss or deduction occurred. In general, an investor will initially be “at risk” to the extent of the basis in such investor’s units (unless they borrowed amounts on a nonrecourse basis to acquire such units). This initial at-risk amount generally will be increased by an investor’s share of our income and gains and decreased by such investor’s share of our losses and deductions and the amount of distributions made to such investor.

Any loss or deduction that may not be deducted by reason of the at-risk limitation generally may be carried forward and deducted in later taxable years to the extent that such investor’s at-risk amount is increased in such later years (subject to application of the other limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis.

If the amount for which an investor is considered to be at-risk with respect to our activities is reduced below zero (e.g., by distributions), an investor will be required to recognize income to the extent that such investor’s at-risk amount is reduced below zero. The amount of income so recognized, however, cannot exceed the excess of the amount of our losses and deductions previously claimed by an investor over any amounts of income previously recognized pursuant to the at-risk limitation rules. There is no authority as to the character of such recaptured income. As such, our tax counsel has not rendered any legal opinion with respect to the character of such recaptured income.

3. Passive Loss Limitation

The use by an investor (other than an investor that is not an S corporation, a certain closely-held corporation or a personal service corporation) of losses from a passive investment in a business, such as an investment as an investor in us, to offset income from other sources is strictly limited. Under this limitation, losses from a passive activity can generally be used only to offset income from other passive activities, but cannot be used to offset “portfolio income,” which is defined generally as interest, dividends, royalties and gain derived from the disposition of property other than an interest in a passive activity held for investment (i.e., interest received by us on temporary investments of working capital), or active business income, including, without limitation, earned income. A passive activity is defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate or any rental activity. Passive activity losses that cannot currently be used to offset passive activity income can be carried forward indefinitely to offset passive activity income in future years and may be deducted in full when a taxpayer disposes of its entire interest in such activity.

Assuming we are engaged in a trade or business, our income or losses allocable to investors, other than interest income and other portfolio income, should be passive activity income or loss that would be aggregated with the other passive activity income and losses (other than income and losses from publicly traded partnerships) of each investor from similar activities in determining the effect of the passive loss limitation on such investor. As a result, the ability of an investor to utilize the losses, if any, from us on a current basis will generally depend upon whether such investor has other passive activity income from similar activities, taking into account all such other passive activity income and losses (other than income and losses from publicly traded partnerships), after application of the “at-risk” rules, which are discussed above. Assuming an investor’s participation in us is considered to be a passive activity, the ability of such investor to offset the income, if any, from us on a current basis will generally depend upon whether such investor has passive activity losses from such other sources (other than publicly traded partnerships).

If we are classified as a “publicly traded partnership” (and not taxed as a corporation), each investor’s share of our income could not be offset by losses of the investor from any other source. Any loss of ours would be held in suspense at the investor level and could be used only to offset future income from us or upon a complete disposition of an investor’s interest in us.

4. Nonbusiness Interest Limitation

Generally, the “investment interest” of a taxpayer (other than a corporation) may be deducted only to the extent of the taxpayer’s “net investment income.” Any investment interest that is not deductible solely by reason of this limitation may be carried forward to later tax years and treated as investment interest in such later tax years. In general, investment interest is any interest paid or accrued on debt incurred or continued to purchase or carry property held for investment, and net investment income includes gross income and gains from property held for investment and is reduced by expenses that are directly connected with the production of such income and gains.

To the extent that interest is attributable to a passive activity, which may include interest incurred or deemed to have been incurred by an investor to acquire or carry its interests and an investor’s share of interest incurred by a partnership in connection with its operations, it is treated as a passive activity deduction and is subject to limitation under the passive loss limitation discussed above and not under the investment interest limitation. In addition, the effect of the investment interest limitation on a particular investor will depend on such investor’s specific tax situation. As such, our tax counsel has not rendered any opinion with respect to an investor’s ability to deduct any investment interest. Each investor should consult with its own tax advisor.

Portfolio Income

Our primary source of income will be interest, which is ordinarily considered “portfolio income” under the Internal Revenue Code. The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity, is treated as non-passive income. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

We expect that at no time will the average outstanding balance of our liabilities that are allocable to our mortgage investment activities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed by the Internal Revenue Service to be engaged in the trade or business of lending money, our income allocable to that business will generally be recharacterized as nonpassive income, even though our net losses allocable to that activity or that portion of your loss on the sale of a unit that is allocable to our mortgage lending business will be treated as passive activity losses.

If we are not considered by the Internal Revenue Service to be engaged in a trade or business of lending money, then income and loss from our mortgage lending activities will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of that portion of our income.

Depreciation

From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real properties may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes any property which produces income of a type described in Section 469(e)(1) of the Internal Revenue Code and any interest held by a taxpayer in an activity involving the conduct of a trade or business which is not a passive activity and with respect to which the taxpayer does not materially participate. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. Our tax counsel has not rendered any opinion with respect to an investor’s ability to deduct any investment interest. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

Property Held Primarily for Sale; Potential Dealer Status

We have been organized to invest in loans primarily secured by deeds of trust on real property. However, if we were at any time deemed for federal tax purposes to be holding one or more of our loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are higher than those for long-term capital gains. In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors that are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. We intend to make and hold our loans for investment purposes only, and to dispose of our loans, by sale or otherwise, at the discretion of our manager and as is consistent with our investment objectives. It is possible that, in so doing, we will be treated as a “dealer” in mortgage loans and that profits realized from such sales will be considered unrelated business taxable income to our otherwise tax-exempt investors.

Unrelated Business Taxable Income

Units may be offered and sold to certain tax-exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this prospectus. Such tax-exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business that generates “unrelated business taxable income,” as that term is defined by Section 513 of the Internal Revenue Code. Under the Internal Revenue Code, tax-exempt purchasers of units will be deemed to be engaged in an unrelated trade or business by reason of interest income earned by us. Interest income, which will constitute the primary source of our income, does not constitute an item of unrelated business taxable income, except to the extent it is derived from “debt-financed property.” We will utilize borrowed funds in order to make loans. Therefore, some portion of the interest earned on our loans will constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes will realize some taxable income by reason of interest income earned by us.

Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Internal Revenue Code. Therefore, unrelated business taxable income may also be generated if we operate or sell at a profit any property that has been acquired through foreclosure on a loan made by us, but only if such property is deemed to be held primarily for sale to customers or is acquired from or leased to a person who is related to a tax-exempt investor in us.

The trustee of any tax-exempt entity that purchases units in us should consult with its tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

Partnership Tax Returns, Tax Information and Audits

Our manager will prepare our information income tax returns. In connection with the preparation of our income tax returns, our manager will prepare and distribute to the investors, not later than ninety days after the close of each fiscal year, all information necessary in the preparation of the investors’ federal income tax returns, including our Schedule K (Form 1065), and each investor’s respective Schedule K-1. Such information will not be supplied to assignees that are not substitute investors.

You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the Internal Revenue Service identifying the inconsistency. Otherwise, the Internal Revenue Service may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the United States Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

The Internal Revenue Service may audit our tax returns. Tax audits and adjustments are made at our level in one unified proceeding and will be binding on all investors. You may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

USA Capital Realty Advisors, LLC is the Tax Matters Partner

A limited-liability company that is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the Internal Revenue Service. USA Capital Realty Advisors, LLC will serve as the tax matters partner to act on our behalf and on behalf of our investors with respect to partnership items, to deal with the Internal Revenue Service and to initiate any appropriate administrative or judicial actions or to contest any proposed adjustments at the partnership level.

If you own less than 1% of our units, you will not receive notice from the Internal Revenue Service of these administrative proceedings unless you form a group of investors that, in the aggregate, has an interest of 5% or more and requests the notice.

Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we may realize, as interest income, the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even though a lesser amount is actually paid to us or accrued to us under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any. Our tax counsel cannot opine as to the applicability of these rules prospectively.

Market Discount

We may purchase mortgage loans for an amount substantially less than the remaining principal balance thereof. Each monthly payment that we receive from a mortgagor pursuant to such discounted mortgage loans will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the applicable mortgage loan and the payment of a portion of the market discount from our investment in the applicable mortgage loan.

We will recognize the amount of each monthly principal payment under the mortgage loan that is attributable to the market discount as ordinary income, but the amount of such payment that represents the return of our investment therein will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

Possible Legislative Tax Changes

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the Internal Revenue Service has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units or the effective date, which could be retroactive, of any legislation that may derive from any past or future proposal.

We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

State and Local Taxes

We currently contemplate investing in or purchasing loans secured by real property throughout the United States; however, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.

Nevada does not have an income tax, and we believe that no income taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any investor’s share of any income derived from our activities in Nevada.

Other states and localities may impose a tax on our assets or income or on each investor based on his share of any income derived from our activities in those states and localities.

If you are entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

Allocations Between Transferor and Transferee

Our operating agreement provides that we will allocate income, gains, losses and deductions between transferors and transferees of units in a manner that complies with Section 706(d) of the Internal Revenue Code and the regulations promulgated thereunder.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, or ERISA, contains strict fiduciary responsibility rules governing the actions of “fiduciaries” of employee benefit plans. It is anticipated that some investors will be corporate pension or profit-sharing plans and IRAs or other employee benefit plans that are subject to ERISA. In any such case, the person making the investment decision concerning the purchase of units will be a “fiduciary” of such plan and will be required to conform to ERISA’s fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., ”fiduciaries”) must discharge their duties with the care, skill and prudence that a prudent person familiar with such matters would exercise in like circumstances.

In evaluating whether the purchase of units is a “prudent” investment under this rule, fiduciaries should consider all of the risk factors set forth above. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income, as well as the percentage of plan assets that will be invested in us insofar as the diversification requirements of ERISA are concerned. An investment in us is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in us into cash in order to meet liabilities to plan participants who may be entitled to distributions.

Due to the complex nature of ERISA, each prospective investor is urged to consult his or her own tax advisor or pension consultant to determine the application of ERISA to his or her prospective investment.

In order to avoid application of the U.S. Department of Labor’s plan asset regulations, we will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding units in us.

Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan’s fiscal year. Although our manager will provide annually upon the written request of an investor an estimate of the value of the units based upon, among other things, outstanding mortgage investments, it may not be possible to value the units adequately from year to year, because there will be no market for them.

Distributions to Foreign Investors

Generally, Sections 1441 through 1446 of the Internal Revenue Code will require us to withhold 30% of any distribution of income that is effectively connected with the conduct of a trade or business in the United States and income derived from sources within the United States that is not effectively connected with the conduct of a trade or business within the United States. Such withholding percentage may be reduced by an existing tax treaty. Foreign individuals and entities should consult their own tax advisors for additional information on this matter.

CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE

Repayment of our loans will be secured by either a mortgage or a deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan.

A mortgage has two parties: a borrower called the “mortgagor” and a lender called the “mortgagee.” The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default.

A deed of trust has three parties: a borrower-grantor called the “trustor,” a third party grantee called the “trustee,” and a lender-creditor called the “beneficiary.” The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

Foreclosure

The manner in which our manager will enforce our rights under a mortgage or deed of trust will depend on the laws of the state in which the property is situated. Depending on local laws, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale. Local laws will also dictate, among other things, the amount of time and costs associated with a judicial or non-judicial foreclosure sale, whether or not a lender would be entitled to recover from the borrower a judgment for the resulting shortfall if the proceeds from the sale of the property are not sufficient to pay the debt, or a deficiency judgment, either concurrently with or following a judicial or non-judicial sale, whether there are limits as to the amount of this deficiency judgment and whether the borrower would have a right to redeem the property following a judicial or non-judicial sale.

A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sales proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following the giving of appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

In some states, a lender is allowed to foreclose non-judicially and then seek to recover the deficiency from the borrower. In other states, a lender is not entitled to recover a deficiency judgment if the lender foreclosures non-judicially; the lender must instead foreclose judicially if it seeks to recover a deficiency judgment. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of the successful sales price bid at the foreclosure sale or the fair market value of the property at the time of foreclosure.

Moreover, some states provide that a borrower or junior lienholder has a right to redeem the property for a period of time following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower’s or the junior lienholder’s right of redemption. Real property that is sold through a non-judicial foreclosure sale is, in many states, not subject to a right of redemption.

In summary, whether or not a lender would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to a lender against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower was to default under one of our loans, our manager, as the loan servicer, would evaluate the applicable laws and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

Other Loan Enforcement Issues

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

In some instances, a loan may not only be secured by real property security but also guaranteed by a third party guarantor. Investors should be aware that, depending on local laws, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor’s consent, the guarantor may be exonerated from part or all of its obligations under the guaranty. Other states may require that a lender first exhaust all of its remedies against the borrower and real property security and only then can seek any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

LEGAL MATTERS

Kummer Kaempfer Bonner & Renshaw will review the legality of our issuance of the units offered under the Securities Act and Nevada law for us.

EXPERTS

Beadle, McBride, Evans & Reeves LLP have audited our financial statements as of December 31, 2003. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We rely on Beadle, McBride, Evans & Reeves LLP as experts in auditing and on the Beadle, McBride, Evans & Reeves LLP audited report for the financial statements we include here. In addition, we rely on Santon, Driggs, Walsh, Kearney & Thompson as tax matters counsel.

AVAILABLE INFORMATION; REPORTS TO MEMBERS

This prospectus does not contain all the information in the Registration Statement on Form S-11 (File No. 333-59362) and accompanying exhibits that we have filed with the Commission under the Securities Act. Additionally, we will become subject to the reporting requirements of the Exchange Act and, consequently, will file annual, quarterly and current reports and other information with the Commission. As a result, pursuant to applicable state guidelines and the undertakings we have made to the Commission in our filings, we will be required to deliver our annual, quarterly and current reports to our members, which is in addition to the information we will provide to members within 90 days after the end of the year to enable them to complete their own tax returns.

Copies of the Registration Statement on Form S-11 and other reports and information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a world wide web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. You may also obtain information on the operation of the public reference facilities of the Commission at 1-800-732-0330.

You will also be able to review our current report on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Exchange Act for purchases made after the end of the distribution period involving the use of 10% or more, on a cumulative basis, of the net proceeds of this offering. We will also provide the information contained in this report to the investors at least once each quarter after the distribution period of this offering has ended.

INDEX TO FINANCIAL STATEMENTS

USA CAPITAL FIRST TRUST DEED FUND, LLC

REPORT OF INDEPENDENT AUDITORS

To Management

USA Capital First Trust Deed Fund, LLC

Las Vegas, Nevada

We have audited the accompanying balance sheets of USA Capital First Trust Deed Fund, LLC as of December 31, 2003 and 2002 and the related statements of operations, members’ equity and cash flows for the each of the years ended December 31, 2003 and 2002 and the period of February 16, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Capital First Trust Deed Fund, LLC as of December 31, 2003 and 2002, and the results of its operations, change in members’ equity and its cash flows for the years ended December 31, 2003 and 2002 and the period of February 16, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/    Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada

March 25, 2004

USA CAPITAL FIRST TRUST DEED FUND, LLC

BALANCE SHEET

	December 31,		June 30, 2004
	2002	2003	(unaudited)
ASSETS
Cash and cash equivalents	$49,829	$500,758	$1,512,987
Investments in mortgage loans	—	5,642,444	17,473,141
Interest and other receivables	—	46,262	161,371
Deferred registration costs	371,728	—	—

	$421,557	$6,189,464	$19,147,499

LIABILITIES and MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$—	$—	$—
Management fee payable	—	—	65,780

	—	—	65,780
Commitments and contingencies	—	—	—
Members’ equity	421,557	6,189,464	19,081,719

	$421,557	$6,189,464	$19,147,499

See Notes to Financial Statements.

USA CAPITAL FIRST TRUST DEED FUND, LLC

STATEMENTS OF OPERATIONS

	Inception to December 31,	Year Ended December 31,		Six Months Ended June 30,
	2001	2002	2003	2003	2004
				(unaudited)
Revenues:
Interest income from investments in mortgage loans	$—	—	$86,412	$—	$697,828
Other income	—	—	—	—	129
	—	—	86,412	—	697,957
Expenses:
Management fees to Manager	$—	—	$—	$—	$88,280
Other	171	—	14	6	27
	171	—	14	6	88,307
Net Income (loss)	$(171)	—	$86,398	$(6)	$609,650

See Notes to Financial Statements.

USA CAPITAL FIRST TRUST DEED FUND, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Membership Units
	A Units	B Units	C Units	D Units	Total
Balance February 16, 2001 (inception)	$—	$—	$—	$—	$—
Issuance of membership units	—	—	—	50,000	50,000
Contribution of capital	—	—	—	136,070	136,070
Net income (loss) year ended December 31, 2001	—	—	—	(171)	(171)

Balance December 31, 2001	$—	$—	$—	$185,899	$185,899
Contribution of capital	—	—	—	235,658	235,658
Net income (loss) year ended December 31, 2002	—	—	—	—	—

Balance December 31, 2002	$—	$—	$—	$421,557	$421,557
Issuance of membership units	1,590,000	835,000	3,650,000	—	6,075,000
Contribution of capital	—	—	—	302,116	302,116
Reinvestment of distributions	1,447	1,380	11,946	—	14,773
Distributions	(11,648)	(4,650)	(25,238)	—	(41,536)

Net income year ended December 31, 2003	24,229	9,672	52,497	—	86,398
Other comprehensive income (loss) Registration costs previously deferred	—	—	—	(668,844)	(668,844)

Balance December 31, 2003	$1,604,028	$841,402	$3,689,205	$54,829	$6,189,464

See Notes to Financial Statements.

USA CAPITAL FIRST TRUST DEED FUND, LLC

STATEMENTS OF CASH FLOWS

	Inception to December 31,	Year Ended December 31,		Six Months Ended June 30,
	2001	2002	2003	2003	2004
				(unaudited)
Cash flows from operating activities:
Interest received	$—	$—	$40,150	$—	$582,848
Cash paid for management fee	—	—	—	—	(22,500)
Cash paid to vendors	(171)	—	(14)	(6)	(27)

Net cash provided by (used in) operating activities	$(171)	$—	$40,136	$(6)	$560,321

Cash flows from investing activities:
Mortgage loans made by the fund	$—	$—	$(5,642,444)	—	$(13,625,991)
Mortgage loans repaid to the fund	—	—	—	—	1,795,294
Mortgage loans purchased and held for sale	—	—	—	—	—

Net cash (used in) investing activities	$—	$—	$(5,642,444)	$—	$(11,830,697)
Cash flows from financing activities:
Proceeds from issuance of membership units	$—	$—	$6,075,000	$—	$12,595,000
Capital contributions	50,000	—	5,000	—	—
Members’ redemptions	—	—	—	—	(15,303)
Member distributions, net of reinvestments	—	—	(26,763)	—	(297,092)

Net cash provided by financing activities	$50,000	$—	$6,053,237	$—	$12,282,605

See Notes to Financial Statements.

USA CAPITAL FIRST TRUST DEED FUND, LLC

STATEMENTS OF CASH FLOWS—(CONTINUED)

	Inception to December 31,	Year Ended December 31,		Six Months Ended June 30,
	2001	2002	2003	2003	2004
				(unaudited)
Increase in cash	49,829	—	450,929	(6)	1,012,229
Cash, beginning of period	—	49,829	49,829	49,829	500,758

Cash, end of period	$49,829	$49,829	$500,758	$49,823	$1,512,987

The following is a reconciliation of net income (loss) to net cash provided by (used in) operations:

Net income (loss)	$(171)	$—	$86,398	$(6)	$609,650
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) in interest receivable	—	—	(46,262)	—	(115,109)
Increase in management fee payable	—	—	—	—	65,780

Net cash provided by (used in) operating activities	$(171)	$—	$40,136	$(6)	$560,321

Supplemental schedule of noncash activities:

Deferred registration costs paid by organizing member as capital contributions	$136,070	$235,658	$297,116	$244,348	$—

See Notes to Financial Statements

USA CAPITAL FIRST TRUST DEED FUND, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 1. Nature of business and summary of significant accounting policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are representations of management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of business and organization

USA Capital First Trust Deed Fund, LLC, a Nevada limited liability company (the “Fund”) is primarily engaged in the business of mortgage lending. The Fund was organized February 16, 2001 and will continue until dissolved prior or extended thereto under the provisions of the operating agreement.

The manager of the Fund is USA Capital Realty Advisors, LLC, a Nevada limited liability company (the “Manager”), engaged in the business of asset management, real estate lending and other financial services. The operating agreement provides that the Manager controls the daily operations of the Fund, including the power to assign duties, to determine how to invest the Fund’s assets, to offer additional units for sale, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of business operations. The operating agreement also provides that the members have certain rights to terminate the Manager subject to a majority vote of the members. The Manager is subject to management by USA Investment Partners, LLC, which is subject to the management of Joseph D. Milanowski and Thomas A. Hantges.

USA Capital Reality Advisors, LLC is also the manager for other affiliated companies, including USA Capital Diversified Trust Deed Fund, LLC, Tanamera Apartments, LLC, USA Capital Institutional High Income Fund, LLC, South Meadows Apartments, LLC and USA Investors I, LLC.

Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Summary of accounting policies

Revenue recognition

Interest is recognized as revenue when earned according to the terms of the loans using the effective interest method. The Fund does not recognize interest income on loans once they are deemed to be impaired or non-performing. A loan is impaired when based on current information and events, it is probable that the Fund will be unable to collect all amounts due according to the contractual terms of the loan agreement. Non-performing loans are 120 days past due. Cash receipts will be allocated to interest income, except when such payments are specifically designated by the terms of the loan as principal reduction or when management does not believe the Fund’s investment in the loan is fully recoverable.

Investments in mortgage loans

Investments in mortgage loans secured by trust deeds and mortgages are originated by the Manager in accordance with the terms of the Fund’s operating agreement. The Fund has both the intent and the ability to hold mortgage loans to maturity and, therefore, mortgage loans are classified for as held for investment and are carried at cost. Interest income on loans are accrued by the effective interest method.

USA CAPITAL FIRST TRUST DEED FUND, LLC

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

The Fund invests in mortgage loans that have interest reserves. Loans with interest reserves require the borrowers to maintain interest reserves funded from the principal amount of the loan for a period of time. At December 31, 2003, the Fund had outstanding mortgage loans with interest reserves of approximately $387,000.

The Fund may sell full or partial interests in loans to others, including related parties, at the discretion of the Manager. During the years ended December 31, 2003 and 2002 and the period of February 16, 2001 (inception) to December 31, 2001, no loans or partial interests were sold.

Allowance for loan losses

The Fund maintains an allowance for loan losses on its investment in mortgage loans for estimated and expected credit impairment which is considered inherent to the Fund’s investment in mortgage loans. The Manager’s estimate of expected losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may effect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral of the loan. Additions to the reserve are provided through a charge to earnings based on an assessment of certain factors including but not limited to, estimated losses on loans. Actual losses on loans are recorded as a charge-off or a reduction of the allowance for loan loss reserve. Subsequent recoveries of amounts previously charged off are added back to the reserve.

Cash and cash equivalents

Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, short-term certificates of deposit with original maturities of three months or less, and short-term instruments with a liquidation provision of one month or less.

Fair value of financial instruments

The Financial Accounting Standards Board’s Statement 107, Disclosures about Fair Value of Financial Instruments, requires the determination of fair value of the Fund’s financial assets. The following methods and assumptions were used to estimate fair value of financial instruments included in the following categories:

a. Certificates of deposit and short-term investments: The carrying amounts of these instruments are at amortized cost which approximates fair value.

b. Investments in mortgage loans: The carrying value of these instruments, net of the allowance for loan losses, approximates fair value due to their short-term maturities. Fair value for loans that are delinquent and/or in foreclosure are indeterminable at this time as no ready market exists for these loans, but fair value may be significantly below the carrying value.

c. Assets under secured borrowing: The carrying value of these instruments approximates fair value. The fair value is estimated based on the projected cash flows discounted at the estimated current interest rates at which similar loans would be made.

Comprehensive income

The Fund accounts for comprehensive income (loss) in accordance with SFAS No. 130 “Reporting Comprehensive Income” which requires comprehensive (loss) and its components to be reported when a company has items of comprehensive income (loss). Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss) [i.e., certain revenues, expenses, gains and losses reported as separate components of members’ equity rather than in net income (loss)].

USA CAPITAL FIRST TRUST DEED FUND, LLC

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

For the year ended December 31, 2003, the Fund reported deferred registration costs as other comprehensive income (loss).

There is no difference or reconciling items between net income and comprehensive income for the year ended December 31, 2002 and the period of February 16, 2001 (inception) to December 31, 2001.

Note 2. Financial instruments and concentration of credit risk

Financial instruments with concentration of credit risk include cash and loans secured by trust deeds. The Fund maintains cash deposit accounts and certificates of deposits which at times may exceed federally insured limits. The Fund has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash.

Approximately 70% of the Fund’s total portfolio value was invested in mortgage loans that were either in California or Arizona. (See Note 3.) As a result of this geographical concentration of the Fund’s mortgage loans, a downturn in the local real estate markets in California and/or Arizona could have a material adverse effect on the Fund.

At December 31, 2003, approximately 32% of the portfolio value (approximately $1,800,000) was not supported with independent appraisals of the underlying collateral. In these cases, management utilized alternative methods to determine the sufficiency of the loan to value ratios, such as a broker’s opinion of value or other similar information. In the event of default, if management’s estimates of value are incorrect, the ability to recover the loan through foreclosure could have a material adverse effect on the Fund.

Additionally, approximately 52% of the Fund’s total portfolio value was in loans to two borrowers. Because the Fund has a significant concentration of credit risk with these two borrowers, a default by either borrower could have a material adverse effect on the Fund.

Note 3. Investment in mortgage loans

Investments in mortgage loans at June 30, 2004, (unaudited) consist of:

Loan Type	Number of loans	Balance	Average interest rate	Portfolio percentage
Acquisition and development	5	$6,666,141	12.60%	38.15%
Bridge	4	6,206,000	12.90%	35.52%
Construction	2	1,740,000	12.90%	9.95%
Land	5	2,311,000	12.40%	13.23%
Residential	2	550,000	13.00%	3.15%

	18	$17,473,141	12.76%	100.00%

USA CAPITAL FIRST TRUST DEED FUND, LLC

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Investments in mortgage loans at December 31, 2003 consist of:

Loan Type	Number of loans	Balance	Average interest rate	Portfolio percentage
Acquisition and development	2	$1,060,000	12.00%	18.79%
Bridge	3	3,126,000	12.50%	55.40%
Construction	1	490,444	13.50%	8.69%
Land	3	966,000	12.00%	17.12%

	9	$5,642,444	12.38%	100.00%

The following is a schedule of contractual maturities of investments in mortgage loans as of June 30, 2004 (unaudited):

Through June 30, 2005	$16,028,141
Thereafter	1,445,000

$17,473,141

The following is a schedule by geographic location of investment in mortgage loans as of June 30, 2004 and December 31, 2003:

	June 30, 2004 (unaudited)			December 31, 2003
	Number	Balance	Portfolio Percentage	Number	Balance	Portfolio Percentage
Arizona	4	$7,066,000	40.40%	2	$2,441,000	43.26%
California	7	5,971,000	34.17%	2	1,535,444	27.21%
Nevada	2	466,000	2.67%	3	966,000	17.12%
Illinois	1	1,505,141	8.61%	1	500,000	8.86%
Florida	1	1,300,000	7.44%	—	—	—
Texas	2	370,000	2.12%	—	—	—
New Mexico	1	795,000	4.55%	1	200,000	3.55%

	18	$17,473,141	100.00%	9	$5,642,444	100.00%

The Fund invests in mortgage loans that have interest reserves. Loans with interest reserves require the borrowers to maintain interest reserves funded from the principal amount of the loan for a period of time. At June 30, 2004, the Fund had outstanding mortgage loans with available interest reserves of approximately $1,049,892.

Note 4. Initial capitalization and deferred registration costs

In addition to the payment of organization and deferred registration costs, the Manager invested $50,000. Organization costs paid by the Manager were written-off. Additionally, the Manager paid all costs associated with the registration of the Fund. These costs were deferred until a determination was made relating to the success of the offering. During the year ended December 31, 2003, costs associated with the registration of the Fund were included as an expense in other comprehensive income.

USA CAPITAL FIRST TRUST DEED FUND, LLC

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Note 5. Capitalization

The operating agreement authorizes the Fund to issue up to 100,000 membership units in four different classes, Class A, Class B, Class C and Class D. Class A, B and C units have the same rights and obligations with the exception of the holding periods and related preferred returns.

Class A units have a minimum holding period of twelve months. Class B units have a minimum holding period of twenty-four months and Class C units have a minimum holding period of thirty-six months. (See Note 6.)

Class A units, Class B units and Class C units have initial preferred returns of 9%, 10% and 11%, respectively. The contractual returns are not guaranteed but are subject to payment based on earnings and sufficient cash flows as determined by the manager. Additionally, the preferred return may be changed by the Manager based on market conditions, demand for units and other factors.

Profits in excess of the preferred returns will be allocated between classes. Once the preferred returns are paid, forty percent of profits in excess of preferred returns will be allocated to Class A, B and C units. The balance will be allocated to Class D units if any have been issued. As of December 31, 2003, all Class D units are owned by the Manager.

Note 6. Redemptions, distributions and income taxes

Article ten of the operating agreement provides members the possibility for redemption. After meeting the minimum holding period for the unit type owned, a member may request redemption by providing the Manager in writing, at least sixty-one days in advance, a “Redemption Notice”. Upon receipt of a “Redemption Notice”, the Manager shall redeem the member’s units subject to certain limitations. For example, the Fund is not required to establish any reserves for redemption. The Fund is not required to liquidate any investments, including but not limited to, any mortgage loans to effectuate the redemption.

Prior to redeeming any units, the Manager must first determine that there are adequate funds to provide any anticipated refinancing of current mortgages and the payment of preferred returns. To the extent that the Manager determines there are funds available for redemption, the units will be redeemed on a first-come, first-served method. There is no guarantee that funds will be available for redemption requests.

The Fund distributes profits to its members based on the calculation of income for income tax purposes as long as the managing member considers the amounts ultimately recoverable.

For income tax purposes, certain interest income is not suspended for loans that are deemed non-performing for financial statement purposes. Additionally, certain expenses may be capitalized as part of the basis in real estate held for sale and/or as additional amounts due the Fund which is different than accounting principals generally accepted in the United States. Since the fund is taxed as a partnership, there are no deferred tax assets or liabilities as a result of these differences.

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Fund as an entity. Each individual member reports on his federal income tax return his distributive share of the Fund’s income, gains, losses, deductions and credits, whether or not any distributions are made during the year.

USA CAPITAL FIRST TRUST DEED FUND, LLC

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Note 7. Management fees and related party transactions

The Manager, the owner of ten Class D units, services the loans, collects the interest and remits the proceeds to the Fund. The operating agreement provides for a management fee to the Manager based on one and one-half percent annually of net assets. For the year ended December 31, 2003, the fee which had been waived totaled approximately $15,000. The Fund’s share of personnel costs, telephone and utility costs, rent allocations, etc. are paid by the Manager for the management of the Fund.

During the years ended December 31, 2003 and 2002, the manager paid approximately $297,000 and $235,000, respectively, of registration costs as additional contribution without additional membership interest in the Fund. As discussed in Note 4, these cost were later included as an expense in other comprehensive income.

USA Commercial Mortgage Company (“Mortgage”), a company related by common management, markets and brokers the Fund’s loans. Commissions are paid by the borrowers for the services provided by Mortgage. Mortgage has agreed not to charge the Fund for any of its services in exchange for the rights to the fees charged to the borrowers.

USA Securities, LLC, a company related by common ownership, raised 83% of the Fund’s membership units of approximately $5,035,500 for the year ended December 31, 2003. The Manager paid the commission fees associated with raising of the funds.

USA Commercial Real Estate Group (Real Estate), a company related by common management, may serve as the listing broker in the event real property is acquired through foreclosure. This affiliate would be paid a commission competitive with commissions charged by non related parties. The affiliate has not provided any services for the years ended December 31, 2003 and 2002.

Note 8. Subsequent event

Subsequent to December 31, 2003 and through March 25, 2004, one of the loans was increased to include construction cost.

Note 9. Financial statement presentation

Certain amounts in the 2002 and 2001 financial statements have been reclassified to conform to the 2003 presentation. The reclassification has no impact on the net equity or income (loss) from operations.

REPORT OF INDEPENDENT ACCOUNTANT

To the Members

USA Capital Realty Advisors, LLC

Las Vegas, Nevada

We have audited the accompanying balance sheets of USA Capital Realty Advisors, LLC as of December 31, 2003 and 2002. These balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of USA Capital Realty Advisors, LLC as of December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/    Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada

April 2, 2004

USA CAPITAL REALTY ADVISORS, LLC

BALANCE SHEET

	December 31,		June 30, 2004
	2002	2003	(unaudited)
ASSETS

Current assets:
Cash	$41,582	$73,392	$40,877

Total current assets	41,582	73,392	40,877

Other assets:
Due from related parties	228,939	129,681	347,876
Investments in related companies	464,479	147,751	147,751
Prepaid expenses	—	—	7,145

Total other assets	693,418	277,432	502,772

	$735,000	$350,824	$543,469

LIABILITIES and MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$76,423	$62,033	$221,978
Due from related parties	322,883	367,138	375,058

Total current liabilities	399,306	429,171	597,036

Members’ equity	335,694	(78,347)	(53,387)

	$735,000	$350,824	$543,649

See Notes to Balance Sheet

USA CAPITAL REALTY ADVISORS, LLC

NOTES TO BALANCE SHEET

Note 1. Nature of business and summary of significant accounting policies

The summary of significant accounting policies is presented to assist in the understanding of the balance sheets. The balance sheets and notes are representations of management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the balance sheets.

Nature of business

USA Capital Realty Advisors, LLC (the “Company”) was organized January 18, 2001. The Company acts as the manager for USA Capital Diversified Trust Deed Fund, LLC, USA Capital First Trust Deed Fund, LLC, Tanamera Apartments, LLC, USA Capital Institutional High Income Fund, LLC and USA Investors I, LLC.

Basis of presentation

The accompanying balance sheets (parent company only) report all investments on the equity method and are not consolidated. The financial statements are designed to reflect the assets, liabilities and operations of the “parent company” and not the consolidated operations of the “parent company and its subsidiaries.”

Estimates

The preparation of the balance sheets in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of footnote information at the date of the balance sheets. Actual results could differ from those estimates.

Financial dependence and concentrations of credit risk

The Company was organized primarily to act as the manager for affiliates of the Company, and to date, all of the Company’s revenues have come from management fees charged to these affiliates. Conditions negative to these affiliates or its operations would have a material adverse affect on the Company’s financial condition.

Summary of accounting policies

Cash and cash equivalents

At various times during the year, the Company maintained cash balances in excess of federally insured limits at financial institutions.

Investments

As stated above, all investments are reported on the equity method. Under the equity method, the original investment is increased by the Company’s share of earnings and any additional advances and is decreased by the Company’s share of losses and any distributions.

Revenue recognition

Revenue is recognized as services are performed and billed.

USA CAPITAL REALTY ADVISORS, LLC

NOTES TO BALANCE SHEET—(Continued)

Income taxes

Under the laws pertaining to federal income taxation, this limited liability company is treated as a partnership. Accordingly, no federal income tax is paid by the Company. Each individual member reports on his/her federal income tax return his/her distributive share of the Company’s income, gains, losses, deductions and credits, regardless of whether or not any actual distribution is made during the year.

Fair value of financial instruments

The carrying amounts of financial instruments including cash, accounts payable and accrued expenses and due to and from related parties approximate their fair value because of their short maturity.

Note 2. Related party transactions

The Company owns units in and acts as manager for USA Capital Diversified Trust Deed Fund, LLC, USA Capital First Trust Deed Fund, LLC, Tanamera Apartments, LLC, USA Capital Institutional High Income Fund, LLC and USA Investors I, LLC.

USA Capital Diversified Trust Deed Fund, LLC is a Nevada limited liability company that makes or purchases entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by deeds of trust on undeveloped land and residential and commercial developments located primarily in the United States. As of December 31, 2003, the Company invested $50,000 as capital and paid approximately $110,000 of registration costs as additional contribution. During the years ended December 31, 2003 and 2002, the Company received approximately $1,150,000 and $275,000, respectively, as compensation for its management services from USA Capital Diversified Trust Deed Fund, LLC. At December 31, 2003, the Company has approximately $129,000 of unpaid management fees due from USA Capital Diversified Trust Deed Fund, LLC, which is included in the account due from related parties.

USA Capital First Trust Deed Fund, LLC is a limited-liability company that makes investments or purchases fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments located in the United States of America. The Company invested $5,000 and $50,000 as capital for the years ended December 31, 2003 and 2002, respectively, and during the years ended December 31, 2003 and 2002, paid approximately $297,000 and $235,000, respectively, of registration costs as additional contributions. During the year ended December 31, 2003, the offering became successful and accordingly, approximately $668,000 of registration costs were charged against the Company’s members’ equity. At December 31, 2003, the Company waived management fees of approximately $15,000 due from USA Capital First Trust Deed Fund, LLC.

Additionally, during the year ended December 31, 2003, the Company paid approximately $29,000 in legal and accounting expenses after write-offs of all prior registration costs.

USA Investment Partners, LLC is a limited liability company and is the sole member and manager for the Company. During the year ended December 31, 2002, approximately $235,700 of amounts due to various related parties were consolidated and transferred to USA Investment Partners, LLC. Additionally, USA Investment Partners, LLC advanced funds of approximately $87,000 for certain expenses and investments which are included in amounts due to related parties. During the year ended December 31, 2003, advances of $218,700 and repayments of approximately $269,000 were made.

During the years ended December 31, 2003 and 2002, the Company paid approximately $479,000 and $18,500, respectively of advertising and registration costs on behalf of USA Securities, LLC, a limited liability

USA CAPITAL REALTY ADVISORS, LLC

NOTES TO BALANCE SHEET—(Continued)

company related by common control. During the year ended December 31, 2003, commissions of approximately $168,000 were charged by USA Securities, LLC for raising funds of which approximately $55,000 is unpaid and is reflected in the account due to related parties.

Tanamera Apartments, LLC is a limited liability company formed to purchase and own 49% of the issued and outstanding membership interest in South Meadows Apartments, LLC, a Nevada limited-liability company. During the year ended December 31, 2003, the Company invested $50,000 as capital.

Note 3. Investments in related companies

Investments are recorded on the equity method and consist of:

	Member Interest in USA Capital Diversified Trust Deed Fund, LLC	Member Interest in USA Capital First Trust Deed Fund, LLC	Member interest in Tanamera Apartments, LLC	Total
Balance at January 1, 2002	$107,174	$185,899	$—	$293,073

Contributions	4,800	235,658	—	240,458

Interest in earnings (loss)	(63,082)	—	—	(63,082)

Distributions	(5,970)	—	—	(5,970)

Balance December 31, 2002	$42,922	$421,557	$—	$464,479

Contributions	110,673	302,116	50,000	462,789

Distributions	—	—	—	—

Interest in earnings (loss)	(110,673)	—	—	(110,673)

Other comprehensive income (loss)
Deferred registration costs	—	(668,844)	—	(668,844)

Balance December 31, 2003	$42,922	$54,829	$50,000	$147,751

Investments in USA Capital Diversified Trust Deed Fund, LLC reflects expenses of $110,673 paid by the Company as manager and are recorded as contributions, accordingly, these expenditures are reflected in net earnings (loss) as they are allocated back to the manager.

APPENDIX A—SECOND AMENDED AND RESTATED OPERATING AGREEMENT

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

USA CAPITAL FIRST TRUST DEED FUND, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of USA Capital First Trust Deed Fund, LLC, a Nevada limited-liability company (the “Company”) is made and entered into effective as of June 1, 2003, by and among USA Capital Realty Advisors, LLC, a Nevada limited-liability company, as the Company’s manager (the “Manager”) and as the Company’s initial Member (the “Initial Member”), and such other persons as may be added as members pursuant to the terms hereof (“Members”).

ARTICLE I

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1. “Acquisition and Origination Expenses” shall mean expenses including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection, and acquisition of mortgages, whether or not acquired.

1.2. “Acquisition and Origination Fees” shall mean the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

1.3. “Act” shall mean the Securities Act of 1933, as amended.

1.4. “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.5. “Administrator” shall mean the agency or official administering the securities law of the applicable state.

1.6. “Affiliate(s)” shall mean, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person, or (d) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities of any Person described in clauses (a) through (c) of this sentence. “Affiliates” of the Manager include, without limitation, USA Investment Partners, LLC, USA Commercial Mortgage Company (doing business as USA Capital), USA Commercial Real Estate Group, USA Securities, LLC and other entities or funds sponsored by USA Commercial Mortgage Company.

1.7. “Agreement” shall mean this Second Amended and Restated Operating Agreement, as amended or otherwise modified.

1.8. “Articles” shall mean the Articles of Organization for the Company, as originally filed with the Nevada Secretary of State and as amended from time to time.

1.9. “Assets Under Management” shall mean all of the Company Property, including, without limitation, cash, notes, real estate owned, accounts receivable, and advances made to protect loan security, all at Gross Asset Values without reduction for Company Liabilities.

1.10. “Book Adjustments” shall mean adjustments with respect to the Gross Asset Value of Company Property for depreciation, depletion, amortization, and gain or loss, as computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

1.11. “Capital Account” shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions (as provided in Section 5.1 below), such Member’s distributive share of Profits, and any items in the nature of income or gain (from unexpected adjustments, allocations, or distributions) that are specially allocated to a Member and the amount of any Company Liability that is assumed by such Member or that is secured by any Company Property distributed to such Member.

(b) To each Member’s Capital Account there shall be debited the amount of cash or the fair market value of Company Property distributed to such Member, such Member’s distributive share of Losses, and any items in the nature of expenses or deductions that are specially allocated to such Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

In the event any portion of any Membership Interest, including, without limitation, any Economic Interest relating thereto, is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the portion of the Membership Interest that is the subject of the transfer.

The provisions of this Section 1.11 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such regulations, the Manager shall make such modifications. The Manager shall adjust the amounts debited or credited to the Capital Accounts with respect to any property contributed to the Company or distributed to any Member and any liability that is secured by such contributed or distributed property or that is assumed by the Company in the event the Manager shall determine that such adjustments are necessary or appropriate pursuant to Regulations Section 1.704-1(b)(2)(iv). The Manager shall also make appropriate modifications if unanticipated events cause this Agreement not to comply with Regulations Section 1.704-1(b).

1.12. “Capital Contributions” shall have the meaning set forth in Section 5.8 herein.

1.13. “Class A Holding Period” shall mean the twelve (12) consecutive calendar months following the date the Manager accepts a Capital Contribution from a Member who agrees to commit the same for such period of time.

1.14. “Class A Member” shall mean a Member that commits the Member’s Capital Contribution to the Company for the Class A Holding Period, has been issued Class A Units, and is entitled to a Class A Preferred Return.

1.15. “Class A Preferred Return” shall mean nine percent (9%) per annum, or such other percentage determined by the Manager from time to time, in its sole and absolute discretion, without reinvesting. The Class A Preferred Return shall be cumulative to the extent not distributed pursuant to Sections 6.3(a) and 6.3(b) herein, but shall not be subject to compounding.

1.16. “Class B Holding Period” shall mean the twenty-four (24) consecutive calendar months following the date the Manager accepts a Capital Contribution from a Member who agrees to commit the same for such period of time.

1.17. “Class B Member” shall mean a Member that commits the Member’s Capital Contribution to the Company for the Class B Holding Period, has been issued Class B Units, and is entitled to a Class B Preferred Return.

1.18. “Class B Preferred Return” shall mean ten percent (10%) per annum, or such other percentage determined by the Manager from time to time, in its sole and absolute discretion, without reinvesting. The Class B Preferred Return shall be cumulative to the extent not distributed pursuant to Sections 6.3(a) and 6.3(b) herein, but shall not be subject to compounding

1.19. “Class C Holding Period” shall mean the thirty-six (36) consecutive calendar months following the date the Manager accepts a Capital Contribution from a Member who agrees to commit the same for such period of time.

1.20. “Class C Member” shall mean a Member that commits the Member’s Capital Contribution to the Company for the Class C Holding Period, has been issued Class C Units, and is entitled to a Class C Preferred Return.

1.21. “Class C Preferred Return” shall mean eleven percent (11%) per annum, or such other percentage determined by the Manager from time to time, in its sole and absolute discretion, without reinvesting. The Class C Preferred Return shall be cumulative to the extent not distributed pursuant to Sections 6.3(a) and 6.3(b) herein, but shall not be subject to compounding.

1.22. “Class D Member” shall mean any Member that has been issued Class D Units and is not entitled to a Class A Preferred Return, Class B Preferred Return, or Class C Preferred Return.

1.23. “Certificate of Dissolution” shall have the meaning set forth in Section 11.2(e) herein.

1.24. “Code” shall mean the Internal Revenue Code of 1986, as amended, and the corresponding portions of any subsequent federal revenue laws.

1.25. “Company” or “Fund” shall mean USA Capital First Trust Deed Fund, LLC.

1.26. “Company Counsel” shall have the meaning set forth in Section 14.13(a) herein.

1.27. “Company Liability” shall mean any enforceable debt or obligation for which the Company is liable or that is secured by any Company Property.

1.28. “Company Minimum Gain” shall mean an amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, but only to the extent a Member is allocated a share of that minimum gain. For any taxable year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding taxable year with the Company Minimum Gain on the last day of the current taxable year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

1.29. “Company Nonrecourse Liability” shall mean a Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in Regulations Section 1.752-2) with respect to that liability.

1.30. “Company Property” shall mean any property or other asset owned by the Company, whether real, personal, tangible, or intangible.

1.31. “Deceased Member” shall have the meaning set forth in Section 10.2(d)(i) herein.

1.32. “Distributable Amounts From Operations” shall mean (a) an amount of cash equal to the accrued income from operations and investment of Company Property, excluding Distributable Amounts From Sales or Refinancings, during any calendar quarter, year, or other period; plus (b) any and all funds released by the Manager from Reserves; less (c) the accrued operating expenses, depreciation, and amortization of the Company during such period (including, without limitation, fees due the Manager and/or the Manager’s Affiliates, any adjustments for bad debt reserves or deductions or other Reserves that the Manager, in its sole discretion, may deem appropriate); provided, however, that Distributable Amounts From Operations shall not exceed the amount of cash on hand.

1.33. “Distributable Amounts From Sales or Refinancings” shall mean an amount of cash equal to the proceeds from all sales or other dispositions and all refinancings of Company Property, including proceeds from any line of credit that is secured by Company Property; provided, however, that any interest payment with respect to any note or other obligation received by the Company in connection with a sale or other disposition of Company Property shall be included in calculating Distributable Amounts From Operations. Notwithstanding the preceding sentence, all principal with respect to any note or other obligation received by the Company in connection with a sale or other disposition of Company Property shall be included in the calculation of Distributable Amounts From Sales or Refinancings.

1.34. “Distributions Notice” shall have the meaning set forth in Section 5.4.

1.35. “Economic Interest” shall mean the right to receive distributions of cash or Company Property and allocations of income, gain, loss, deduction, credit, and similar items from the Company pursuant to this Agreement and the NRS, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company or any right to information concerning the business and affairs of the Company.

1.36. “Economic Interest Owner” shall mean the owner of an Economic Interest who is not a Member.

1.37. “Effective Date” shall have the meaning set forth in Section 10.2(a).

1.38. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.39. “ERISA Plan Asset Regulations” shall have the meaning set forth in Section 5.3.

1.40. “ERISA Plan Investors” shall have the meaning set forth in Section 10.2(d)(ii).

1.41. “Fiscal Year” shall mean a calendar year ending December 31.

1.42. “Front-End Fees” shall mean the fees and expenses paid by any party for any service rendered to organize the Company or to acquire assets for the Company, including, without limitation, Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

1.43. “Gross Asset Value” shall mean, with respect to Company Property, the fair market value of Company Property at the time of its contribution to the Company as adjusted by Book Adjustments; with respect to Company Property that has been Revalued, the fair market value of such Company Property as adjusted by Book Adjustments. Gross Asset Value may be adjusted pursuant to Code Sections 734 and 754 whenever it is determined by the Manager, in its business judgment, that such adjustment is appropriate and advantageous; provided, however, that the expenses of making or revoking such election shall be allocated to all Members that benefit therefrom in proportion to the monetary benefits to such Members.

1.44. “Holding Period” shall mean the Class A Holding Period for Class A Members, the Class B Holding Period for Class B Members, or the Class C Holding Period for Class C Members, as applicable.

1.45. “Initial Member” shall have the meaning set forth in the introductory paragraph of this Agreement.

1.46. “Manager” shall mean USA Capital Realty Advisors, LLC, a Nevada limited-liability company, or any other Person substituted in place thereof pursuant to this Agreement.

1.47. “Manager Parties” shall have the meaning set forth in Section 3.6.

1.48. “Member Minimum Gain” shall mean an amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of Company Property subject to that liability for no consideration other than full satisfaction of the liability and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, but only to the extent a Member is allocated a share of that minimum gain. For any taxable year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding taxable year with the Member Minimum Gain on the last day of the current taxable year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

1.49. “Member Nonrecourse Liability” shall mean any Company Liability to the extent that liability is nonrecourse under state law and on which a Member or Related Person bears the economic risk of loss under Regulations Section 1.752-2 because, for example, the Member of Related Person is the creditor or a guarantor.

1.50. “Member’s Share of Company Minimum Gain” shall be computed at the end of any taxable year and shall equal the sum of nonrecourse deductions allocated to that Member (and to that Member’s predecessors in interest) up to that time plus the distributions made to that Member (and to that Member’s predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Member’s (and of that Member’s predecessors in interest) aggregate share of the net decreases in Company Minimum Gain resulting from Revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

1.51. “Members” shall mean the Initial Member and the purchasers of Units admitted to the Company as Members, and “Member” shall mean any one Member.

1.52. “Membership Interest” shall mean a Member’s entire interest in the Company and all rights, benefits, and privileges pertaining thereto.

1.53. “Minimum Percentage of Interests” shall mean one or more Percentage Interests of Members, or a specified group of Members that, when taken together, are greater than fifty percent (50%) of the aggregate of all Percentage Interests, or of all Percentage Interests held by such specified group of Members, on the last day of the prior calendar month.

1.54. “NRS” shall mean the Nevada Revised Statutes, as amended or otherwise modified.

1.55. “Offering” shall mean the offer and sale of Units of the Company made under the Prospectus.

1.56. “Organization and Offering Expenses” shall mean those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing Units to the public, including sales commissions paid in connection with distribution of Units of the Company and all advertising expenses.

1.57. “Partially Transferred Unit” shall have the meaning set forth in Section 8.4 herein.

1.58. “Percentage Interest” shall mean the number of Units, excluding Redeemed Units, held by the Member divided by the number of Units, excluding Redeemed Units, held by all Members or the Members holding the applicable class(es) of Unit(s).

1.59. “Person” shall mean both natural and legal persons, including any unincorporated association or entity, as the context may require.

1.60. “Preferred Return” shall mean the aggregate of the Class A Preferred Return, the Class B Preferred Return, and the Class C Preferred Return.

1.61. “Profits” and “Losses” shall mean, for each applicable period, the income, gain, loss, deductions, and credits, as the case may be, of the Company (including items not subject to federal income tax or deductible for federal income tax purposes), whether in the aggregate or separately stated, as appropriate, determined under federal income tax principles.

1.62. “Program” shall mean the Company or any limited or general partnership, limited-liability company, limited-liability partnership, trust, joint venture, unincorporated association or other similar organization formed and operated for the primary purpose of investment in mortgage loans, as the context so requires.

1.63. “Prospectus” shall mean the Company’s prospectus as filed with the United States Securities and Exchange Commission pursuant to Rule 424, and any supplements, amendments, or restatements thereof.

1.64. “Redeemed Unit” shall mean any Unit, or portion thereof that is attributable, as determined by the Manager in its sole discretion from the Company’s books and records, to the portion of a Member’s Capital Account actually or constructively set forth in such Member’s Redemption Notice or the portion of an ERISA Plan Investor’s Capital Account that the Manager elects to redeem pursuant to Section 10.2(d)(ii) herein.

1.65. “Redemption Notice” shall have the meaning set forth in Section 10.2 herein.

1.66. “Redemption Amount” shall be an amount equal to a Member’s Capital Account (after adjustment for aggregate Writedowns changes to the Gross Asset Values of Company Property actually made during the calendar quarter) as of the last day of a calendar quarter multiplied by a fraction the numerator of which shall be the amount actually or constructively set forth in a Member’s Redemption Notice or the amount of an ERISA Plan Investor’s Capital Account that the Manager elects to redeem pursuant to Section 10.2(d)(ii) and the denominator of which shall be the aggregate of such Member’s Capital Account with adjustments to Gross Asset Values actually made during the calendar quarter, but without adjustment for Writedowns. Redemption Amounts shall be fixed from calendar quarter to calendar quarter, but with respect to Redemption Notices that have been accepted by the Company pursuant to Article X, there shall be no adjustments thereto for subsequent Writedowns or changes to the Gross Asset Values of Company Property.

1.67. “Regulations” shall mean, except where the context indicates otherwise, the permanent, temporary, proposed, and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

1.68. “Reinvestment Unit” shall mean any Unit or fractional Unit that is issued pursuant to Section 5.4 and Section 5.10 herein.

1.69. “Related Person” shall mean a person having a relationship to a Member that is described in Regulations Section 1.752-4(b).

1.70. “Reserves” shall mean funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership of Company Property or the operation of the Company’s business, all as determined in the Manager’s sole discretion.

1.71. “Revaluation” shall mean an adjustment to the Gross Asset Value of any Company Property.

1.72. “Roll-Up” shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) a transaction involving securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust, limited-liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) Members’ voting rights;

(ii) the term of existence of the Company;

(iii) Manager compensation; or

(iv) the Company’s investment objectives.

1.73. “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust, limited-liability company, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

1.74. “Rules” shall have the meaning set forth in Section 14.13(a) herein.

1.75. “Subscription Agreement” shall have the meaning set forth in Section 5.2 herein.

1.76. “TMP” shall have the meaning set forth in Section 7.5 herein.

1.77. “Units” shall mean the Membership Interests in the Company issued to Members upon their admission to the Company, pursuant to the Prospectus, or pursuant to any subsequent private or public offering of Membership Interests in the Company. The Manager shall designate each Unit as a Class A Unit, a Class B Unit, a Class C Unit, or a Class D Unit in accordance with Section 5.2 herein. The term “Units” collectively represents the Class A Units, the Class B Units, the Class C Units and the Class D Units.

1.78. “Unreturned Capital Contribution” means an amount equal to (a) the aggregate Capital Contributions of a Member as of a given date, less (b) the sum of all prior distributions to such Member pursuant to Section 6.4(b) herein.

1.79. “Writedown” shall mean an amount determined by the Manager in its reasonable business judgment for any Company Property by which the fair market value of Company Property at the time of such determination is less than the amount actually paid or allocated to the purchase of such Company Property. Writedown determinations may be made on the first day or the fifteenth day of each calendar month and shall be effective as of the day such writedown determination is made.

1.80. “Cause” shall mean: (a) the finding by a civil or criminal court of competent jurisdiction of a felony, or any other offense or wrongdoing involving embezzlement, fraud, misappropriation of funds, moral turpitude or dishonesty; or (b) the finding by a civil or criminal court of competent jurisdiction or by the United States Securities and Exchange Commission or state blue sky agency in an administrative proceeding that the Manager has willfully violated any federal or state securities law.

1.81. “NASAA Guidelines” shall mean the statements of policy applicable to the Company, as such statements of policy are adopted by the North American Securities Administrators Association.

ARTICLE II

ORGANIZATION OF THE COMPANY

2.1. Formation. The parties hereto hereby agree to form a limited-liability company, pursuant to the provisions of Chapter 86 of NRS, as the same may be amended from time to time.

2.2. Name. The name of the Company shall be “USA Capital First Trust Deed Fund, LLC.”

2.3. Place of Business. The Company’s principal place of business shall be located c/o USA Capital Realty Advisors, LLC, at 4484 South Pecos Road, Las Vegas, Nevada 89121, until changed by designation of the Manager, with written notice to all Members.

2.4. Purpose. The primary purpose of the Company shall be to make or purchase entire or fractional interests in acquisition, development, construction, bridge, or interim loans secured by first deeds of trust on undeveloped land, and residential and commercial developments located primarily in the United States, and to do any and all things relating or incidental thereto; provided, however, that the Company may hold up to 10% of its loan portfolio in such activities and transactions outside of the United States.

2.5. Term. The Company shall be deemed to have been formed and its term shall commence as of the filing of the Articles with the Nevada Secretary of State, and shall continue until terminated pursuant to the provisions of this Agreement or by operation of law.

2.6. Limited Power of Attorney. Each Member irrevocably constitutes and appoints the Manager, acting by and through any of its agents or executive officers, as such Member’s true and lawful attorney-in-fact, with full power and authority for such Member, and in such Member’s name, place, and stead, to execute, acknowledge, verify, deliver, record, publish, and file:

(a) This Agreement, the Articles, or any amendment or cancellation hereof or thereof required under the laws of the State of Nevada;

(b) Any certificate, instrument, or document, including, without limitation, fictitious business name statement, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; or

(c) Any document that may be required to effect the continuation of the Company, the admission of an additional or substituted Member, the amendment of this Agreement, the dissolution or termination of the Company.

2.7. Nature of Limited Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned or the delivery of an assignment of a Unit by the undersigned; provided, however, that where the assignee thereof has been approved for admission to the Company as a substituted Member under the terms of this Agreement, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

ARTICLE III

THE MANAGER

3.1. Management by the Manager, Generally. Subject to any provisions of the Articles and this Agreement relating to actions required to be approved by Members, if any, the business, property, and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Manager. In addition to the general management authority provided under this Section 3.1, and without limiting the generality of the foregoing, the Manager shall have all necessary powers to manage and carry out the purposes, business, and affairs of the Company, including, without limitation, the powers to exercise, authorize, and direct the officers of the Manager or the Company (if any) to exercise, on behalf of and in the name of the Company, all of the powers described in NRS 86.281, including, without limitation, the following powers and authority:

(a) To expend Company funds in furtherance of the business of the Company and to acquire assets from any Person, including, without limitation, Affiliates of the Company or the Manager, upon such terms and conditions as the Manager deems advisable;

(b) To offer additional Units for sale, to determine the terms of the offering of such Units, including, without limitation, the price thereof and commissions to be paid with respect thereto, and the manner of complying with the laws applicable thereto;

(c) To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys, and accountants, as the Manager deems reasonable and necessary, for any Company purpose;

(d) To effect necessary insurance for the proper protection of the Company, Manager, or Members;

(e) To prosecute, defend, pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands for or against the Company;

(f) To bind the Company in all transactions involving Company Property or the Company’s affairs, including, without limitation, underwriting loans, preparing and executing all loan documents, funding loans, purchasing and selling notes, and extending or restructuring loans;

(g) To enforce loan documents and to manage, lease, develop, or sell property to which the Company becomes the legal and equitable titleholder through foreclosure, deed in lieu of foreclosure, or otherwise;

(h) To amend this Agreement with respect to the matters set forth in Sections 14.4(a) through (h) herein;

(i) To determine the accounting method or methods to be used by the Company when an election with respect thereto is allowed, which methods may, if allowed by applicable law, be changed at any time upon thirty (30) days written notice to all Members;

(j) To open accounts in the name of the Company in one or more banks, savings and loan associations, money market funds, or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Manager or any Person authorized by the Manager;

(k) To sell from time to time all or any portion of Company Property, or any undivided or beneficial interests therein, all upon such terms and conditions as the Manager shall deem appropriate in its sole business judgment;

(l) To seek and obtain revolving or other credit facilities from third party lenders to allow the Company to leverage Company Property, including, without limitation, to negotiate and enter into loan agreements, security and pledge agreements, and other documents required by a third party lender as a condition to providing the Company with such a credit facility; and

(m) To retain such advisors and professionals, execute all instruments and documents, and do all other things that are, in the sole business judgment of the Manager, necessary or appropriate to effectuate any of the foregoing.

3.2. Fiduciary Duty. The Manager shall also have a fiduciary responsibility for the safekeeping and use of all Company Property, whether or not the same is in the Company’s possession or control, and the Manager shall not employ, or permit another to employ, any Company Property in any manner except for the exclusive benefit of the Company. The Manager will not allow any Company Property to be commingled with the assets of the Manager or any other Person.

3.3. Limitation on Manager’s Authority. The Manager has no authority to:

(a) Appoint new Manager(s) without the prior affirmative vote or consent of a Minimum Percentage of Interests;

(b) Voluntarily withdraw as a Manager without the prior affirmative vote or consent of a Minimum Percentage of Interests, unless such Manager’s withdrawal would neither affect the tax status of the Company nor materially adversely affect any Member (subject to any delay in the effectiveness of the withdrawal as set forth under this Agreement);

(c) Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Minimum Percentage of Interests;

(d) Amend this Agreement without the prior vote or consent of a Minimum Percentage of Interests, except as provided in Section 3.1(h) hereof and Section 14.4 herein;

(e) Dissolve or terminate the Company without the prior vote or consent of a Minimum Percentage of Interests;

(f) Make loans to the Manager or an Affiliate of the Manager, except as provided in this Agreement; and

(g) Pay a direct commission or fee to the Manager or any Affiliate of the Manager with regard to a Member’s reinvestment or distribution of Distributable Amounts From Operations or Distributable Amounts From Sales or Refinancing, except as otherwise provided in this Agreement.

3.4. Right to Purchase Receivables and Loans. As long as the requirements of Article IV are met and the Company adheres to the investment policies described in the Prospectus, the Manager, in its sole discretion, may at any time:

(a) Purchase from the Company the interest receivable or principal on delinquent mortgage loans held by the Company;

(b) Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to the mortgage loans held by the Company; or

(c) Use its own monies to cover any other costs associated with the mortgage loans held by the Company, such as property taxes, insurance, and legal expenses, which amounts shall be deemed to be a Capital Contribution by the Manager.

3.5. Allocation of Time to Company Business. The Manager shall not be required to devote its full time efforts to the affairs of the Company, but shall devote whatever time, effort, and skill the Manager may deem reasonably necessary for the conduct of the Company’s business. The Manager may engage in any other businesses, including, without limitation, businesses that are related to or competitive with the Company. Neither the Company nor any Member or any Affiliate thereof shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager or the income or proceeds derived therefrom.

3.6. Exculpation and Indemnification. Neither the Manager, nor its Affiliates, stockholders, officers, directors, managers, members, employees, or agents (the “Manager Parties”), shall have any liability whatsoever to the Company or to any Member for any loss suffered by the Company or any Member that arises out of any action or inaction of the Manager or any Manager Party, so long as the Manager or such Manager Party, in good faith, determined that such course of conduct was in the best interest of the Company and did not constitute intentional misconduct, fraud, or a knowing violation of the law. The Manager, the Manager Parties, and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the direct expense of the Company and not Members, against any loss, expense, claim, or liability (including, without limitation, reasonable attorneys’ fees and costs, which shall be paid as incurred) resulting from the assertion of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including, without limitation, claims or legal proceedings brought by a third party or by any Member, on its own behalf or as a Company derivative suit, so long as the party to be indemnified made a good faith determination that such course was in the best interests of the Company and did not constitute intentional misconduct, fraud, or a knowing violation of the law; provided, however, that any such indemnity shall be paid solely from the assets of the Company. Nothing herein shall prohibit the Company from paying, in whole or in part, the premiums or other charges for any type of indemnity insurance in which the Manager, the Manager Parties, or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or alleged negligence or gross negligence in the performance of their duties or out of any actual or alleged wrongful act against or by the Company including, without limitation, judgments, fines, settlements, and expenses incurred in the defense of actions, proceedings, and appeals therefrom. The Company shall pay the expenses of the Manager, the Manager Parties, and other agents and employees of the Company incurred in defending a civil or criminal action, suit, or proceeding as they are incurred, and in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such Manager, Manager Party, or other agent or employee of the Company to repay the same if it is ultimately determined that such person is not entitled to be so indemnified.

Notwithstanding the foregoing, any right to indemnification hereunder shall be subject to the following:

(a) The Manager or any Manager Party that is performing services on behalf of the Company or any Person acting as a broker-dealer on behalf of the Company shall not be indemnified for any losses, liabilities, or expenses arising from any alleged violation of federal or state securities laws unless the following additional conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made; and

(iv) In the case of subparagraph (iii) of this Section 3.6(a), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and, if applicable, the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided, however, that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

A. That are specifically set forth in this Agreement; and

B. In which plaintiffs claim they were offered or sold Membership Interests.

(b) The Company must not incur the cost of that portion of liability insurance that insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this Section 3.6.

3.7. Removal of the Manager; Election of Successor Manager. The Manager may be removed by the written consent of a Minimum Percentage of Interests for either Cause or without Cause only upon the following terms and conditions.

(a) Termination for Cause. In the event that the Manager is removed by the Members for Cause, the Manager shall forfeit the payment of the early termination fee to the Manager as provided for in Section 12.10 herein.

(b) Notice. Members may exercise such right by presenting to the Manager a written notice, which shall be executed by Members representing a Minimum Percentage of Interests, with their signatures acknowledged, to the effect that the Manager is removed effective as of the date the successor Manager, to be designated pursuant to Section 3.7(c) herein, assumes the duties and responsibilities of the office of the Manager; and

(c) Successor Manager. Concurrently with delivery of a notice pursuant to Section 3.7(b) above, or within ninety (90) days thereafter by written notice similarly given, a Minimum Percentage of Interests shall also designate a successor Manager.

(d) Effectiveness. The removal of the Manager and the substitution of a successor Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of the office by the succeeding Manager. Upon an effective substitution, this Agreement shall remain in full force and effect, except for the change in the Manager, and the business of the Company shall be continued by the successor Manager.

3.8. Retirement by the Manager. The Manager may, subject to Section 3.3(b), retire and withdraw from the Company upon not less than six (6) months written notice to all Members. In the event that the Manager retires and withdraws, Members shall elect a successor Manager within ninety (90) days following the receipt notice of such retirement and withdrawal by a Minimum Percentage of Interests.

3.9. Accrued Compensation. If the Manager is removed as provided in Section 3.7 or should retire and withdraw as provided in Section 3.8, the Manager shall be entitled to all fees and other compensation earned by it through the effective date of its removal or retirement and withdrawal.

ARTICLE IV

INVESTMENT AND OPERATING POLICIES

4.1. Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit at least eighty-six and one-half percent (86.5%) of the Capital Contributions to investments in mortgages (which is inclusive of an amount not to exceed three percent (3.0%) of the Capital Contributions that will be applied towards the Company’s Reserves). The Company may invest in or purchase investments in mortgages of such duration, on such real property, and with such additional security as the Manager, in its sole discretion, shall determine, subject to the investment policies set forth in Section 4.2. These investments in mortgages may be senior to other mortgage loans on real property, all in the sole discretion of the Manager.

4.2. Investment Policy. In making investments in mortgages, the Manager shall follow the investment policies set forth in the Prospectus.

ARTICLE V

THE MEMBERS – CAPITAL CONTRIBUTIONS

5.1. Initial Capital Contributions of Members. Each Member shall initially contribute an amount equal to $10,000, and will be issued two (2) Units at a rate of $5,000 per Unit. Each Member may subscribe for additional Units at a cost of $5,000 per Unit. The Company’s total initial capitalization shall be a maximum of $120,000,000, or 24,000 Units, and a minimum of $1,500,000, or 300 Units; provided, however, that the Manager reserves the right (subject to complying with all applicable laws) to issue additional Units, which may increase the Company’s capitalization up to an additional $380,000,000, or 76,000 Units, for a maximum capitalization of $500,000,000, or 100,000 Units, from time to time, without the approval of Members. The Company shall not begin doing business until it receives a minimum capitalization equal to $1,500,000.

5.2. Classification of Units.

(a) Classification of Units; Designation of Units. The Company shall be authorized to issue four classes of Units, Class A Units, Class B Units, Class C Units and Class D Units. The Company shall appropriately designate each Unit based on the Holding Period(s): (i) selected by the Member in the Company’s subscription agreement (the “Subscription Agreement”) executed and delivered by the Member and as approved by the Manager upon its acceptance of the relevant Subscription Agreement; or (ii) selected by the Member no more than ninety (90) days and no less than sixty-one (61) days prior to the expiration of the Member’s relevant Holding Period, only to the extent accepted by the Manager. The failure of a Member to change the relevant Holding Period for such Member’s applicable Units pursuant to (ii) above or the election by the Manager to reject the request for a change in the designation of the Member’s Units pursuant to (ii) above shall result in the applicable Units of Member continuing to have the same Holding Period(s) and classification(s). If, however, a selection pursuant to (ii) above is accepted, in whole or in part, by the Manager, the selected Holding Period(s) shall apply to the applicable Units and such Units shall be reclassified accordingly.

(b) No Limitation on Ownership or Conversion of Units. Subject to the terms and provisions of this Agreement, and to the extent approved by the Manager, there is no prohibition on whether a Member can own more than one class of Units or convert, at applicable times, Units from one class to another.

5.3. Admission to Company; Subscription Account. To purchase Units, a Person must deliver to the Company an executed Subscription Agreement, together with a cash contribution in immediately available funds, U.S. currency. Generally, subscriptions of qualified investors shall be accepted by the Company on a first-come first-serve basis; provided, however, the Manager reserves the right to admit non-ERISA Plan Investors before ERISA Plan Investors in order for the Company to remain exempt from the application of Title 29 of the Code of

Federal Regulations Part 2510 relating to the definition of plan assets for purposes of ERISA (the “ERISA Plan Asset Regulations”).

5.4. Election to Reinvest or Receive Cash Distributions. Upon subscription for Units, a subscribing Person must elect whether to receive its pro rata share of Distributable Amounts From Operations from the Company on a monthly basis or to allow such Person to reinvest his, her, or its share thereof. Such election will become effective upon the Company’s acceptance of such Person’s subscription, and in the event of an election to reinvest, the written consent of the Manager approving such election. Thereafter, by giving the Manager a notice, substantially in the form attached hereto as Exhibit A, at least five (5) days prior to the effective date of the desired election change (a “Distributions Notice”), a Member may elect to either receive its pro rata share of Distributable Amounts From Operations or (if the Member previously had elected to receive such distributions) not to receive its pro rata share of Distributable Amounts From Operations on a monthly basis and to reinvest the same; provided, however, that (a) in the event of an election to reinvest, the Manager shall have given its written consent thereto, (b) such Member shall continue to meet the investor suitability requirements set forth in the Prospectus and the Subscription Agreement, and (c) such additional Units must be registered under the Act, or be exempt from such registration; and provided further, that such Member shall have received the most current version of the Prospectus. It shall be the responsibility of each Member to promptly notify the Company if such Member no longer meets such suitability requirements. Notwithstanding the foregoing, the Manager shall, at all times, have the right to immediately commence making monthly distributions of Distributable Amounts From Operations to any ERISA Plan Investor, on a last-in first-out basis, that previously elected to reinvest such distributions if such action is, in the Manager’s sole business judgment, reasonably necessary for the Company to remain exempt from the application of the ERISA Plan Asset Regulations. Distributable Amounts From Operations allocable to Members who elect to reinvest will be retained by the Company for purposes of making or investing in additional mortgage loans or for other proper Company purposes, and Reinvestment Units shall be issued to such Members accordingly.

5.5. No Participation in Management. Except as expressly provided herein, Members shall take no part in the conduct or control of the Company’s business and shall have no right or authority to act for or bind the Company. Economic Interest Owners shall have no voting rights whatsoever.

5.6. Rights and Powers of Members. Members shall only have the right to vote upon the matters set forth herein; provided, however, that a Minimum Percentage of Interests is required to approve such matters:

(a) Dissolution and termination of the Company;

(b) Amendment of this Agreement; provided, however, that this Subsection (b) shall not apply to any amendment by the Manager made pursuant to Section 14.4 below, with respect to which matters the Manager alone may act to amend this Agreement without the vote of any Member;

(c) Sale of all or substantially all of the Company Property or merger or consolidation of the Company pursuant to Section 11.3 below; and

(d) Removal of the Manager and election of a successor Manager pursuant to the terms and conditions set forth in Section 3.7 and Section 3.8 hereof.

5.7. Meetings. The Manager, or Members holding a Percentage Interest greater than ten percent (10%) may call a meeting of the Company. If Members representing the requisite Percentage Interest present to the Manager a statement requesting a meeting, or the Manager calls a meeting, the Manager shall provide each Member with at least thirty (30) days advance written notice of each meeting to be held, which notice shall include the date, time, location, and the general purpose(s) thereof. A majority of the Membership Interests, excluding Redeemed Units, shall constitute a quorum at Company meetings. Members may vote in person or by proxy with respect to those matters in which Members have, under this Agreement, approval rights; provided, however, that a Minimum Percentage Interest of all the Membership Interests, excluding Redeemed Units, shall be required for any Member action at such meeting.

5.8. Limited Liability of Members. Units are non-assessable, and no Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any of the losses thereof beyond the amount of such Member’s agreed upon capital contributions (“Capital Contributions”) to the Company and such Member’s share of any undistributed net Profit of the Company; provided, however, that each Member shall remain liable to return to the Company any distribution that such Member is obligated to return pursuant to the NRS. Upon the dissolution and termination of the Company, no Member or Manager shall be liable to pay to the Company or any other Member the amount of any deficit remaining in such Member’s Capital Account.

5.9. Access to Books and Records. During the Company’s normal business hours and with prior written notice of at least five (5) business days, Members and their designated representatives shall have access to all books and records of the Company. An alphabetical list of the names and addresses of all Members, together with the number of Units held by each Member, shall be maintained as a part of the books and records of the Company. The Company shall make the list available upon the written request of any Member or such Member’s representative for such stated purpose, including, without limitation, matters relating to the Members’ voting rights under federal proxy law, if any. A copy of the Member list shall be deposited in the mail, addressed to such requesting Member, within ten (10) business days following the Company’s receipt of such Member’s request. The Company may charge a reasonable fee for a copy of such list. The Member list shall be updated no less frequently than once each calendar quarter so to reflect changes in the information contained therein.

If the Manager neglects or refuses to exhibit, produce, or mail a copy of the Member list as requested, the Manager shall be liable to the requesting Member for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the list and for the actual damages, if any, suffered by that Member due to such refusal or neglect. However, the Company need not exhibit, produce, or mail a copy of the Member list if one of the purposes or reasons for the request therefore is (a) for selling the same or copies thereof, or (b) another commercial purpose that is not consistent with such Member’s interest in the Company as a Member. The Manager may require the Member requesting the list to represent to the Company and the other Member’s that the list is not requested for any of the above-described improper purposes. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

5.10 Reinvestment Units. A Member may purchase fractional Units only with such Member’s pro rata share of Distributable Amounts From Operations if such Member has made a proper election to reinvest and has received the written consent of the Manager, which may be withheld in the Manager’s sole discretion, as provided in Section 5.4 above to do so; provided, however, that such fractional Units shall be of the same class as the Units to which such Member’s applicable share of Distributable Amounts From Operations is derived. Such amounts shall be applied, on the first day of the calendar month succeeding the calendar month to which such distributions are attributable, to purchase fractional Unit(s) with a value to be determined by dividing the amount of such Member’s pro rata share of such distribution by $5,000. For example, if a Member is otherwise entitled to receive a $2,500 distribution attributable to its Class A Units and a $3,000 distribution attributable to its Class C Units on the first day of January 2003 with respect to Distributable Amounts From Operations for December 2002 and such Member has an election to reinvest in effect, then such Member, if the Manager so consents, will be deemed to have purchased one-half ( 1/2) of a Class A Unit ($2,500 divided by $5,000) and three-fifths ( 3/5) of a Class C Unit ($3,000 divided by $5,000) as of January 1, 2003. Solely for purposes of this Section 5.10 and Section 5.4, Distributable Amounts From Operations shall include all amounts of a Member’s Preferred Return made from Distributable Amounts From Sales or Refinancings.

ARTICLE VI

PROFITS AND LOSSES: CASH DISTRIBUTIONS

6.1. Losses. After giving effect to the allocations set for in Section 6.6 herein, Losses shall be allocated to and among all Members in the following order of priority; provided, however, that Losses shall not be allocated to a Member pursuant to this Section 6.1 to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit following such allocation:

(a) First to all the Members in the same proportions as their aggregate unrecouped Profits, if any, that have been previously allocated to them pursuant to Section 6.2(c) below, until all such Profits have been fully recouped;

(b) Second, to all the Members in accordance with their respective Capital Account balances.

6.2. Profits. After giving effect to the allocations set for in Section 6.6 herein, Profits shall be allocated to and among all Members in the following order of priority:

(a) First, to each Member in an amount equal to the distributions of Preferred Return received by each Member pursuant to Sections 6.3 and 6.4 herein;

(b) Second, to all of Members in the same proportions as their aggregate unrecouped Losses, if any, that have been previously allocated to them pursuant to Section 6.1(b) above, until all such Losses have been fully recouped; and

(c) Third, forty percent (40%) to and among all the Members, excluding the Class D Members, in accordance with their then respective Capital Account balances and sixty percent (60%) to and among the Class D Members in accordance with their then respective Capital Account balances.

6.3. Distributable Amounts From Operations. The aggregate Distributable Amounts From Operations shall be distributed to and among all Members as follows:

(a) First, to pay Preferred Returns as follows:

(i) To each Class A Member, Class B Member, and Class C Member, in an amount equal to the Class A Preferred Returns that would be payable to such Member if all such Member’s Units were originally designated as Class A Units upon acceptance of such Member’s Subscription Agreement or renewal pursuant to Section 5.2 herein, but only to the extent that (A) such Member’s cumulative Class A Preferred Returns from the inception of the Company to the end of the current period exceeds (B) the sum of all prior distributions to such Member pursuant to this Section 6.3(a)(i) and Section 6.4(a)(i) herein; and then

(ii) Next, to each Class B Member and Class C Member, but only with respect to their respective Class B Units and Class C Units, in an amount equal to (A) the Class B Preferred Returns that would be payable to such Member if all such Member’s Class B Units and Class C Units were originally designated as Class B Units upon acceptance of such Member’s Subscription Agreement or renewal pursuant to Section 5.2 herein less (B) the Class A Preferred Returns that would be payable to such Member if all such Member’s Class B Units and Class C Units were Class A Units, but only to the extent that (Y) such Member’s cumulative Class B Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member’s Class B Units and Class C Units, pursuant to Section 6.3(a)(i), this Section 6.3(a)(ii), Section 6.4(a)(i), and Section 6.4(a)(ii); and then

(iii) Next, to each Class C Member, but only with respect to such Member’s Class C Units, in an amount equal to (A) the Class C Preferred Returns payable to such Member with respect to such Member’s Class C Units less (B) the Class B Preferred Returns that would be payable to such Member if all such Member’s Class C Units were Class B Units, but only to the extent that (Y) such Member’s cumulative Class C Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member’s Class C Units, pursuant to Section 6.3(a)(i), Section 6.3(a)(ii), this Section 6.3(a)(iii), Section 6.4(a)(i), Section 6.4(a)(ii), and Section 6.4(a)(iii); and then

(b) Second, forty percent (40%) to and among all the Members, excluding the Class D Members, in accordance with their then respective Capital Account balances and sixty percent (60%) to and among all the Class D Members in accordance with their then respective Capital Account balances.

(x) A Member’s share of Distributable Amounts From Operations shall be distributed to such Member only if such Member does not have an effective election to reinvest the same under Section 5.4. With respect to Members who have an effective election to reinvest under Section 5.4, the Company shall retain their distributable amounts and apply the same to purchase Reinvestment Units in accordance with Sections 5.4 and 5.10 above; provided, however, that such amounts shall be deemed to have been distributed to such Members and immediately thereafter contributed to the Company.

(y) Notwithstanding anything contained in this Section 6.3 or in Section 6.4, this Section 6.3(a) and Section 6.4(a) shall be applied so pay the Preferred Returns of all classes of Units for the applicable period before paying any Preferred Return for any class of Units for a subsequent period.

(z) For example, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively for June 2002. Where the Company has $280 with which to make Preferred Return distributions for June 2002, the Preferred Return distributions for June 2002 must be paid as follows: the Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95. For the July 2002, a Class A Unit, Class B Unit, and Class C Unit are each entitled to a Preferred Return of $90, $100, and $110, respectively. Where the Company has $300 with which to make Preferred Return distributions, the Preferred distributions for July 2002 must be paid as follows: the Class B Unit and Class C Unit must receive the remainder of the Preferred Return accrued to them for June 2002 before any Preferred Return for July 2002 can be paid to any Member of any class of Units. Thus, the Class B Unit will receive $5, which is attributable to its unpaid June 2002 Preferred Return, and the Class C Unit will receive $15, which is attributable to its unpaid June 2002 Preferred Return. The remaining $280 ($300 less the remaining June 2002 Preferred Return paid to the Class B Unit and the Class C Unit) must be paid as follows: The Class A Unit is to receive $90, the Class B Units is to receive $95, and the Class C Unit is to receive $95.

6.4. Distributable Amounts From Sales or Refinancings. Distributable Amounts From Sales or Refinancings shall be retained by the Company and used for any Company purpose. If the Company makes distributions of Distributable Amounts From Sales or Refinancings to Members, such distributions shall, after satisfying redemption obligations pursuant to Article X, be made as follows:

(a) First, to pay Preferred Returns as follows:

(i) To each Class A Member, Class B Member, and Class C Member, in an amount equal to the Class A Preferred Returns that would be payable to such Member if all such Member’s Units were originally designated as Class A Units upon acceptance of such Member’s Subscription Agreement or renewal pursuant to Section 5.2 herein, but only to the extent that (A) such Member’s cumulative Class A Preferred Returns from the inception of the Company to the end of the current period exceeds (B) the sum of all prior distributions to such Member pursuant to Section 6.3(a)(i) herein and this Section 6.4(a)(i); and then

(ii) Next, to each Class B Member and Class C Member, but only with respect to their respective Class B Units and Class C Units, in an amount equal to (A) the Class B Preferred Returns that would be payable to such Member if all such Member’s Class B Units and Class C Units were originally designated as Class B Units upon acceptance of such Member’s Subscription Agreement or renewal pursuant to Section 5.2 herein less (B) the Class A Preferred Returns that would be payable to such Member if all such Member’s Class B Units and Class C Units were Class A Units, but only to the extent that (Y) such Member’s cumulative Class B Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member’s Class B Units and Class C Units, pursuant to Section 6.3(a)(i), Section 6.3(a)(ii), Section 6.4(a)(i), and this Section 6.4(a)(ii); and then

(iii) Next, to each Class C Member, but only with respect to such Member’s Class C Units, in an amount equal to (A) the Class C Preferred Returns payable to such Member with respect to such Member’s Class C Units less (B) the Class B Preferred Returns that would be payable to such Member if all such Member’s Class C Units were Class B Units, but only to the extent that (Y) such Member’s cumulative Class C Preferred Returns from the inception of the Company to the end of the current period exceeds (Z) the sum of all prior distributions to such Member, with respect to such Member’s Class C Units, pursuant to Section 6.3(a)(i), Section 6.3(a)(ii), Section 6.3(a)(iii), Section 6.4(a)(i), Section 6.4(a)(ii), and this Section 6.4(a)(iii); and then

(b) Second, forty percent (40%) to and among all the Members, excluding the Class D Members, in accordance with their then respective Capital Account balances and sixty percent (60%) to and among all Class D Members in accordance with their then respective Capital Account balances.

Notwithstanding anything contained in this Section 6.4 or in Section 6.3, Section 6.3(a) and this Section 6.4(a) shall be applied so pay the Preferred Returns of all classes of Units for a given Fiscal Year before paying any Preferred Return for any class of Units for a subsequent Fiscal Year. Refer to the last paragraph of Section 6.3 for an example of the applicable of the preceding sentence.

6.5. Distributions Upon Dissolution. Upon dissolution and termination of the Company, all Distributable Amounts from Operations and Distributable Amounts From Sales or Refinancings shall be distributed to Members in accordance with the provisions of Article XI herein.

6.6. Special Allocation Rules.

(a) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a taxable year, each Member shall be allocated items of income and gain for that taxable year equal to that Member’s share of the net decrease in Company Minimum Gain. A Member’s share of the net decrease in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g). This Section 6.6(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. If during a taxable year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (“partner minimum gain,” as determined under Regulations Section 1.704-2(i)) as of the beginning of that taxable year shall be allocated items of income and gain for that taxable year (and if necessary, for succeeding taxable years) equal to that Member’s share of the net decrease in the Member Minimum Gain. A Member’s share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of Regulations Section 1.704-2(i). This Section 6.6(b) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member, in such capacity, unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4) (regarding depletion deductions), 1.704-1(b)(2)(ii)(d)(5) (regarding certain mandatory allocations under Regulations regarding family partnerships, the so-called varying interest rules or certain in-kind distributions), or 1.704-1(b)(2)(ii)(d)(6) (regarding certain distributions, to the extent they exceed certain expected offsetting increases in a Member’s Capital Account), items of Company income and gain shall be specially allocated to such Members in an amount and a manner sufficient to eliminate, as quickly as possible, the Adjusted Capital Account Deficit of the Member created by such adjustments, allocations, or distributions. Any special allocations of items of income or gain pursuant to this subsection shall be taken into account in computing subsequent allocations of Profits pursuant to this Article VI so that the net amount of any items so allocated and the Profits, Losses, or other items so allocated to each Member pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI as if such unexpected adjustments, allocations, or distributions had not occurred.

(d) Section 704(c) Allocations. In accordance with Code Section 704(c) and the applicable Regulations issued thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among all Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company Property is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflect the purpose of this Agreement. Allocations made pursuant to this subsection (d) are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

(e) Allocation of Code Section 1245 Recapture. Gain recognized under Code Section 1245(a)(1), or any successor federal revenue law, shall be allocated to the Members who received the tax benefits of the depreciation or amortization deductions attributable thereto.

(f) Compliance with Regulations; Other Allocations. This Section 6.6 is intended to comply with certain requirements of the Regulations. The Manager shall make such other special allocations as are required in order to comply with any mandatory provision of the Regulations or to reflect a Member’s Economic Interest in the Company determined with reference to such Member’s right to receive distributions from the Company and such Member’s obligation to pay its expenses and liabilities.

6.7. Interests that Vary During the Year. The Manager shall make pro rata allocations of loss, income, and expense deductions to an additional Member, a substitute Member, or an Economic Interest Owner for that portion of the Company’s tax year in which an additional Member, substitute Member, or Economic Interest Owner held an Economic Interest in accordance with the provisions of Section 706(d) of the Code and the Regulations.

ARTICLE VII

ACCOUNTING AND REPORTS

7.1. Books and Records. The Manager shall cause the Company to keep the following books and records, which shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by the requesting Member, or such Member’s duly authorized representative(s), at such Member’s sole cost and expense during reasonable business hours and upon at least five (5) business days prior written notice to the Manager:

(a) A current list of the full name and last known business or residence address of each Member and known Economic Interest Owner, together with the Capital Contributions, Capital Account, and Percentage Interest of each Member and known Economic Interest Owner;

(b) A current list of the full name and business or residence address of each current or past Manager;

(c) A copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

(d) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

(e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(f) Copies of the financial statements of the Company, if any, for the current and past six (6) Fiscal Years; and

(g) The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past six (6) Fiscal Years.

7.2. Annual Financial Reports and Returns. The Manager shall, at the Company’s expense, cause to be prepared and distributed to each Member, at least annually, audited financial statements prepared in accordance with generally accepted accounting principals accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements shall include:

(a) An audited balance sheet, statement of income or loss, statement of Members’ equity, and a statement of cash flow;

(b) A statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Manager or its Affiliates from the Company for the Fiscal Year completed, showing the amount paid or accrued to each recipient and the respective services performed therefor; and

(c) A report identifying distributions of (i) Distributable Amounts From Operations during such year, (ii) funds held as Reserves in prior years that have been released from Reserves and have been added to Distributable Amounts From Operations, (iii) Distributable Amounts From Sales or Refinancings during such year, (iv) lease payments on net leases with builders and sellers, and (v) Reserves established from Capital Contributions.

Copies of the foregoing financial statements and reports shall be distributed to each Member within ninety (90) days after the close of each Fiscal Year, or as soon as practicable thereafter. Additionally, within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Manager shall cause the Company to distribute such other information that Members may need for the preparation of their respective federal income tax returns.

7.3. Quarterly Reports. If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three (3) quarters in each Fiscal Year that contains unaudited financial statements (consisting of a balance sheet, a statement of income or loss, and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by such report. Copies of the statement and other pertinent information shall be distributed to each Member within sixty (60) days after the close of each applicable quarter.

7.4. Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six (6) years a record of the documentation set forth in the Prospectus.

7.5. Tax Matters Partner. In the event the Company is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Member’s distributive share of Profits, the Manager shall act as the Tax Matters Partner (the “TMP”) and shall have all the powers and duties assigned to the TMP under Code Sections 6221 through 6232 and the Regulations thereunder. Each Member agrees to perform all acts necessary under Code Section 6231 and the Regulations thereunder to designate the Manager as the TMP.

ARTICLE VIII

TRANSFER OF COMPANY INTERESTS

8.1. Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the restrictions set forth herein shall apply to any and all sales, assignments, or transfers of Units or Economic Interests, as the case may be, and any such sale, assignment, or transfer in violation of this Agreement shall be void ab initio:

(a) No Member shall make any transfer or assignment of all or any part of its Units without the prior written consent of the Manager, which consent may be withheld in the sole discretion of the Manager;

(b) No Economic Interest Owner shall make any transfer or assignment of all or any part of its Economic Interests without the prior written consent of the Manager, which consent shall not be unreasonably withheld; provided, however, that such consent shall not entitle any transferee to become a substituted Member;

(c) No Member or Economic Interest Owner shall be entitled to sell, assign, transfer, or convey any part of its Units or Economic Interests, as the case may be, if in the opinion of the Manager or the Company’s then counsel, such sale, assignment, transfer, or conveyance would cause a termination of the Company under Code Section 708; and

(d) No Member or Economic Interest Owner shall be entitled to sell, assign, transfer, or convey any part of its Units or Economic Interests, as the case may be, if in the opinion of the Manager or the Company’s then counsel, such sale, assignment, transfer, or conveyance would cause the Company to be classified as a “publicly traded partnership” within the meaning of Code Section 7704 and the Regulations thereunder, and therefore, the Manager shall not: (i) permit the transfer of any Unit or Economic Interest on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations thereunder; (ii) permit the transfer of any Unit or Economic Interest that would cause the aggregate of the transfers in the Company’s capital or profits to exceed two percent (2%) of the aggregate interests in the Company’s capital and profits; or (iii) permit the redemption, resignation, or withdrawal of any Unit or Economic Interest, except in compliance with the provisions of this Agreement.

8.2. Transfer of Units and Substitution. No assignee of all or any portion of a Unit or an Economic Interest shall have the right to become a substituted Member in place of an assignor unless the following conditions are satisfied; provided, however, that allocations of Profit, Loss, and any and all distributions to be paid pursuant to Sections 6.3 or 6.4 shall accrue and be payable to the transferor for the month in which such conditions are satisfied:

(a) The assignor shall designate such intention in the instrument of assignment;

(b) The written consent of the Manager to such substitution shall be obtained, which consent may be withheld in the sole discretion of the Manager;

(c) The instrument of assignment shall be in a form and substance satisfactory to the Manager;

(d) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Manager may deem necessary to effectuate such substitution, including, without limitation, a power of attorney consistent with provisions more fully described in this Agreement;

(e) The assignee shall accept, adopt, and approve all of the terms and provisions of this Agreement in writing;

(f) The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses (including reasonable attorneys’ fees and costs) connected with such substitution; and

(g) The Company shall have received, if requested, a legal opinion, that is in form and substance satisfactory to the Manager’s counsel that such transfer will not violate the registration provisions of the Act or cause the Company to be classified as “publicly traded partnership” within the meaning of Code Section 7704 and the Regulations thereunder, which opinion shall be furnished at the assignor’s expense.

Any assignment permitted under this Section 8.2 shall become effective as of the end of business on the last day of the month in which the conditions described in this Section 8.2 are satisfied.

8.3. Notice to California Residents

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

8.4. Repurchase of Membership Rights Upon Transfer of Economic Interest. Upon and contemporaneously with any transfer, assignment, conveyance, or sale (whether arising out of an attempted charge upon a Member’s Unit(s) by judicial process, a foreclosure by a creditor of such Member, or otherwise) of such Member’s Economic Interest(s) that does not at the same time transfer the balance of the rights associated with the Unit(s) to which such Economic Interest(s) relate (i.e., the rights of the Member to vote or otherwise participate in the management of the business, property, and affairs of the Company) (the “Partially Transferred Unit(s)”), the Company shall purchase from the Member, and the Member shall sell to Company, for a purchase price equal to one dollar ($1.00) per Partially Transferred Unit, all remaining rights thereto and interests therein that are retained by the Member. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member or as set forth in this Agreement. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests is not unreasonable under the circumstances existing as of the date hereof.

For example, if a Member who holds two (2) Units assigns the Economic Interests pertaining to one (1) Unit in accordance with this Article VIII and if the transferee is not, for any reason, admitted as a substituted Member, then such transferee shall hold the Economic Interest of the one (1) Unit so transferred as an Economic Interest Owner and the transferring Member shall sell the balance of the rights associated with the Partially Transferred Unit to the Company for an amount equal to one dollar ($1.00) (i.e., $1.00 per Partially Transferred Unit). The transferring Member shall retain the remaining one (1) whole Unit.

ARTICLE IX

ROLL-UPS

9.1. Roll-Up Transactions. In connection with a proposed Roll-Up, an appraisal of all Company Property shall be obtained from a competent, independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for such offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Act, and any comparable provision under state law for any material misrepresentation or material omissions in the appraisal. Company Property shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of Company Property as of the date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of Company Property over a twelve (12) month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Company and Members. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up.

In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Members who vote “no” on the proposal the choice of:

(a) Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(b) One of the following:

(i) remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to each Member’s pro-rata share of the appraised value of the net Company Property.

9.2. Prohibitions on Roll-Up Transactions. The Company shall not participate in any of the following Roll-Up transactions:

(a) That would result in Members having democracy rights in the Roll-Up Entity that are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Members shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

(b) That includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Company shall not participate in any proposed Roll-Up that would limit the ability of a Member to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Member.

(c) In which Members’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

(d) In which any of the costs of the transaction would be borne by the Company if the Roll-Up is not approved by Members.

ARTICLE X

RESIGNATION, WITHDRAWAL, AND REDEMPTION

10.1. Resignation, Withdrawal, and Redemption by Members. Except as set forth in this Article X, no Member shall have the right to resign or withdraw from the Company or shall have the right to have any portion of its Capital Account redeemed.

10.2. Limited Right of Redemption. No Member shall have the right to have any portion of its Capital Account redeemed unless such Member delivers written notice (a “Redemption Notice”) to the Manager at least sixty–one (61) days prior to the date such Member desires to have such Units redeemed and such Member obtains the written consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any such redemption shall be at the Redemption Amount and subject to the following terms and conditions:

(a) A Member must provide a Redemption Notice, substantially in the form attached hereto as Exhibit B, to the Manager. On the expiration of the later of (i) the sixty-one (61) day period following the Manager’s receipt of the Redemption Notice, or (ii) the last day of the calendar month during which such sixty-one (61) day period expires (the “Effective Date”), the Manager shall, to the extent Distributable Amounts From Sales or Refinancings that are available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date then available, and on a first-come first-serve basis among all Members, commence to redeem such Member’s Capital Account, at the Redemption Amount, to the extent set forth in such Member’s Redemption Notice.

(b) From the date the Redemption Notice is received by the Manager until the close of the Effective Date, any Distributable Amounts From Operations and Preferred Returns that are allocable to a redeeming

Member shall be distributed to such redeeming Member, as the case may be, in the manner set forth in Section 6.3 and 6.4 herein; provided, however, that such redeeming Member shall not be entitled to any Distributable Amounts From Operations or Preferred Return that, after the Effective Date, would have been attributable to the portion of its Capital Account set forth in such Redemption Notice.

(c) Upon written acceptance of such Redemption Notice by the Manager, the redeeming Member shall be deemed to have given a Distribution Notice electing to receive its pro rata share of Distributable Amounts From Operations and Preferred Returns that are attributable to the portion of its Capital Account set forth in such Redemption Notice.

(d) Notwithstanding any provision in this Section 10.2 to the contrary, the Company may give priority to the Redemption Notices of certain Members as follows:

(i) First, upon the death of the sole beneficiary of a corporate pension or profit-sharing plan, individual retirement account, or other employee benefit plan subject to ERISA or upon the death of an individual Member (each a “Deceased Member”), a Redemption Notice of such Deceased Member shall have priority over a Redemption Notice of all other Members. If the administrator, executor, or other personal representative of the estate of a Deceased Member gives a Redemption Notice, the Company shall, as soon as practicable following the Effective Date, commence to redeem the entire Capital Account of such Deceased Member, from Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date, subject to the availability thereof, on a first-come first-serve basis.

(ii) Second, the Manager, in its sole discretion, shall have the right, at any time, to immediately redeem all or a portion of the Capital Account of one or more ERISA plan investors (the “ERISA Plan Investors”), on an last-in first-out basis, to ensure that the Company remains exempt from the ERISA Plan Asset Regulations. The redemption of such ERISA Plan Investors pursuant to this Section 10.2(d)(ii) shall have priority over the redemptions of all other Members, including, without limitation, Deceased Members.

(e) The redemption of all or any portion of a Member’s Capital Account shall be subject to the following limitations:

(i) The Company shall not establish a reserve from which to fund redemptions, and the Company’s capacity to pay the Redemption Amount to any Member shall be restricted to the availability of Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date. The Company shall not be required to liquidate any Company Property in order to pay all or any portion of any Redemption Amount.

(ii) At the sole discretion of the Manager, the Company may first apply available Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date to pay all or any portion of the Redemption Amount applicable to the redemption of any portion of an ERISA Plan Investor’s Capital Account, on a last-in first-out basis.

(iii) The Company may then apply available Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date to pay the Redemption Amount applicable to the redemption of a portion of a Deceased Member’s Capital Account, on a first-come first-serve basis.

(iv) If Distributable Amounts From Sales or Refinancings available after paying Preferred Returns and the Capital Contributions of Members admitted after the applicable Effective Date are, at that time, inadequate to satisfy all or any portion of any Member’s Redemption Amount, the Company shall not be required to liquidate any mortgage loans prior to maturity for the purpose of paying such Redemption Amount, but may pay whatever of such amounts are then available to satisfy any Redemption Amounts owed to such Deceased Members and ERISA Plan Investors in the order set forth above and, in the case of all other Members, in the order such Member’s Redemption Notice was received by the Company.

(v) If a Redemption Notice that is accepted would cause the aggregate value of such Member’s remaining Capital Account to fall below $10,000, then the Manager shall redeem, and such Member shall be deemed to have requested the redemption of, all of such Member’s Capital Account, notwithstanding anything to the contrary contained in such Member’s Redemption Notice.

(vi) The Company shall pay interest on the Redemption Amount at the then effective Class A Preferred Return rate, which interest shall be cumulative but not subject to compounding.

(f) If the Company dissolves pursuant to Section 11.1 herein at a time when any Member that has previously given a Redemption Notice that has been accepted by the Manager and that has not yet been satisfied in full, then in such event the winding up provisions of Section 11.2 herein shall apply and the distribution provisions of Section 11.2(c) shall be controlling.

10.3. Early Redemption Fee. Notwithstanding any other provision of this Agreement and except with respect to redemptions pursuant to Section 10.2(d), to the extent that a Member fails to provide Redemption Notice that properly requests a redemption as of the expiration of the applicable Holding Period, then, that such Member shall, upon the Manager’s acceptance of such Redemption Notice, be assessed an early redemption fee equal to five percent (5%) of the initial Capital Contribution attributable to the requested redemption, with seventy-five percent (75%) of such fee being paid to the Manager and twenty-five percent (25%) being paid to the Company.

10.4. Manager Discretion. Within the sole discretion of the Manager, reasonably exercised, the Manager may modify or amend the provisions of Section 10.2, except as to Deceased Members and ERISA Plan Investors, to ensure the company shall not be classified as a “publicly traded partnership” within the meaning of Code Section 7704 and the Regulations thereunder.

10.5. Resignation, Withdrawal, and Redemption by Manager. Notwithstanding any provision to the contrary contained herein, a Manager that is also a Member may not resign or withdraw from the Company or have or cause any portion of its Capital Account to be redeemed while serving as a Manager.

ARTICLE XI

DISSOLUTION OF THE COMPANY;

MERGER OF THE COMPANY

11.1. Events Causing Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

(a) The election of the Manager, in its sole discretion, to dissolve the Company;

(b) The affirmative vote of a Minimum Percentage of Interests; or

(c) The failure of a Minimum Percentage of Interests to elect a new Manager within ninety (90) days after the removal of the existing Manager as provided in Section 3.7, or notice of retirement of the existing Manager as provided in Section 3.8.

11.2. Winding Up. Upon the occurrence of an event of dissolution, the Company shall not immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Company, the Manager shall wind up the Company’s affairs as follows:

(a) The Company shall not make or purchase any new loans or conduct any new business;

(b) Except as may be agreed upon by the Manager and a Minimum Percentage of Interests in connection with a merger or consolidation described in Section 11.3, the Manager shall liquidate Company Property as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties (including, without limitation, the Manager or Affiliates of the Manager) or by servicing the Company’s outstanding loans in accordance with their terms; provided, however, that the Manager shall liquidate all Company Property for the best price reasonably obtainable in order to completely wind up the Company’s affairs within two (2) years after an event of dissolution occurs;

(c) All Profits and Losses resulting from the activities set forth in Section 11.2(b) above shall be allocated to and among the Members as set forth in Sections 6.1 and 6.2 above;

(d) Except as may be agreed upon by the Manager and a Minimum Percentage of Interests in connection with a merger or consolidation described in Section 11.3, all sums of cash held by the Company as of the date or event dissolution occurs (including, without limitation, liquid assets that shall be converted to cash), together with all sums of cash received by the Company during the winding up process from any source whatsoever, and any remaining Company Property shall be applied and promptly distributed to all Members in proportion to their then respective positive Capital Account balances, but only after all Company Liabilities have been paid or otherwise adequately provided for and all outstanding Redemption Amounts have been paid; and

(e) Upon the completion of the liquidation of the Company and distribution of liquidation proceeds, the Manager shall cause to be filed a Certificate of Dissolution as required by the NRS (“Certificate of Dissolution”) and shall furnish to each Member a statement setting forth the receipts and disbursements of the Company during such liquidation, the amount of proceeds from such liquidation distributed, and the amount of proceeds paid or distributed to Members.

11.3. Merger or Consolidation of the Company. Subject to Article IX, the Company may be merged or consolidated with one or more other entities, which may be Affiliates of the Company; provided, however, that the principal terms of any such merger or consolidation are first approved by the Manager and by the affirmative vote of a Minimum Percentage of Interests. In any such merger or consolidation, the Company may be either a disappearing or surviving entity.

ARTICLE XII

TRANSACTIONS BETWEEN THE COMPANY,

THE MANAGER AND AFFILIATES

12.1. Loan Brokerage Commission. USA Commercial Mortgage Company, an Affiliate or its successors or assigns, will receive a brokerage or origination fee for loans made by the Company in an amount not to exceed five percent (5%) of the principal amount of each loan per annum. Such fee may be lower depending on market conditions. Loan brokerage commissions will be paid to USA Commercial Mortgage Company either at the time the loan is funded or over the life of the loan.

12.2. Asset Management Fee and Loan Servicing. The Manager may act as servicing agent with respect to all Company loans and may manage all of the Company’s Property. In consideration for such collection and management efforts, the Manager shall be entitled to receive a loan servicing and asset management fee equal to one and one-half percent (1.50%) per annum of the Assets Under Management, which shall be paid monthly at a rate of one-eighth of one percent (0.125%) of Assets Under Management as of the last day of each calendar month and be payable on or before the fifteenth (15th) day of the following calendar month.

12.3. Sale of Real Estate to the Manager or its Affiliates. In the event the Company becomes the owner of any real property by foreclosure on a Company loan, the Company may sell such property to the Manager or an Affiliate of the Manager; provided, however, that the purchase price must be not less than: (a) the amount of the highest third-party offer received, if any; (b) the independently appraised value of such property at the time of sale; or (c) the total amount of the Company’s “investment” in the property. The Company’s “investment” shall include, without limitation, the unpaid principal amount of the Company’s loan, unpaid interest accrued through the date of foreclosure, expenditures made to protect the Company’s interest in the property (such as payments for insurance and taxes), costs of foreclosure (including attorneys’ fees actually incurred to prosecute the foreclosure or to obtain relief from the automatic stay in bankruptcy), and any advances made by the Manager on behalf of the Company for any of the foregoing.

A portion of the purchase price may be paid by an Affiliate of the Manager executing a promissory note in favor of the Company, secured by a deed of trust on the property being sold. The note may be in the amount of the entire purchase price of the property to be paid by the Affiliate or any portion thereof, and the note shall contain terms and conditions comparable to those that would be contained in notes executed by third parties.

If the Company acquires property through foreclosure, USA Commercial Real Estate Group or an Affiliate of the Manager may serve as the listing broker in the sale of such property. USA Commercial Real Estate Group or such Affiliate would earn a reasonable brokerage commission, not to exceed six percent (6.0%), or the applicable percentage set forth in the NASAA Guidelines.

12.4. Legal Fees. Documentation of some of the Company’s loans may be prepared by the general counsel for USA Commercial Mortgage Company, which is the sole stockholder of USA Investment Partners, LLC, which is the manager of the Manager. These legal fees will be paid by the borrower under such loans.

12.5. Placement Agent Fees. USA Securities, LLC, an affiliate of the Manager, and its representatives, will receive a commission up to three percent (3.0%) for each Unit sold pursuant to the Offering. These commissions will be paid by the Manager with non-Company funds.

12.6. Sale of Loans to Manager or Affiliates. The Company may sell existing loans to the Manager or its Affiliates, only if the Company receives net sales proceeds from such sale in an amount equal to the total unpaid balance of principal, accrued interest, and other charges owing under such loan. Notwithstanding the foregoing, the Manager shall be under no obligation to purchase any loans from the Company or to guarantee any payments under any Company loan.

12.7. Miscellaneous Fees. The Manager may receive miscellaneous fees from borrowers and/or the Company. Such fees include, without limitation, reconveyance fees, demand fees, messenger service fees, and reimbursement for accounting fees.

12.8. Purchase of Loans from Manager or Affiliates. The Company may purchase existing loans from the Manager or its Affiliates; provided, however, that the following conditions are met:

(a) At the time of purchase the borrower shall not be default under the loan; and

(b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the Manager or its Affiliates by any person by reason of such purchase (except loan origination fees).

12.9. Loan Participations with Affiliates. Some of the Company’s loans may be funded or purchased in participation with other entities or funds that have been sponsored by USA Commercial Mortgage Company, other Affiliates of the Manager, or with other investors who are clients of USA Commercial Mortgage Company or other Affiliates of the Manager.

12.10. Change in Manager; Early Termination Fee. If USA Capital Realty Advisors, LLC ceases to be the Manager or is replaced as the Manager without Cause, then the affiliated parties specifically identified in this Article XII may change. Such affiliated parties may be replaced by Affiliates of the new Manager for purposes of this Agreement. To the extent that the Manager is removed other than for Cause pursuant to Section 3.7 herein, the Manager shall be entitled to receive an early termination fee equal to one and one-half percent (1.5%) of the Assets Under Management as of the close of business on the last day of the calendar month in which the Manager’s removal is effective. Such fee shall be paid in a single lump-sum payment on or before the fifteenth (15) day of the calendar month following the calendar month in which the Manager’s removal is effective.

ARTICLE XIII

ARBITRATION

13.1. Arbitration. As among the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement may be resolved through arbitration, and such arbitration shall be governed by the rules of the American Arbitration Association.

13.2. Demand for Arbitration. If a dispute should arise under this Agreement, any Member may, within sixty (60) days from the date such dispute arises, make a demand for arbitration by filing a demand in writing with the other.

13.3. Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three arbitrators. Each party to the arbitration shall have the right to appoint one arbitrator by sending written notice to the other party within five (5) days after demand for arbitration is given. The third arbitrator shall be chosen by the two arbitrators appointed by the parties to the arbitration. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) may, in their sole discretion, proceed ex-parte.

13.4. Hearing. Arbitration shall take place in Las Vegas, Nevada, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so selected. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

13.5. Arbitration Award. If there is only one arbitrator, the arbitrator’s decision shall be binding and conclusive on the parties to the arbitration, and if there are three arbitrators, the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of a decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any court having jurisdiction; or such court may vacate, modify, or correct the award in accordance with the prevailing sections of Nevada law.

13.6. New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

13.7. Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

ARTICLE XIV

MISCELLANEOUS

14.1. Covenant to Sign Documents. Without limiting the power of attorney granted by Sections 2.6 and 2.7 above, each Member covenants, for such Member and such Member’s successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents, and other writings that may be necessary or expedient in the creation of the Company and the achievement of its purposes, including, without limitation, all such filings, records, or publications necessary or appropriate in the judgment of the Manager to comply with the applicable laws of any jurisdiction in which the Company shall conduct its business.

14.2. Notices. Except as otherwise expressly provided for in this Agreement, all notices that any Member may desire or may be required to give the Company or any other Member shall be in writing and shall be deemed actually received when delivered personally or four (4) days following deposit in the United States mail, first-class postage prepaid, addressed to the Member’s address as shown in the books of the Company pursuant to written notification to the Manager. Notices to the Manager or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter changed as provided herein.

14.3. Right to Engage in Competing Business. Nothing contained herein shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing, or managing any other venture of any kind. No other Member shall have the right of participation therein and each Member waives any right he may have against the Manager and any other Member for using information received as a consequence of participation in the Company or the management of the Company.

14.4. Amendment. This Agreement is subject to amendment by the affirmative vote of a Minimum Percentage of Interests and the written consent of the Manager. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement without the vote or consent of a Minimum Percentage of Interests or any Members, when:

(a) There is a change in the name of the Company;

(b) There is a change in the amount of the contribution of any Member;

(c) A Person is substituted as a Member;

(d) An additional Member is admitted;

(e) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(f) There is a change in the character of the business of the Company;

(g) There is a false or erroneous statement in this Agreement; or

(h) A change in this Agreement is required in order to accurately represent the understanding among all Members.

14.5. Governing Law; Venue. This Agreement shall be governed by and shall be interpreted and enforced in accordance with the procedural and substantive laws of the State of Nevada. Subject to the arbitration provisions of Article XIII above, each Member and each holder of an Economic Interest: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State Court, County of Clark, or in the United States District Court for the District of Nevada; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (c) irrevocably consents to the jurisdiction of the Nevada State Court, County of Clark, and the United States District Court for the District of Nevada in any such suit, action or proceeding.

14.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

14.7. Representations, Warranties, and Covenants of Members. Each Member hereby acknowledges that the Company is relying on the representations, warranties, and covenants set forth in such Member’s Subscription Agreement with respect to such Member’s suitability in issuing Units to such Member. Each Member represents and warrants to, and covenants and agrees with the Company that: (a) such Member is not making a market in the Units; (b) such Member will not transfer any Unit on an “established securities market” or a “secondary market (or substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations thereunder; and (c) such Member will not transfer any Unit through “matching services” within the meaning of Code Section 7704 that is not approved in advance by the Manager. Each Member shall indemnify and hold harmless the Company against all damages, losses, or expenses incurred by the Company with respect to a breach of any representation, warranty, or covenant of such Member or, in the case such Member’s continued suitability, such Member fails to notify the Company as to such Member’s lack of continued suitability, and shall defend the Company in any action or proceeding with respect to such breach.

14.8. Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other breach or default.

14.9. Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

14.10. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference only, and in no way define, limit, extend, or describe the scope of this Agreement.

14.11. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. In the event there is more than one Manager, any consent or action required or permitted to be given or made by a Manager may be given or made by any Manager.

14.12. Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by the Manager on behalf of all Members as their attorney-in-fact.

14.13. Legal Representation.

(a) Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and all Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules (“Rules”). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units (“Company Counsel”) is not involved in the underwriting, documentation or routine servicing of loans made or acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that, in the absence of a clear and explicit written agreement, Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

(b) Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the other Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

14.14. Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to Company Property.

14.15. Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary to comply with any laws, rules, or regulations.

14.16. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right or use of any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

14.17. Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

14.18. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

14.19. Attorneys’ Fees. In the event any party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, other than an arbitration proceeding pursuant to Article XIII above, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys’ fees by the other party, such fees to be set by the court and not by a jury, and to be included in any judgment entered in such proceeding.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

MANAGER:	USA CAPITAL REALTY ADVISORS, LLC

	By:	USA Investment Partners, LLC

		By:	USA Commercial Mortgage Company

		By:	/s/ JOSEPH D. MILANOWSKI, President
Joseph D. Milanowski, President

MEMBERS:	USA CAPITAL REALTY ADVISORS, LLC, as attorney-in-fact for the persons listed on Schedule A attached hereto

	By:	USA Investment Partners, LLC

		By:	USA Commercial Mortgage Company

		By:	/s/ JOSEPH D. MILANOWSKI, President
Joseph D. Milanowski, President

SCHEDULE A

LIST OF MEMBERS/UNIT OWNERSHIP

(AS OF MARCH 29, 2001)

MEMBER	NUMBER AND CLASS OF UNITS	CAPITAL CONTRIBUTION
USA Capital Realty Advisors, LLC 4484 South Pecos Road Las Vegas, Nevada 89121	10 Class D Units	$50,000

EXHIBIT A

FORM OF DISTRIBUTIONS NOTICE

USA Capital Realty Advisors, LLC

4484 South Pecos Road

Las Vegas, Nevada 89121

Ladies/Gentlemen:

I am an investor in USA Capital First Trust Deed Fund, LLC (the “Fund”). By checking in the space below, I am exercising my election to change how my future Fund distributions are treated.

☐	My Fund distributions are currently paid to me on a monthly basis to the extent available. I hereby elect to have all future Fund distributions, if any, reinvested in the Fund through the purchase of additional unit(s), rather than distributed to me on a monthly basis. I acknowledge that I have received and reviewed the most current prospectus for the Fund and that the Manager must consent to my election in writing before the same will become effective.

☐	My Fund distributions are currently reinvested in the Fund through the purchase of additional unit(s). I hereby elect to have all future Fund distributions paid to me on a monthly basis. All future Fund distributions should be mailed to me at the address given below.

This election is subject to all of the terms and conditions set forth in the Fund’s prospectus and the Fund’s operating agreement, as amended.

[Name of investor]	[Date]

[Signature of investor]	[Current address of investor]

EXHIBIT B

FORM OF REDEMPTION NOTICE

USA Capital Realty Advisors, LLC

4484 South Pecos Road

Las Vegas, Nevada 89121

Ladies/Gentlemen:

I am an investor in USA Capital First Trust Deed Fund (the “Fund”). I hereby elect to have the following amount of my investment in the Fund redeemed:

$	[Specify dollars amount that you seek to have redeemed; if your proposed redemption would cause your investment in the Fund to fall below $10,000, then your whole investment will be redeemed.]

Class	[Specify the class of membership units that you seek to have redeemed.]

Months	[Specify the holding period applicable to your class of membership units.]

I understand that this redemption election is subject to all of the terms and conditions contained in the prospectus and the operating agreement for the Fund. I understand that the Fund does not maintain reserves to fund redemptions and that my request for redemption will be subject to available Distributable Amounts from Sales or Refinancings (as defined in the Fund’s operating agreement) and the Capital Contributions (as defined in the Fund’s operating agreement) of Investors that are admitted to the Fund after the date this redemption notice becomes effective. I acknowledge that under the prospectus and the operating agreement, the redemption elections of certain types of investors may have priority over my redemption request. Finally, I understand that the Fund is under no obligation to accept this request and, if this redemption election is made during the term of the holding period applicable to my class of membership units, the Fund, in its sole and absolute discretion, may accept this request and will charge an early redemption fee equal to 5% of my initial investment, with 75% of such fee being paid to USA Capital Realty Advisors, LLC, as manager of the Fund, and 25% being paid to the Fund. All redemption payments shall be mailed to the address given below.

[Name of investor]	[Date]

[Signature of investor]	[Current address of investor]

EXHIBIT C

FORM OF REQUEST FOR CHANGE OF CLASSIFICATION

USA Capital Realty Advisors, LLC

4484 South Pecos Road

Las Vegas, Nevada 89121

Ladies/Gentlemen:

I am an investor in USA Capital First Trust Deed Fund, LLC (the “Fund”). Through this notice, I am requesting a change in the class of my membership units in the Fund and, as a result, a change in the holding period and the preferred return applicable to my membership units in the Fund. In this regard, I am requesting that the following membership units in the Fund,

             membership units (insert number), all designated as Class          Units (insert class) be converted into the following class(es) in the following amount(s):

	Class A Units	Class B Units	Class C Units
Number:	Units	Units	Units

This request for change in classification is subject to all of the terms and conditions set forth in the Fund’s prospectus and the Fund’s operating agreement, as amended, including, without limitation, the prior written approval of the change in classification by USA Capital Realty Advisors, LLC, the Fund’s manager, which may be withheld in its sole discretion.

[Name of investor]	[Date]

[Signature of investor]	[Current address of investor]

ACKNOWLEDGEMENT

On behalf of the Fund, USA Capital Realty Advisors, LLC, the Fund’s manager, hereby:

☐	Rejects the above request for change in classification such that the membership units referenced above shall remain in the same class, have the same holding period or bear the same preferred return.
☐	Approves the request for change in classification as follows:

	Class A Units	Class B Units	Class C Units
Number:	Units	Units	Units

The undersigned hereby executes this Acknowledgement as of                  , 20    .

USA CAPITAL REALTY ADVISORS, LLC, as manager of USA Capital First Trust Deed Fund, LLC

By:

Its:

APPENDIX B—PRIOR PERFORMANCE TABLES

USA Capital First Trust Deed Fund, LLC is affiliated with the following mortgage loan program and two real estate programs, all of which are sponsored by USA Commercial Mortgage Company and its affiliates:

•	USA Capital Diversified Trust Deed Fund, LLC, managed by our manager;

•	Tanamera Resort Partners, LLC, managed by Tanamera Development, LLC; and

•	South Meadows Apartments, LLC.

Of the three programs, only USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners have conducted any significant operations related to their respective offerings as of the year ended December 31, 2003. South Meadows Apartments, LLC began offering its units to the public in April of 2004. Only USA Capital Diversified Trust Deed Fund has investment policies and objectives similar to those of the Fund.

Since only USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners have conducted any significant operations with respect to their offerings, the information presented in the following tables represents unaudited historical experience of these entities only. In addition, the information contained in these tables does not relate to our operations and the purchase of our units will not create any ownership interest in the programs included in the following tables. None of the information in the tables is covered by a report of an independent certified public accountant. The purpose of the tables is to provide information from the prior performance of USA Commercial Mortgage Company and its affiliates. For a narrative summary of the prior performance of USA Commercial Mortgage Company and its affiliates, see the “Prior Performance Information” section of this prospectus.

Table I—Current Programs of USA Commercial Mortgage Company and its Affiliates

Table I sets forth certain information with respect to the funds raised by USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners as of December 31, 2003.

Table II—Compensation to USA Commercial Mortgage Company and its Affiliates

Table II sets forth certain information with respect to the compensation paid and payable to USA Commercial Mortgage Company and its affiliates by USA Capital Diversified Trust Deed Fund for the four-year period ended December 31, 2003 and Tanamera Resort Partners for the three-year period ended December 31, 2003.

Table III.A—Operating Results of USA Capital Diversified Trust Deed Fund, LLC

Table III.A sets forth certain information with respect to the operating results of USA Capital Diversified Trust Deed Fund for the years ended December 31, 2003, 2002, 2001 and 2000.

Table III.B—Operating Results of Tanamera Resort Partners, LLC

Table III.B sets forth certain information with respect to the operating results of Tanamera Resort Partners for the years ended December 31, 2003, 2002 and 2001.

Table I—Current Programs of USA Commercial Mortgage Company and its Affiliates

The following table sets forth certain information with respect to the funds raised by USA Capital Diversified Trust Deed Fund and Tanamera Resort Partners as of December 31, 2003. USA Capital Diversified Trust Deed Fund did not renew their offering of 8,000 of its membership units at a price of $25,000 per unit for an aggregate offering amount of $200,000,000. As a result, such offering expired in June of 2004. Tanamera Resort Partners has completed an offering, which was fully subscribed, of 1,000 of its membership units at a price of $50,000 per unit for an aggregate offering amount of $50,000,000.

As previously noted, since South Meadows Apartments, LLC just began it offering in April 2004, the following table omits such information for that program.

	USA CAPITAL DIVERSIFIED TRUST DEED FUND, LLC		TANAMERA RESORT PARTNERS, LLC
Dollar amount offered	$200,000,000		$50,000,000
Dollar amount raised	$177,923,973	100.0%	50,000,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	0	0.0%	$1,000,000	2.0%
Organizational expenses[1]	0	0.0%	$50,000	0.1%
Reserves (0.5% and 0.0%, respectively)	$889,620	0.5%	0	0.0%
Percent available for investment	99.5%		97.9%

Acquisition costs[2]:
Prepaid items and fees related to purchase of property	0	0.0%	$310,325	0.9%
Cash down payment	0	0.0%	$6,911,000	19.3%
Acquisition fees	0	0.0%	0	0.0%

Total acquisition cost	0	0.0%	$7,221,325	20.2%
Percent leverage (mortgage financing divided by total acquisition cost)[3]	0.0%		69.7%

Date offering began		May 25, 2000		January 18, 2001
Length of offering (in months as of December 31, 2004)		42 months		35 months

Months to invest 90% of amount available for investment (measured from beginning of offering)		N/A		N/A

[1]	Since the manager for USA Capital Diversified Trust Deed Fund has paid the relevant organizational expenses and selling commissions without seeking reimbursement from USA Capital Diversified Trust Deed Fund or any other party, these expenses are not reflected in the table above. With respect to Tanamera Resort Partners, LLC, Tanamera Resort Partners, LLC paid organizational expenses of $50,000 and selling commissions of $1,000,000 from the gross proceeds of its offering of membership units.
[2]	The acquisition costs represent the actual costs related to the initial purchase of the relevant real property and do not include any subsequent capitalized development costs.
[3]	The percent leverage represents the percentage as of the relevant dates of acquisition and does not reflect the reduction, refinancing or repayment of any mortgage financing subsequent to such dates.

Table II—Compensation to USA Commercial Mortgage Company and its Affiliates

The following table sets forth certain information with respect to the compensation paid and payable to USA Commercial Mortgage Company and its affiliates by USA Capital Diversified Trust Deed Fund for the four-year period ended December 31, 2003 and by Tanamera Resort Partners for the three-year period ended December 31, 2003. As previously noted, since South Meadows Apartments, LLC just began offering its units in April 2004, the following table omits such information for this program.

TYPE OF COMPENSATION	USA CAPITAL DIVERSIFIED TRUST DEED FUND, LLC	TANAMERA RESORT PARTNERS, LLC
Date offering commenced	May 25, 2000	January 18, 2001

Dollar amount raised as of December 31, 2003	$177,923,973	$50,000,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	$0	$1,000,000
Acquisition fees	$0	$0
—Real estate commissions	$0	$0
—Advisory fees	$0	$0
Other	$0	$0

Dollar amount of cash generated from operations before deducting payments to sponsor	$7,074,960	$49,965,992

Amount paid to sponsor from operations:
Property management fees	$0	$1,265,000[2]
Partnership management fees	$1,262,198[1]	$1,000,000[3]
Reimbursements	$0	$286,500[4]
Leasing commissions	$0	$0[5]
Other	$0	$0

Dollar amount of property sales and refinancing before deducting payments to sponsor:
—Cash	$0	$49,791,335
—Notes	$0	$0

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$0	$0
Incentive fees	$0	$1,300,000[6]
Other	$0	$1,150,000[7]

[1]	With respect to USA Capital Diversified Trust Deed Fund, USA Capital Realty Advisors, LLC, its manager, is entitled to an asset management fee of 1%. For the years ended December 31, 2003, 2002, 2001 and 2000, USA Capital Realty Advisors, LLC agreed to waive a portion of its asset management fees and receive $1,262,198, $488,468, $148,500 and $0, respectively. The waiver was based on the desire of USA Capital Realty Advisors, LLC to increase the returns payable to investors of USA Capital Diversified Trust Deed Fund. In addition, USA Capital Realty Advisors, LLC incurred organizational expenses of $51,494, $95,000 and $68,000 during the years ended December 31, 2002, 2001 and 2000, respectively, on behalf of USA Capital Diversified Trust Deed Fund for which it will not seek reimbursement from either USA Capital Diversified Trust Deed Fund or any other party.
[2]	Tanamera Resort Partners paid property management fees related to construction services to Tanamera Commercial Development an affiliates of its manager, of $1,265,000, $913,586 and $0 during the years ended December 31, 2003, 2002 and 2001, respectively.
[3]	Tanamera Resort Partners paid partnership management fees to its manager, Tanamera Development, LLC, of $1,000,000, $336,500 and $368,000 paid during the years ended December 31, 2003, 2002 and 2001, respectively.

[4]	Tanamera Resort Partners paid reimbursements to Tanamera Commercial Development, LLC, an affiliates of its manager, of $286,500, $900,468 and $349,134 during the years ended December 31, 2003, 2002 and 2001, respectively.
[5]	Tanamera Resort Partners paid leasing commissions to USA Commercial Real Estate Group, an affiliate of its manager, of $0, $5,696 and $0 during the years ended December 31, 2003, 2002 and 2001, respectively.
[6]	Tanamera Resort Partners paid asset disposition fees to Tanamera Development, LLC, its manager, of $130,000,000, $193,362 and $0 during the years ended December 31, 2003, 2002 and 2001, respectively.
[7]	With respect to the other fees paid during the years ended December 31, 2003, 2002 and 2001, Tanamera Resort Partners paid $1,150,000, $512,907 and $279,450 during the years ended December 31, 2003, 2002 and 2001, respectively, to USA Commercial Mortgage Company for underwriting, originating, funding and servicing certain loans secured by the real property of Tanamera Resort Partners.

The fees to be earned by USA Capital Realty Advisors, LLC and its affiliates with respect to the services relating to the offering conducted by and the management of the operations of USA Capital Diversified Trust Deed Fund are substantially similar to the fees to be earned with respect to USA Capital First Trust Deed Fund. The only differences in the fees to be earned are:

•	Payment by borrowers of a loan brokerage fee ranging from 2%-4% per annum of the principal amount of each loan made by USA Capital Diversified Trust Deed Fund, rather than 2%-5% per annum of the principal amount of each loan made by USA Capital First Trust Deed Fund;

•	Payment of an asset management and loan servicing fee of 1.0% per annum of the assets under management for USA Capital Diversified Trust Deed Fund, rather than 1.5% per annum of its assets under management for USA Capital First Trust Deed Fund;

•	Payment to registered issuer agents for USA Capital Diversified Trust Deed Fund of a selling commission of up to 1.0% of each unit sold, rather than the payment to USA Securities, LLC or its selected dealers of a selling commission of up to 3.0% of each unit sold; and

•	Allocation to USA Capital Realty Advisors, LLC of 60% of our profits after the payment of preferred returns to investors, and 60% of our losses, in accordance with the terms of our operating agreement.

Table III.A—Operating Results of USA Capital Diversified Trust Deed Fund, LLC

The following table sets forth certain information with respect to the operating results of USA Capital Diversified Trust Deed Fund for the years ended December 31, 2003, 2002, 2001 and 2000.

	YEARS ENDED DECEMBER 31,
	2003	2002	2001	2000
Gross revenues	$7,074,960	$9,046,474	$5,944,519	$813,028
Less: Operating expenses	$2,337,874	$762,468	$0	$0
Management fees[1]	$1,262,198	$488,498	$148,567	$0
Provision for loan losses	$10,000,000	$0	$0	$0
Interest expense	$67,083	$0	$86,158	$0
Net Income—GAAP Basis	$(6,592,195)	$7,795,508	$5,709,794	$813,028
Taxable income from operations	—	$7,795,508	$5,709,794	$813,028

Cash generated from operations	$7,074,960	$9,046,474	$5,944,519	$813,028
Cash generated from sales	$0	0	0	$0
Cash generated from refinancing	$0	0	0	$0
Less: Cash distributions to investors
—From operating cash flow[2]	$0	$7,795,508	$5,704,994	$813,028
—From sales and refinancing	$0	$0	$0	$0
—From return of capital	$14,908,614	$3,201,113	$0	$0
Cash generated (deficiency) after cash distributions[2]	$(7,833,654)	$(1,950,147)	$239,525	$0

Less: Cash Special items (not including sales and refinancing) (identify and quantify)[2]	$0	$0	$0	$0
Cash generated (deficiency) after cash distributions and special items[2]	$(7,833,654)	$(1,950,147)	$239,525	$0
Reinvested distributions	$5,451,545	$3,891,112	$2,315,378	$305,335
Cash balance	$(2,382,109)	$1,940,965	$2,554,903	$305,335

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—From operations	$0.00	$68.00	$80.18	$35.73
—From recapture	$0.00	$0.00	$0.00	$0.00
Capital gain (loss)	$0.00	$0.00	$0.00	$0.00
Cash Distributions to Investors Source (on GAAP basis)
—Investment income	$(42.23)	$68.39	$82.18	$35.73
—Return of capital	$95.49	$28.08	—	$0.00
Source (on cash basis)
—Sales	$0.00	$0.00	$0.00	$0.00
—Refinancing	$0.00	$0.00	$0.00	$0.00
—Operations	$(42.23)	$68.39	$82.18	$35.73
—Other	$0.00	$0.00	$0.00	$0.00

[1]	Although entitled to an asset management fee of 1%, USA Capital Realty Advisors, LLC, its manager, agreed to waive a portion of its fees and receive $488,468 and $148,500 for the years ended December 31, 2002 and 2001, respectively. The waivers were based on the desire of USA Capital Realty Advisors, LLC to increase the returns payable to investors of USA Capital Diversified Trust Deed Fund, LLC.
[2]	The cash distributions to investors during the years ended December 31, 2003, 2002 and 2001, include reinvested distributions of $5,451,545, $3,733,934 and $1,849,351, respectively. Accordingly, the cash actually paid out to investors was $9,457,069, $7,262,687 and $3,402,816 during the years ended December 31, 2003, 2002 and 2001, respectively.

Table III.B—Operating Results of Tanamera Resort Partners, LLC

The following table sets forth certain information with respect to the operating results of Tanamera Resort Partners for the years ended September 30, 2003, 2002 and 2001.1

	YEARS ENDED SEPTEMBER 30,
	2003	2002	2001
Gross revenues	$49,965,992	$4,436,079	$69,377
Profit on sale of properties	$9,931,305	$883,783	$0
Less: Operating expenses	$46,584,552	$6,311,619	$813,061
Less: Minority interest in income of subsidiary	$311,320	$104,287	$0
Less: Net (loss) from discontinued operations	$9,574,696	$3,639,664	$0
Net Income (Loss)—GAAP Basis	$(6,504,576)	$(5,619,491)	$(743,684)
Taxable income from operations	$0	$0	$0
Cash generated from operations	$174,657	$114,318	$69,377
Cash generated from sales	$49,791,335	$4,321,761	$0
Cash generated from refinancing	$0	$0	$0
Less: Cash distributions to investors
—From operating cash flow	$0	$0	$0
—From sales and refinancing	$0	$0	$0
—From return of capital	$4,942,673	$2,951,639	$537,220
Cash generated (deficiency) after cash distributions	$45,023,319	$1,484,440	$(984,192)
Less: Cash Special items (not including sales and refinancing)	$0	$0	$0
Cash generated (deficiency) after cash distributions and special items	$45,023,319	$1,484,440	$(984,192)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—From operations	$(128.04)	$(170.16)	$(44.27)
—From recapture	$0	$0.00	$0.00
Capital gain (loss)	$(128.04)	$(170.16)	$(44.27))
Cash Distributions to Investors Source (on GAAP basis)
—Investment income	$0	$0.00	$0.00
—Return of capital	$97.30	$89.38	$31.98
Source (on cash basis)
—Sales	$0	$0.00	$0.00
—Refinancing	$0	$0.00	$0.00
—Operations	$0	$0.00	$0.00
—Other	$97.30	$89.38	$31.98
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table[2]	62.22%	84.6%	100.0%

[1]	Although Tanamera Resort Partners, LLC was organized as a Nevada limited-liability company on September 5, 2000, Tanamera Resort Partners, LLC did not commence operations until January 2001.
[2]	The amount, in percentage terms, that remained invested in program properties was calculated by dividing the aggregate cost of developed real estate attributed to property sold by the aggregate purchase price for real estate purchased.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures About Market Risk

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, codified at Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by the use of terminology such as “believe,” “may,” “will,” “expect,” “anticipate,” “intend,” “designed,” “estimate,” “should” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements involve known or unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: changes in interest rates; changes in the real estate development market; changes in general economic and business conditions; and other factors detailed from time to time in the our reports filed with the Securities and Exchange Commission.

Since we invest in mortgage loans and make distributions of preferred returns to our members, we will be exposed to market risk related primarily to changes in interest rates. The exposure to interest rate risk relates to the relationship between the interests rates earned from our mortgage loans and the preferred returns payable to our investors. Generally, we will invest in mortgage loans that will have an initial term of between one and three years and we will provide investors with fixed preferred returns over the course of the investors’ relevant holding period. We rely upon our management to adapt to prevailing interest rates by adjusting the interest rates we charge on our mortgage loan investments, to the extent possible, and the preferred returns we agree to pay to our investors. Since the rates we earn from our mortgage loan investments and the preferred returns we agree to pay to our investors are fixed through the relevant term of the mortgage loan or the holding period of an investment, our exposure to changes in interest rates is minimized. However, although we have the ability to adjust the preferred returns payable to our investors in light of the interest rates we charge on our mortgage loans, the changes in interest rates and other market conditions, we may be faced with the situation where the actual interest rates earned on our mortgage loans fall below the preferred returns payable to investors. This situation would occur if we agree to pay to our investors preferred returns that exceed the interest rates on our mortgage loans. To the extent that the interest rates earned on our mortgage loans are less than the preferred returns payable to investors, we may not have sufficient cash available for distribution to satisfy the preferred returns payable to investors.

In addition, as of the date of this registration statement, we have not entered into any lines of credit, credit facilities or other loan agreements, have not dealt in any foreign currencies and do not own any options, futures, swaps or other derivative instruments.

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred, and estimated to be incurred, in connection with this offering are as follows:

Securities and Exchange Commission Registration Fee	$17,105

NASD Fees	$14,000

Blue Sky Fees	$30,000

Accounting Fees and Expenses	$30,000

Legal Fees and Expenses	$300,000

Printing	$50,000

Miscellaneous	$30,000

$457,104.50

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

In March 2001, we issued 10 limited-liability company units to USA Capital Realty Advisors, LLC, our manager. The transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers

Our operating agreement provides that our manager is not liable to us or to any member for any loss suffered which arises out of the manager’s action or inaction, so long as the manager, in good faith, determined that the course of conduct was in our best interest and did not constitute intentional misconduct, fraud, or knowing violation of the law. The manager is also entitled to indemnification from us, at our expense, against any loss, expense, claim or liability (including reasonable attorney’s fees) resulting from the assertion of any claim or legal proceeding relating to the performance or non-performance of any act concerning our activities, including claims or legal proceedings brought by a third party or by members, on their own behalf or as a derivative suit. We may pay for indemnity insurance in which the manager is indemnified or insured against liability or loss arising out of its actual or asserted misfeasance or nonfeasance in the performance of its duties or out of any actual or asserted wrongful act. We shall pay the expenses of our manager, as incurred in defending a civil or criminal action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager to repay the amount if a court of competent jurisdiction ultimately determines that we are not required to indemnify the manager. The liability and indemnification provisions explained above are applicable not only to our manager, but also to its managers, members, officers, employees and agents.

We have been informed that in the opinion of the Securities and Exchange Commission, indemnification of our manager for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36. Financial Statements and Exhibits

a. Financial Statements:

See “Index to Financial Statements” and the financial statements appearing thereafter in Part I of this registration statement.

b. Exhibits:

See exhibits listed on the Exhibit Index following the signature page of the Form S-11 which is incorporated herein by reference.

Item 37. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) to reflect in any such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendment is filed.

(4) To remove from registration any of the securities being registered which remain at the termination of the offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(6) To send to each member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on October 27, 2004.

USA CAPITAL FIRST TRUST DEED FUND, LLC

By:	USA CAPITAL REALTY ADVISORS, LLC, its sole manager

	By:	USA INVESTMENT PARTNERS, LLC, its sole manager

		By:	/S/ JOSEPH D. MILANOWSKI
JOSEPH D. MILANOWSKI, its co-manager

		By:	/S/ THOMAS A. HANTGES
THOMAS A. HANTGES, its co-manager

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas A. Hantges and Joseph D. Milanowski, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS A. HANTGES Thomas A. Hantges	Co-Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	October 27, 2004

/S/ JOSEPH D. MILANOWSKI Joseph D. Milanowski	Co-Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	October 27, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT NAME	PAGE

2.1	Form of Placement Agreement with USA Securities, LLC	**

2.2	Form of Amended and Restated Placement Agreement with USA Securities, LLC	*****

2.3	Form of Placement Agreement with USA Securities, LLC	2.3-1

2.4	Form of Selected Dealer Agreement	*****

2.5	Form of Selected Dealer Agreement	2.5-1

3.1	Articles of Organization	*

3.2	Second Amended and Restated Operating Agreement (included as Appendix A to the prospectus filed herewith)	—

4.1	Subscription Agreement and Power of Attorney	**

4.2	Amended and Restated Subscription Agreement and Limited Power of Attorney	*****

4.3	Subscription Agreement and Limited Power of Attorney	4.3-1

5.1	Opinion of Kummer Kaempfer Bonner & Renshaw, with respect to the legality of the units	5.1-1

8.1	Opinion of Santoro, Driggs, Walch, Kearney, Johnson & Thompson, with respect to federal income tax matters	8.1-1

10.1	Form of Construction Loan Agreement	10.1-1

10.2	Form of Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing	10.2-1

10.3	Form of Promissory Note	10.3-1

23.1	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.1)	—

23.2	Consent of Santoro, Driggs, Walch, Kearney, Johnson & Thompson (contained in Exhibit 8.1)	—

23.3	Consent of Beadle, McBride, Evans & Reeves, LLP for USA Capital First Trust Deed Fund, LLC and USA Capital Realty Advisors, LLC	23.3-1

*	=	Previously filed as an exhibit to the registrant’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2001.
**	=	Previously filed as an exhibit to the registrant’s Pre-Effective Amendment No. 3 to its Registration Statement on Form S-11, as filed with the SEC on August 30, 2002.
***	=	Previously filed as an exhibit to the registrant’s Pre-Effective Amendment No. 4 to its Registration Statement on Form S-11, as filed with the SEC on September 30, 2002.
****	=	Previously filed as an exhibit to the registrant’s Pre-Effective Amendment No. 7 to its Registration Statement on Form S-11, as filed with the SEC on November 5, 2002.
*****	=	Previously filed as an exhibit to the registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-11, as filed with the SEC on June 27, 2003.